BLUE SHIELD
CONTROLLED AFFILIATE LICENSE AGREEMENT
(Includes revisions adopted by Member Plans through their March 15, 2007 meeting)
     This Agreement by and among Blue Cross and Blue Shield Association (“BCBSA”) and ___ (“Controlled Affiliate”), a Controlled Affiliate of the Blue Shield Plan(s), known as ___ (“Plan”), which is also a Party signatory hereto.
     WHEREAS, BCBSA is the owner of the BLUE SHIELD and BLUE SHIELD Design service marks;
     WHEREAS, Plan and Controlled Affiliate desire that the latter be entitled to use the BLUE SHIELD and BLUE SHIELD Design service marks (collectively the “Licensed Marks”) as service marks and be entitled to use the term BLUE SHIELD in a trade name (“Licensed Name”);
     NOW THEREFORE, in consideration of the foregoing and the mutual agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
1.	GRANT OF LICENSE
     Subject to the terms and conditions of this Agreement, BCBSA hereby grants to Controlled Affiliate the right to use the Licensed Marks and Name in connection with, and only in connection with: (i) health care plans and related services, as defined in BCBSA’s License Agreement with Plan, and administering the non-health portion of workers’ compensation insurance, and (ii) underwriting the indemnity portion of workers’ compensation insurance, provided that Controlled Affiliate’s total premium revenue comprises less than 15 percent of the sponsoring Plan’s net subscription revenue.
     This grant of rights is non-exclusive and is limited to the Service Area served by the Plan. Controlled Affiliate may use the Licensed Marks and Name in its legal name on the following conditions: (i) the legal name must be approved in advance, in writing, by BCBSA; (ii) Controlled Affiliate shall not do business outside the Service Area under any name or mark; and (iii) Controlled Affiliate shall not use the Licensed Marks and Name, or any derivative thereof, as part of any name or symbol used to identify itself in any securities market. Controlled Affiliate may use the Licensed Marks and Name in its Trade Name only with the prior, written, consent of BCBSA.
2.	QUALITY CONTROL
     A. Controlled Affiliate agrees to use the Licensed Marks and Name only in connection with the licensed services and further agrees to be bound by the conditions regarding quality control shown in attached Exhibit A as they may be amended by BCBSA from time-to-time.
Amended as of November 16, 2000

     B. Controlled Affiliate agrees to comply with all applicable federal, state and local laws.
     C. Controlled Affiliate agrees that it will provide on an annual basis (or more often if reasonably required by Plan or by BCBSA) a report or reports to Plan and BCBSA demonstrating Controlled Affiliate’s compliance with the requirements of this Agreement including but not limited to the quality control provisions of this paragraph and the attached Exhibit A.
     D. Controlled Affiliate agrees that Plan and/or BCBSA may, from time-to-time, upon reasonable notice, review and inspect the manner and method of Controlled Affiliate’s rendering of service and use of the Licensed Marks and Name.
     E. As used herein, a Controlled Affiliate is defined as an entity organized and operated in such a manner, that it meets the following requirements:
(1) A Plan or Plans authorized to use the Licensed Marks in the Service Area of the Controlled Affiliate pursuant to separate License Agreement(s) with BCBSA, other than such Controlled Affiliate’s License Agreement(s), (the “Controlling Plan(s)”), must have the legal authority directly or indirectly through wholly-owned subsidiaries to select members of the Controlled Affiliate’s governing body having not less than 50% voting control thereof and to:
     (a) prevent any change in the articles of incorporation, bylaws or other establishing or governing documents of the Controlled Affiliate with which the Controlling Plan(s) do(es) not concur;
     (b) exercise control over the policy and operations of the Controlled Affiliate at least equal to that exercised by persons or entities (jointly or individually) other than the Controlling Plan(s); and
Notwithstanding anything to the contrary in (a) through (b) hereof, the Controlled Affiliate’s establishing or governing documents must also require written approval by the Controlling Plan(s) before the Controlled Affiliate can:
(i)	change its legal and/or trade names;

(ii)	change the geographic area in which it operates;

(iii)	change any of the type(s) of businesses in which it engages;

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(iv)	create, or become liable for by way of guarantee, any indebtedness, other than indebtedness arising in the ordinary course of business;

(v)	sell any assets, except for sales in the ordinary course of business or sales of equipment no longer useful or being replaced;

(vi)	make any loans or advances except in the ordinary course of business;

(vii)	enter into any arrangement or agreement with any party directly or indirectly affiliated with any of the owners or persons or entities with the authority to select or appoint members or board members of the Controlled Affiliate, other than the Plan or Plans (excluding owners of stock holdings of under 5% in a publicly traded Controlled Affiliate);

(viii)	conduct any business other than under the Licensed Marks and Name;

(ix)	take any action that any Controlling Plan or BCBSA reasonably believes will adversely affect the Licensed Marks and Name.
In addition, a Plan or Plans directly or indirectly through wholly owned subsidiaries shall own at least 50% of any for-profit Controlled Affiliate.
Or
(2) A Plan or Plans authorized to use the Licensed Marks in the Service Area of the Controlled Affiliate pursuant to separate License Agreement(s) with BCBSA, other than such Controlled Affiliate’s License Agreement(s), (the “Controlling Plan(s)”), have the legal authority directly or indirectly through wholly-owned subsidiaries to select members of the Controlled Affiliate’s governing body having more than 50% voting control thereof and to:
(a)	prevent any change in the articles of incorporation, bylaws or other establishing or governing documents of the Controlled Affiliate with which the Controlling Plan(s) do(es) not concur;

(b)	exercise control over the policy and operations of the Controlled Affiliate.
In addition, a Plan or Plans directly or indirectly through wholly-owned subsidiaries shall own more than 50% of any for-profit Controlled Affiliate.

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3.	SERVICE MARK USE
     A. Controlled Affiliate recognizes the importance of a comprehensive national network of independent BCBSA licensees which are committed to strengthening the Licensed Marks and Name. The Controlled Affiliate further recognizes that its actions within its Service Area may affect the value of the Licensed Marks and Name nationwide.
     B. Controlled Affiliate shall at all times make proper service mark use of the Licensed Marks and Name, including but not limited to use of such symbols or words as BCBSA shall specify to protect the Licensed Marks and Name and shall comply with such rules (generally applicable to Controlled Affiliates licensed to use the Licensed Marks and Name) relative to service mark use, as are issued from time-to-time by BCBSA. Controlled Affiliate recognizes and agrees that all use of the Licensed Marks and Name by Controlled Affiliate shall inure to the benefit of BCBSA.
     C. Controlled Affiliate may not directly or indirectly use the Licensed Marks and Name in a manner that transfers or is intended to transfer in the Service Area the goodwill associated therewith to another mark or name, nor may Controlled Affiliate engage in activity that may dilute or tarnish the unique value of the Licensed Marks and Name.
     D. If Controlled Affiliate meets the standards of 2E(1) but not 2E(2) above and any of Controlled Affiliate’s advertising or promotional material is reasonably determined by BCBSA and/or the Plan to be in contravention of rules and regulations governing the use of the Licensed Marks and Name, Controlled Affiliate shall for ninety (90) days thereafter obtain prior approval from BCBSA of advertising and promotional efforts using the Licensed Marks and Name, approval or disapproval thereof to be forthcoming within five (5) business days of receipt of same by BCBSA or its designee. In all advertising and promotional efforts, Controlled Affiliate shall observe the Service Area limitations applicable to Plan.
     E. Notwithstanding any other provision in the Plan’s License Agreement with BCBSA or in this Agreement, Controlled Affiliate shall use its best efforts to promote and build the value of the Licensed Marks and Name.

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4.	SUBLICENSING AND ASSIGNMENT
     Controlled Affiliate shall not, directly or indirectly, sublicense, transfer, hypothecate, sell, encumber or mortgage, by operation of law or otherwise, the rights granted hereunder and any such act shall be voidable at the sole option of Plan or BCBSA. This Agreement and all rights and duties hereunder are personal to Controlled Affiliate.
5.	INFRINGEMENT
     Controlled Affiliate shall promptly notify Plan and Plan shall promptly notify BCBSA of any suspected acts of infringement, unfair competition or passing off that may occur in relation to the Licensed Marks and Name. Controlled Affiliate shall not be entitled to require Plan or BCBSA to take any actions or institute any proceedings to prevent infringement, unfair competition or passing off by third parties. Controlled Affiliate agrees to render to Plan and BCBSA, without charge, all reasonable assistance in connection with any matter pertaining to the protection of the Licensed Marks and Name by BCBSA.
6.	LIABILITY INDEMNIFICATION
     Controlled Affiliate and Plan hereby agree to save, defend, indemnify and hold BCBSA harmless from and against all claims, damages, liabilities and costs of every kind, nature and description (except those arising solely as a result of BCBSA’s negligence) that may arise as a result of or related to Controlled Affiliate’s rendering of services under the Licensed Marks and Name.
7.	LICENSE TERM
     A. Except as otherwise provided herein, the license granted by this Agreement shall remain in effect for a period of one (1) year and shall be automatically extended for additional one (1) year periods unless terminated pursuant to the provisions herein.
     B. This Agreement and all of Controlled Affiliate’s rights hereunder shall immediately terminate without any further action by any party or entity in the event that: (i) the Plan ceases to be authorized to use the Licensed Marks and Name; or (ii) pursuant to Paragraph 15(a)(x) of the Blue Cross License Agreement the Plan ceases to be authorized to use the Licensed Names and Marks in the geographic area served by the Controlled Affiliate provided, however, that if the Controlled Affiliate is serving more than one State or portions thereof, the termination of this Agreement shall be limited to the State(s) or portions thereof in which the Plan’s license to use the Licensed Marks and Names is terminated. By not appealing or challenging such regulatory action within the time prescribed by law or regulation, and in any event no later than 120 days after such action is taken, a Plan shall be deemed to have exhausted its rights to appeal or challenge, and automatic termination shall proceed.
Amended as of September 14, 2004

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     C. Notwithstanding any other provision of this Agreement, this license to use the Licensed Marks and Name may be forthwith terminated by the Plan or the affirmative vote of the majority of the Board of Directors of BCBSA present and voting at a special meeting expressly called by BCBSA for the purpose on ten (10) days written notice to the Plan advising of the specific matters at issue and granting the Plan an opportunity to be heard and to present its response to the Board for: (1) failure to comply with any applicable minimum capital or liquidity requirement under the quality control standards of this Agreement; or (2) failure to comply with the “Organization and Governance” quality control standard of this Agreement; or (3) impending financial insolvency; or (4) for a Smaller Controlled Affiliate (as defined in Exhibit A), failure to comply with any of the applicable requirements of Standards 2, 3, 4, 5 or 7 of attached Exhibit A; or (5) the pendency of any action instituted against the Controlled Affiliate seeking its dissolution or liquidation of its assets or seeking appointment of a trustee, interim trustee, receiver or other custodian for any of its property or business or seeking the declaration or establishment of a trust for any of its property or business, unless this Controlled Affiliate License Agreement has been earlier terminated under paragraph 7(e); or (6) failure by a Controlled Affiliate that meets the standards of 2E(1) but not 2E(2) above to obtain BCBSA’s written consent to a change in the identity of any owner, in the extent of ownership, or in the identity of any person or entity with the authority to select or appoint members or board members, provided that as to publicly traded Controlled Affiliates this provision shall apply only if the change affects a person or entity that owns at least 5% of the Controlled Affiliate’s stock before or after the change; or (7) such other reason as is determined in good faith immediately and irreparably to threaten the integrity and reputation of BCBSA, the Plans, any other licensee including Controlled Affiliate and/or the Licensed Marks and Name.
     D. Except as otherwise provided in Paragraphs 7(B), 7(C) or 7(E) herein, should Controlled Affiliate fail to comply with the provisions of this Agreement and not cure such failure within thirty (30) days of receiving written notice thereof (or commence a cure within such thirty day period and continue diligent efforts to complete the cure if such curing cannot reasonably be completed within such thirty day period) BCBSA or the Plan shall have the right to issue a notice that the Controlled Affiliate is in a state of noncompliance. If a state of noncompliance as aforesaid is undisputed by the Controlled Affiliate or is found to exist by a mandatory dispute resolution panel and is uncured as provided above, BCBSA shall have the right to seek judicial enforcement of the Agreement or to issue a notice of termination thereof. Notwithstanding any other provisions of this Agreement, any disputes as to the termination of this License pursuant to Paragraphs 7(B), 7(C) or 7(E) of this Agreement shall not be subject to mediation and mandatory dispute resolution. All other disputes between BCBSA, the Plan and/or Controlled Affiliate shall be submitted promptly to mediation and mandatory dispute resolution. The mandatory dispute resolution panel shall have authority to issue orders for specific performance and assess monetary penalties. Except, however, as provided in Paragraphs 7(B) and 7(E) of this Agreement, this license to use the Licensed Marks and Name may not be finally terminated for any reason without the affirmative vote of a majority of the present and voting members of the Board of Directors of BCBSA.

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     E. This Agreement and all of Controlled Affiliate’s rights hereunder shall immediately terminate without any further action by any party or entity in the event that:
     (1) Controlled Affiliate shall no longer comply with item 2(E) above;
     (2) Appropriate dues, royalties and other payments for Controlled Affiliate pursuant to paragraph 9 hereof, which are the royalties for this License Agreement, are more than sixty (60) days in arrears to BCBSA; or
     (3) Any of the following events occur: (i) a voluntary petition shall be filed by Controlled Affiliate seeking bankruptcy, reorganization, arrangement with creditors or other relief under the bankruptcy laws of the United States or any other law governing insolvency or debtor relief, or (ii) an involuntary petition or proceeding shall be filed against Controlled Affiliate seeking bankruptcy, reorganization, arrangement with creditors or other relief under the bankruptcy laws of the United States or any other law governing insolvency or debtor relief and such petition or proceeding is consented to or acquiesced in by Controlled Affiliate or is not dismissed within sixty (60) days of the date upon which the petition or other document commencing the proceeding is served upon the Controlled Affiliate, or (iii) an order for relief is entered against Controlled Affiliate in any case under the bankruptcy laws of the United States, or Controlled Affiliate is adjudged bankrupt or insolvent as those terms are defined in the Uniform Commercial Code as enacted in the State of Illinois by any court of competent jurisdiction, or (iv) Controlled Affiliate makes a general assignment of its assets for the benefit of creditors, or (v) any government or any government official, office, agency, branch, or unit assumes control of Controlled Affiliate or delinquency proceedings (voluntary or involuntary) are instituted, or (vi) an action is brought by Controlled Affiliate seeking its dissolution or liquidation of its assets or seeking the appointment of a trustee, interim trustee, receiver or other custodian for any of its property or business, or (vii) an action is instituted by any governmental entity or officer against Controlled Affiliate seeking its dissolution or liquidation of its assets or seeking the appointment of a trustee, interim trustee, receiver or other custodian for any of its property or business and such action is consented to or acquiesced in by Controlled Affiliate or is not dismissed within one hundred thirty (130) days of the date upon which the pleading or other document commencing the action is served upon the Controlled Affiliate, provided that if the action is stayed or its prosecution is enjoined, the one hundred thirty (130) day period is tolled for the duration of the stay or injunction, and provided further, that the Association’s Board of Directors may toll or extend the 130 day period at any time prior to its expiration, or (viii) a trustee, interim trustee, receiver or other custodian for any of Controlled Affiliate’s property or business is appointed or the Controlled Affiliate is ordered dissolved or liquidated. Notwithstanding any other provision of this Agreement, a declaration or a request for declaration of the existence of a trust over any of the Controlled Affiliate’s property or business shall not in itself be deemed to constitute or seek appointment of a trustee, interim trustee, receiver or other custodian for purposes of subparagraphs 7(e)(3)(vii) and (viii) of this Agreement.
Amended as of March 18, 2004

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     F. Upon termination of this Agreement for cause or otherwise, Controlled Affiliate agrees that it shall immediately discontinue all use of the Licensed Marks and Name, including any use in its trade name.
     G. Upon termination of this Agreement, Controlled Affiliate shall immediately notify all of its customers that it is no longer a licensee of BCBSA and, if directed by the Association’s Board of Directors, shall provide instruction on how the customer can contact BCBSA or a designated licensee to obtain further information on securing coverage. The notification required by this paragraph shall be in writing and in a form approved by BCBSA. The BCBSA shall have the right to audit the terminated entity’s books and records to verify compliance with this paragraph.
     H. In the event this Agreement terminates pursuant to 7(b) hereof, or in the event the Controlled Affiliate is a Larger Controlled Affiliate (as defined in Exhibit A), upon termination of this Agreement, the provisions of Paragraph 7.G. shall not apply and the following provisions shall apply, except that, in the event of a partial termination of this Agreement pursuant to Paragraph 7(B)(ii) of this Agreement, the notices, national account listing, payment, and audit right listed below shall be applicable solely with respect to the geographic area for which the Plan’s license to use the Licensed Names and Marks is terminated:
     (1) The Controlled Affiliate shall send a notice through the U.S. mails, with first class postage affixed, to all individual and group customers, providers, brokers and agents of products or services sold, marketed, underwritten or administered by the Controlled Affiliate under the Licensed Marks and Name. The form and content of the notice shall be specified by BCBSA and shall, at a minimum, notify the recipient of the termination of the license, the consequences thereof, and instructions for obtaining alternate products or services licensed by BCBSA, subject to any conflicting state law and state regulatory requirements. This notice shall be mailed within 15 days after termination.
     (2) The Controlled Affiliate shall deliver to BCBSA within five days of a request by BCBSA a listing of national accounts in which the Controlled Affiliate is involved (in a control, participating or servicing capacity), identifying the national account and the Controlled Affiliate’s role therein.
     (3) Unless the cause of termination is an event respecting BCBSA stated in paragraph 15(a) or (b) of the Plan’s license agreement with BCBSA to use the Licensed Marks and Name, the Controlled Affiliate, the Plan, and any other Licensed Controlled Affiliates of the Plan shall be jointly liable for payment to BCBSA of an amount equal to the Re-Establishment Fee (described below) multiplied by the number of Licensed Enrollees of the Controlled Affiliate; provided that if any other Plan is permitted by BCBSA to use marks or names licensed by BCBSA in the Service Area established by this Agreement, the Re-Establishment Fee shall be multiplied by a fraction, the numerator of which is the number of Licensed Enrollees of the Controlled Affiliate, the Plan, and any other Licensed Controlled Affiliates and the denominator of which is the total number of Licensed Enrollees in the Service Area.
Amended as of June 16, 2005

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The Re-Establishment Fee shall be indexed to a base fee of $80. The Re- Establishment Fee through December 31, 2005 shall be $80. The Re-Establishment Fee for calendar years after December 31, 2005 shall be adjusted on January 1 of each calendar year up to and including January 1, 2010 and shall be the base fee multiplied by 100% plus the cumulative percentage increase or decrease in the Plans’ gross administrative expense (standard BCBSA definition) per Licensed Enrollee since December 31, 2004. The adjustment shall end on January 1, 2011, at which time the Re-Establishment Fee shall be fixed at the then-current amount and no longer automatically adjusted. For example, if the Plans’ gross administrative expense per Licensed Enrollee was $278.60, $285.00 and $290.00 for calendar year end 2004, 2005 and 2006, respectively, the January 1, 2007 Re-Establishment Fee would be $83.27 (100% of base fee plus $1.84 for calendar year 2005 and $1.43 for calendar year 2006. Licensed Enrollee means each and every person and covered dependent who is enrolled as an individual or member of a group receiving products or services sold, marketed or administered under marks or names licensed by BCBSA as determined at the earlier of (i) the end of the last fiscal year of the terminated entity which ended prior to termination or (ii) the fiscal year which ended before any transactions causing the termination began. Notwithstanding the foregoing, the amount payable pursuant to this subparagraph H. (3) shall be due only to the extent that, in BCBSA’s opinion, it does not cause the net worth of the Controlled Affiliate, the Plan or any other Licensed Controlled Affiliates of the Plan to fall below 100% of the Health Risk-Based Capital formula, or its equivalent under any successor formula, as set forth in the applicable financial responsibility standards established by BCBSA (provided such equivalent is approved for purposes of this sub paragraph by the affirmative vote of three-fourths of the Plans and three-fourths of the total then current weighted vote of all the Plans); measured as of the date of termination, and adjusted for the value of any transactions not made in the ordinary course of business. This payment shall not be due in connection with transactions exclusively by or among Plans or their affiliates, including reorganizations, combinations or mergers, where the BCBSA Board of Directors determines that the license termination does not result in a material diminution in the number of Licensed Enrollees or the extent of their coverage. At least 50% of the Re-Establishment Fee shall be awarded to the Plan (or Plans) that receive the new license(s) for the service area(s) at issue; provided, however, that such award shall not become due or payable until all disputes, if any, regarding the amount of and BCBSA’s right to such Re-Establishment Fee have been finally resolved; and provided further that the award shall be based on the final amount actually received by BCBSA. The Board of Directors shall adopt a resolution which it may amend from time to time that shall govern BCBSA’s use of its portion of the award. In the event that the Controlled Affiliate’s license is reinstated by BCBSA or is deemed to have remained in effect without interruption by a court of competent jurisdiction, BCBSA shall reimburse the Controlled Affiliate (and/or the Plan or its other Licensed Controlled Affiliates, as the case may be) for payments made under this subparagraph 7.H.(3) only to the extent that such payments exceed the amounts due to BCBSA pursuant to paragraph 7.M. and any cost associated with reestablishing the Service Area, including any payments made by BCBSA to a Plan or Plans (or their Licensed Controlled Affiliates) for purposes of replacing the Controlled Affiliate.
Amended as June 16, 2005

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     (4) BCBSA shall have the right to examine and audit and/or hire at terminated entity’s expense a third party auditor to examine and audit the books and records of the Controlled Affiliate, the Plan, and any other Licensed Controlled Affiliates of the Plan to verify compliance with this paragraph 7.H.
     (5) Subsequent to termination of this Agreement, the terminated entity and its affiliates, agents, and employees shall have an ongoing and continuing obligation to protect all BCBSA and Blue Licensee data that was acquired or accessed during the period this Agreement was in force, including but not limited to all confidential processes, pricing, provider, discount and other strategic and competitively sensitive information (“Blue Information”) from disclosure, and shall not, either alone or with another entity, disclose such Blue Information or use it in any manner to compete without the express written permission of BCBSA.
     (6) As to a breach of 7.H.(1), (2), (3), (4) or (5) the parties agree that the obligations are immediately enforceable in a court of competent jurisdiction. As to a breach of 7.H.(1), (2) or (4) by the Controlled Affiliate, the parties agree there is no adequate remedy at law and BCBSA is entitled to obtain specific performance.
     I. This Agreement shall remain in effect until terminated by the Controlled Affiliate upon not less than eighteen (18) months written notice to the Association or upon a shorter notice period approved by BCBSA in writing at its sole discretion, or until terminated as otherwise provided herein.
     J. In the event the Controlled Affiliate is a Smaller Controlled Affiliate (as defined in Exhibit A), the Controlled Affiliate agrees to be jointly liable for the amount described in H.3.and M. hereof upon termination of the BCBSA license agreement of any Larger Controlled Affiliate of the Plan.
     K. BCBSA shall be entitled to enjoin the Controlled Affiliate or any related party in a court of competent jurisdiction from entry into any transaction which would result in a termination of this Agreement unless the Plan’s license from BCBSA to use the Licensed Marks and Names has been terminated pursuant to 10(d) of the Plan’s license agreement upon the required 6 month written notice.
     L. BCBSA acknowledges that it is not the owner of assets of the Controlled Affiliate.
     M. In the event that the Plan has more than 50 percent voting control of the Controlled Affiliate under Paragraph 2(E)(2) above and is a Larger Controlled Affiliate (as defined in Exhibit A), then the vote called for in Paragraphs 7(C) and 7(D) above shall require the affirmative vote of three-fourths of the Plans and three-fourths of the total then current weighted vote of all the Plans.
Amended as of June 16, 2005

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     N. In the event this Agreement terminates and is subsequently reinstated by BCBSA or is deemed to have remained in effect without interruption by a court of competent jurisdicition, the Controlled Affiliate, the Plan, and any other Licensed Controlled Affiliates of the Plan shall be jointly liable for reimbursing BCBSA the reasonable costs incurred by BCBSA in connection with the termination and the reinstatement or court action, and any associated legal proceedings, including but not limited to: outside legal fees, consulting fees, public relations fees, advertising costs, and costs incurred to develop, lease or establish an interim provider network. Any amount due to BCBSA under this subparagraph may be waived in whole or in part by the BCBSA Board of Directors in its sole discretion.
8.	DISPUTE RESOLUTION
     The parties agree that any disputes between them or between or among either of them and one or more Plans or Controlled Affiliates of Plans that use in any manner the Blue Shield and Blue Shield Marks and Name are subject to the Mediation and Mandatory Dispute Resolution process attached to and made a part of Plan’s License from BCBSA to use the Licensed Marks and Name as Exhibits 5, 5A and 5B as amended from time-to-time, which documents are incorporated herein by reference as though fully set forth herein.
9.	LICENSE FEE
     Controlled Affiliate will pay to BCBSA a fee for this License determined pursuant to the formula(s) set forth in Exhibit B.
10.	JOINT VENTURE
     Nothing contained in the Agreement shall be construed as creating a joint venture, partnership, agency or employment relationship between Plan and Controlled Affiliate or between either and BCBSA.
Amended as of June 16, 2005

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11.	NOTICES AND CORRESPONDENCE
     Notices regarding the subject matter of this Agreement or breach or termination thereof shall be in writing and shall be addressed in duplicate to the last known address of each other party, marked respectively to the attention of its President and, if any, its General Counsel.
12.	COMPLETE AGREEMENT
     This Agreement contains the complete understandings of the parties in relation to the subject matter hereof. This Agreement may only be amended by the affirmative vote of three-fourths of the Plans and three-fourths of the total then current weighted vote of all the Plans as officially recorded by the BCBSA Corporate Secretary.
13.	SEVERABILITY
     If any term of this Agreement is held to be unlawful by a court of competent jurisdiction, such findings shall in no way affect the remaining obligations of the parties hereunder and the court may substitute a lawful term or condition for any unlawful term or condition so long as the effect of such substitution is to provide the parties with the benefits of this Agreement.
14.	NONWAIVER
     No waiver by BCBSA of any breach or default in performance on the part of Controlled Affiliate or any other licensee of any of the terms, covenants or conditions of this Agreement shall constitute a waiver of any subsequent breach or default in performance of said terms, covenants or conditions.
14A.	VOTING
For all provisions of this Agreement referring to voting, the term ‘Plans’ shall mean all entities licensed under the Blue Cross License Agreement and/or the Blue Shield License Agreement, and in all votes of the Plans under this Agreement the Plans shall vote together. For weighted votes of the Plans, the Plan shall have a number of votes equal to the number of weighted votes (if any) that it holds as a Blue Cross Plan plus the number of weighted votes (if any) that it holds as a Blue Shield Plan. For all other votes of the Plans, the Plan shall have one vote. For all questions requiring an affirmative three-fourths weighted vote of the Plans, the requirement shall be deemed satisfied with a lesser weighted vote unless the greater of: (i) 6/52 or more of the Plans (rounded to the nearest whole number, with 0.5 or multiples thereof being rounded to the next higher whole number) fail to cast weighted votes in favor of the question; or (ii) three (3) of the Plans fail to cast weighted votes in favor of the question. Notwithstanding the foregoing provision, if there are thirty-nine (39) Plans, the requirement of an affirmative three-fourths weighted vote shall be deemed satisfied with a lesser weighted vote unless four (4) or more Plans fail to cast weighted votes in favor of the question.
Amended as of June 16, 2005

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THIS PAGE IS INTENTIONALLY BLANK.

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15.	GOVERNING LAW
     This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Illinois.
16.	HEADINGS
     The headings inserted in this agreement are for convenience only and shall have no bearing on the interpretation hereof.
     IN WITNESS WHEREOF, the parties have caused this License Agreement to be executed and effective as of the date of last signature written below.

Controlled Affiliate:
By:
Date:

Plan:
By:
Date:

BLUE CROSS AND BLUE SHIELD ASSOCIATION
By:
Date:

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EXHIBIT A
CONTROLLED AFFILIATE LICENSE STANDARDS
March 2007
PREAMBLE
The standards for licensing Controlled Affiliates are established by BCBSA and are subject to change from time-to-time upon the affirmative vote of three-fourths (3/4) of the Plans and three-fourths (3/4) of the total weighted vote. Each licensed Plan is required to use a standard Controlled Affiliate license form provided by BCBSA and to cooperate fully in assuring that the licensed Controlled Affiliate maintains compliance with the license standards.
The Controlled Affiliate License provides a flexible vehicle to accommodate the potential range of health and workers’ compensation related products and services Plan Controlled Affiliates provide. The Controlled Affiliate License collapses former health Controlled Affiliate licenses (HCC, HMO, PPO, TPA, and IDS) into a single license using the following business-based criteria to provide a framework for license standards:
•	Percent of Controlled Affiliate controlled by parent: Greater than 50 percent or 50 percent?

•	Risk assumption: yes or no?

•	Medical care delivery: yes or no?

•	Size of the Controlled Affiliate: If the Controlled Affiliate has health or workers’ compensation administration business, does such business constitute 15 percent or more of the parent’s and other licensed health subsidiaries’ member enrollment?
Amended September 19, 2002

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EXHIBIT A (continued)
For purposes of definition:
•	A “smaller Controlled Affiliate:” (1) comprises less than fifteen percent (15%) of Plan’s and its licensed Controlled Affiliates’ total member enrollment (as reported on the BCBSA Quarterly Enrollment Report, excluding rider and freestanding coverage, and treating an entity seeking licensure as licensed);* or (2) underwrites the indemnity portion of workers’ compensation insurance and has total premium revenue less than 15 percent of the sponsoring Plan’s net subscription revenue.
•	A “larger Controlled Affiliate” comprises fifteen percent (15%) or more of Plan’s and its licensed Controlled Affiliates’ total member enrollment (as reported on the BCBSA Quarterly Enrollment Report, excluding rider and freestanding coverage, and treating an entity seeking licensure as licensed.)*
Changes in Controlled Affiliate status:
If any Controlled Affiliate’s status changes regarding: its Plan ownership level, its risk acceptance or direct delivery of medical care, the Controlled Affiliate shall notify BCBSA within thirty (30) days of such occurrence in writing and come into compliance with the applicable standards within six (6) months.
If a smaller Controlled Affiliate’s health and workers’ compensation administration business reaches or surpasses fifteen percent (15%) of the total member enrollment of the Plan and licensed Controlled Affiliates, the Controlled Affiliate shall:
Amended September 19, 2002

16

EXHIBIT A (continued)
1.	Within thirty (30) days, notify BCBSA of this fact in writing, including evidence that the Controlled Affiliate meets the minimum liquidity and capital (BCBSA “Health Risk-Based Capital (HRBC)” as defined by the NAIC and state-established minimum reserve) requirements of the larger Controlled Affiliate Financial Responsibility standard; and
2.	Within six (6) months after reaching or surpassing the fifteen percent (15%) threshold, demonstrate compliance with all license requirements for a larger Controlled Affiliate.
If a Controlled Affiliate that underwrites the indemnity portion of workers’ compensation insurance receives a change in rating or proposed change in rating, the Controlled Affiliate shall notify BCBSA within 30 days of notification by the external rating agency.

*	For purposes of this calculation,
The numerator equals:
Applicant Controlled Affiliate’s member enrollment, as defined in BCBSA’s Quarterly Enrollment Report (excluding rider and freestanding coverage).
The denominator equals:
Numerator PLUS Plan and all other licensed Controlled Affiliates’ member enrollment, as reported in BCBSA’s Quarterly Enrollment Report (excluding rider and freestanding coverage).
Amended September 19, 2002

17

EXHIBIT A (continued)
STANDARDS FOR LICENSED CONTROLLED AFFILIATES
As described in Preamble section of Exhibit A to the Affiliate License Agreement, each controlled affiliate seeking licensure must answer four questions. Depending on the controlled affiliate’s answers, certain standards apply:
1. What percent of the controlled affiliate is controlled by the parent Plan?

More than 50%	50%	100% and Primary Business is
		Government Non-Risk

ò	ò	ò

Standard 1A, 4	Standard 1B, 4	Standard 4*,10A

*	Applicable only if using the names and marks.
IN ADDITION,
2. Is risk being assumed?

	Yes			No

÷	ò	ø	÷	ò	ø

Controlled Affiliate	Controlled Affiliate	Controlled Affiliate	Controlled Affiliate	Controlled Affiliate	Controlled
underwrites any	comprises < 15%	comprises ≥ 15%	comprises < 15%	comprises ≥ 15%	Affiliate’s Primary
indemnity portion	of total member	of total member	of total member	of total member	Business is
of workers’	enrollment of Plan	enrollment of Plan	enrollment of Plan	enrollment of Plan	Government Non-
compensation	and its licensed	and its licensed	and its licensed	and its licensed	Risk
insurance	affiliates, and does	affiliates, and does	affiliates	affiliates
ò	not underwrite the	not underwrite the
Standards 7A-7E,	indemnity portion of	indemnity portion of	ò	ò	ò
12	workers’	workers’
	compensation	compensation		Standard 6H	Standard 10B
	insurance	insurance
	ò	ò
	Standard 2	Standard 6H	Standard 2
	(Guidelines 1.1,1.2)		(Guidelines 1.1,1.3)
	and Standard 11		and Standard 11
IN ADDITION,
3. Is medical care being directly provided?

Yes	No

ò	ò

Standard 3A	Standard 3B
IN ADDITION,
4. If the controlled affiliate has health or workers’ compensation administration business, does such business comprise 15% or more of the total member enrollment of Plan and its licensed controlled affiliates?

Yes			No
ò	÷	÷	ò	ø
Standards 6A-6J	Controlled Affiliate	Controlled Affiliate is	Controlled Affiliate is not a	Controlled Affiliate’s
	is not a former	a former primary	former primary licensee	Primary Business is
	primary licensee	licensee	and does not elect to	Government Non-Risk
	and elects to		participate in BCBSA
	participate in	ò	national programs	ò
	BCBSA national		ò
programs
ò
	Standards 5,8,9B,12	Standards 5,8,9A,11,12	Standards 5,8,12	Standards 8, 10(C),12

18

EXHIBIT A (continued)
Standard 1 — Organization and Governance
1A.)	The Standard for more than 50% Plan control is:
A Controlled Affiliate shall be organized and operated in such a manner that a licensed Plan or Plans authorized to use the Licensed Marks in the Service Area of the Controlled Affiliate pursuant to separate License Agreement(s) with BCBSA, other than such Controlled Affiliate’s License Agreement(s), (the “Controlling Plan(s)”), have the legal authority, directly or indirectly through wholly-owned subsidiaries: 1) to select members of the Controlled Affiliate’s governing body having more than 50% voting control thereof; and 2) to prevent any change in the articles of incorporation, bylaws or other establishing or governing documents of the Controlled Affiliate with which the Controlling Plan(s) do(es) not concur; and 3) to exercise control over the policy and operations of the Controlled Affiliate. In addition, a Plan or Plans directly or indirectly through wholly-owned subsidiaries shall own more than 50% of any for-profit Controlled Affiliate.
1B.)	The Standard for 50% Plan control is:
A Controlled Affiliate shall be organized and operated in such a manner that a licensed Plan or Plans authorized to use the Licensed Marks in the Service Area of the Controlled Affiliate pursuant to separate License Agreement(s) with BCBSA, other than such Controlled Affiliate’s License Agreement(s), (the “Controlling Plan(s)”), have the legal authority, directly or indirectly through wholly-owned subsidiaries:
1)	to select members of the Controlled Affiliate’s governing body having not less than 50% voting control thereof; and

2)	to prevent any change in the articles of incorporation, bylaws or other establishing or governing documents of the Controlled Affiliate with which the Controlling Plan(s) do(es) not concur; and

3)	to exercise control over the policy and operations of the Controlled Affiliate at least equal to that exercised by persons or entities (jointly or individually) other than the Controlling Plan(s).

19

EXHIBIT A (continued)
Notwithstanding anything to the contrary in 1) through 3) hereof, the Controlled Affiliate’s establishing or governing documents must also require written approval by the Controlling Plan(s) before the Controlled Affiliate can:
•	change the geographic area in which it operates

•	change its legal and/or trade names

•	change any of the types of businesses in which it engages

•	create, or become liable for by way of guarantee, any indebtedness, other than indebtedness arising in the ordinary course of business

•	sell any assets, except for sales in the ordinary course of business or sales of equipment no longer useful or being replaced

•	make any loans or advances except in the ordinary course of business

•	enter into any arrangement or agreement with any party directly or indirectly affiliated with any of the owners or persons or entities with the authority to select or appoint members or board members of the Controlled Affiliate, other than the Plan or Plans (excluding owners of stock holdings of under 5% in a publicly traded Controlled Affiliate)

•	conduct any business other than under the Licensed Marks and Name

•	take any action that any Controlling Plan or BCBSA reasonably believes will adversely affect the Licensed Marks and Name.
In addition, a Plan or Plans directly or indirectly through wholly-owned subsidiaries shall own at least 50% of any for-profit Controlled Affiliate.

20

EXHIBIT A (continued)
Standard 2 — Financial Responsibility
A Controlled Affiliate shall be operated in a manner that provides reasonable financial assurance that it can fulfill all of its contractual obligations to its customers. If a risk-assuming Controlled Affiliate ceases operations for any reason, Blue Cross and/or Blue Cross Plan coverage will be offered to all Controlled Affiliate subscribers without exclusions, limitations or conditions based on health status. If a nonrisk-assuming Controlled Affiliate ceases operations for any reason, sponsoring Plan(s) will provide for services to its (their) customers. The requirements of the preceding two sentences shall apply to all lines of business unless a line of business is specially exempted from the requirement(s) by the BCBSA Board of Directors.
Standard 3 — State Licensure/Certification
3A.)	The Standard for a Controlled Affiliate that employs, owns or contracts on a substantially exclusive basis for medical services is:
A Controlled Affiliate shall maintain unimpaired licensure or certification for its medical care providers to operate under applicable state laws.
3B.)	The Standard for a Controlled Affiliate that does not employ, own or contract on a substantially exclusive basis for medical services is:
A Controlled Affiliate shall maintain unimpaired licensure or certification to operate under applicable state laws.
Standard 4 — Certain Disclosures
A Controlled Affiliate shall make adequate disclosure in contracting with third parties and in disseminating public statements of 1) the structure of the Blue Cross and Blue Shield System; and 2) the independent nature of every licensee; and 3) the Controlled Affiliate’s financial condition.
Standard 5 — Reports and Records for Certain Smaller Controlled Affiliates
For a smaller Controlled Affiliate that does not underwrite the indemnity portion of workers’ compensation insurance, the Standard is:
Amended as of June 16, 2005

21

EXHIBIT A (continued)
A Controlled Affiliate and/or its licensed Plan(s) shall furnish, on a timely and accurate basis, reports and records relating to these Standards and the License Agreements between BCBSA and Controlled Affiliate.
Standard 6 — Other Standards for Larger Controlled Affiliates
Standards 6(A) - (I) that follow apply to larger Controlled Affiliates.
Standard 6(A): Board of Directors
A Controlled Affiliate Governing Board shall act in the interest of its Corporation in providing cost-effective health care services to its customers. A Controlled Affiliate shall maintain a governing Board, which shall control the Controlled Affiliate, composed of a majority of persons other than providers of health care services, who shall be known as public members. A public member shall not be an employee of or have a financial interest in a health care provider, nor be a member of a profession which provides health care services.
Standard 6(B): Responsiveness to Customers
A Controlled Affiliate shall be operated in a manner responsive to customer needs and requirements.
Standard 6(C): Participation in National Programs
A Controlled Affiliate shall effectively and efficiently participate in each national program as from time to time may be adopted by the Member Plans for the purposes of providing portability of membership between the licensees and ease of claims processing for customers receiving benefits outside of the Controlled Affiliate’s Service Area.
Such programs are applicable to licensees, and include:
1.	Transfer Program;

2.	BlueCard Program;

22

EXHIBIT A (continued)
3.	Inter-Plan Teleprocessing System (ITS);

4.	Electronic Claims Routing Process;

5.	National Account Programs, effective January 1, 2002;

6.	Business Associate Agreement for Blue Cross and Blue Shield Licensees, effective April 14, 2003; and

7.	Inter-Plan Medicare Advantage Program.
Standard 6(D): Financial Performance Requirements
In addition to requirements under the national programs listed in
Standard 6C: Participation in National Programs, a Controlled Affiliate shall take such action as required to ensure its financial performance in programs and contracts of an inter-licensee nature or where BCBSA is a party.
Standard 6(E): Cooperation with Plan Performance Response Process
A Controlled Affiliate shall cooperate with BCBSA’s Board of Directors and its Plan Performance and Financial Standards Committee in the administration of the Plan Performance Response Process and in addressing Controlled Affiliate performance problems identified thereunder.
Standard 6(F): Independent Financial Rating
A Controlled Affiliate shall obtain a rating of its financial strength from an independent rating agency approved by BCBSA’s Board of Directors for such purpose.
Standard 6(G): Local and National Best Efforts
Notwithstanding any other provision in the Plan’s License Agreement with BCBSA or in this License Agreement, during each year, a Controlled Affiliate shall use its best efforts to promote and build the value of the Blue Shield Mark.
Standard 6(H): Financial Responsibility
A Controlled Affiliate shall be operated in a manner that provides reasonable financial assurance that it can fulfill all of its contractual obligations to its customers.
Amended as of November 17, 2005

23

EXHIBIT A (continued)
Standard 6(I): Reports and Records
A Controlled Affiliate shall furnish to BCBSA on a timely and accurate basis reports and records relating to compliance with these Standards and the License Agreements between BCBSA and Controlled Affiliate. Such reports and records are the following:
A)	BCBSA Controlled Affiliate Licensure Information Request; and

B)	Biennial trade name and service mark usage material, including disclosure material; and

C)	Changes in the ownership and governance of the Controlled Affiliate, including changes in its charter, articles of incorporation, or bylaws, changes in a Controlled Affiliate’s Board composition, or changes in the identity of the Controlled Affiliate’s Principal Officers, and changes in risk acceptance, contract growth, or direct delivery of medical care; and

D)	Quarterly Financial Report, Semi-annual “Health Risk-Based Capital (HRBC) Report” as defined by the NAIC, Annual Financial Forecast, Annual Certified Audit Report, Insurance Department Examination Report, Annual Statement filed with State Insurance Department (with all attachments), and

E)	Quarterly Enrollment Report.
Amended March 14, 2002

24

EXHIBIT A (continued)
Standard 6(J): Control by Unlicensed Entities Prohibited
No Controlled Affiliate shall cause or permit an entity other than a Plan or a Licensed Controlled Affiliate thereof to obtain control of the Controlled Affiliate or to acquire a substantial portion of its assets related to licensable services.
Standard 7 — Other Standards for Risk-Assuming Workers’ Compensation Controlled Affiliates
Standards 7(A) — (E) that follow apply to Controlled Affiliates that underwrite the indemnity portion of workers’ compensation insurance.
Standard 7 (A): Financial Responsibility
A Controlled Affiliate shall be operated in a manner that provides reasonable financial assurance that it can fulfill all of its contractual obligations to its customers.
Standard 7(B): Reports and Records
A Controlled Affiliate shall furnish, on a timely and accurate basis, reports and records relating to compliance with these Standards and the License Agreements between BCBSA and the Controlled Affiliate. Such reports and records are the following:
A.	BCBSA Controlled Affiliate Licensure Information Request; and

B.	Biennial trade name and service mark usage materials, including disclosure materials; and

C.	Annual Certified Audit Report, Annual Statement as filed with the State Insurance Department (with all attachments), Annual NAIC’s Risk-Based Capital Worksheets for Property and Casualty Insurers, Annual Financial Forecast; and

D.	Quarterly Financial Report, Quarterly Estimated Risk-Based Capital for Property and Casualty Insurers, Insurance Department Examination Report, Quarterly Enrollment Report; and
Amended September 19, 2002

25

EXHIBIT A (continued)
E.	Notification of all changes and proposed changes to independent ratings within 30 days of receipt and submission of a copy of all rating reports; and

F.	Changes in the ownership and governance of the Controlled Affiliate including changes in its charter, articles of incorporation, or bylaws, changes in a Controlled Affiliate’s Board composition, Plan control, state license status, operating area, the Controlled Affiliate’s Principal Officers or direct delivery of medical care.
Standard 7(C): Loss Prevention
A Controlled Affiliate shall apply loss prevention protocol to both new and existing business.
Standard 7(D): Claims Administration
A Controlled Affiliate shall maintain an effective claims administration process that includes all the necessary functions to assure prompt and proper resolution of medical and indemnity claims.
Standard 7(E): Disability and Provider Management
A Controlled Affiliate shall arrange for the provision of appropriate and necessary medical and rehabilitative services to facilitate early intervention by medical professionals and timely and appropriate return to work.
Amended November 16, 2000

26

EXHIBIT A (continued)
Standard 8 — Cooperation with Controlled Affiliate License Performance Response Process Protocol
A Controlled Affiliate and its Sponsoring Plan(s) shall cooperate with BCBSA’s Board of Directors and its Plan Performance and Financial Standards Committee in the administration of the Controlled Affiliate License Performance Response Process Protocol (ALPRPP) and in addressing Controlled Affiliate compliance problems identified thereunder.
Standard 9(A) — Participation in National Programs by Smaller Controlled Affiliates that were former Primary Licensees
A smaller controlled affiliate that formerly was a Primary Licensee shall effectively and efficiently participate in certain national programs from time to time as may be adopted by Member Plans for the purposes of providing ease of claims processing for customers receiving benefits outside of the Controlled Affiliate’s service area and be subject to certain relevant financial and reporting requirements.
A.	National program requirements include:
•	BlueCard Program;

•	Inter-Plan Teleprocessing System (ITS);

•	Transfer Program;

•	Electronic Claims Routing Process, effective until October 16, 2003; and

•	National Account Programs, effective January 1, 2002
B.	Financial Requirements include:
•	Standard 6(D): Financial Performance Requirements and Standard 6(H): Financial Responsibility; or

•	A financial guarantee covering the Controlled Affiliate’s BlueCard Program obligations in a form, and from a guarantor, acceptable to BCBSA.

27

EXHIBIT A (continued)
Standard 9(A) — Participation in National Programs by Smaller Controlled Affiliates that were former Primary Licensees
C.	Reporting requirements include:
•	The Semi-annual Health Risk-Based Capital (HRBC) Report.
Amended June 13, 2002

28

Exhibit A (continued)
Standard 9(B) — Participation in National Programs by Smaller Controlled Affiliates
A smaller controlled affiliate that voluntarily elects to participate in national programs in accordance with BlueCard and other relevant Policies and Provisions shall effectively and efficiently participate in national programs from time to time as may be adopted by Member Plans for the purposes of providing ease of claims processing for customers receiving benefits outside of the controlled affiliate’s service area and be subject to certain relevant financial and reporting requirements.
A.	National program requirements include:
•	BlueCard Program;

•	Inter-Plan Teleprocessing System (ITS);

•	Electronic Claims Routing Process, effective until October 16, 2003; and

•	National Account Programs, effective January 1, 2002.
B.	Financial Requirements include:
•	Standard 6(D): Financial Performance Requirements and Standard 6(H): Financial Responsibility; or

•	A financial guarantee covering the Controlled Affiliate’s BlueCard Program obligations in a form, and from a guarantor, acceptable to BCBSA.
Amended June 13, 2002

29

EXHIBIT A (continued)
Standard 10 — Other Standards for Controlled Affiliates Whose Primary Business is Government Non-Risk
Standards 10(A) — (C) that follow apply to Controlled Affiliates whose primary business is government non-risk.
Standard 10(A) — Organization and Governance
A Controlled Affiliate shall be organized and operated in such a manner that it is 1) wholly owned by a licensed Plan or Plans and 2) the sponsoring licensed Plan or Plans have the legal ability to prevent any change in the articles of incorporation, bylaws or other establishing or governing documents of the Controlled Affiliate with which it does not concur.

30

EXHIBIT A (continued)
Standard 10(B) — Financial Responsibility
A Controlled Affiliate shall be operated in a manner that provides reasonable financial assurance that it can fulfill all of its contractual obligations to its customers.
Standard 10(C):- Reports and Records
A Controlled Affiliate shall furnish, on a timely and accurate basis, reports and records relating to compliance with these Standards and the License Agreements between BCBSA and the Controlled Affiliate. Such reports and records are the following:
A.	BCBSA Affiliate Licensure Information Request; and

B.	Biennial trade name and service mark usage materials, including disclosure material; and

C.	Annual Certified Audit Report, Annual Statement (if required) as filed with the State Insurance Department (with all attachments), Annual NAIC Risk-Based Capital Worksheets (if required) as filed with the State Insurance Department (with all attachments), and Insurance Department Examination Report (if applicable)*; and

D.	Changes in the ownership and governance of the Controlled Affiliate, including changes in its charter, articles of incorporation, or bylaws, changes in the Controlled Affiliate’s Board composition, Plan control, state license status, operating area, the Controlled Affiliate’s Principal Officers or direct delivery of medical care.

31

EXHIBIT A (continued)
Standard 11- Participation in Electronic Claims Routing Process
A smaller controlled affiliate for which this standard applies pursuant to the Preamble section of Exihibit A of the Controlled Affiliate License Agreement shall effectively and efficiently participate in certain national programs from time to time as may be adopted by Member Plans for the purposes of providing ease of claims processing for customers receiving benefits outside of the controlled affiliate’s service area.
National program requirements include:
A.	Electronic Claims Routing Process effective upon October 16, 2003;

B.	Inter-Plan Medicare Advantage Program.
Amended November 17, 2005

32

EXIHIBIT A (continued)
Standard 12: Participation in Master Business Associate Agreement by Smaller Controlled Affiliate Licensees
Effective April 14, 2003, all smaller controlled affiliates shall comply with the terms of the Business Associate Agreement for Blue Cross and Blue Shield Licensees to the extent they perform the functions of a business associate or subcontractor to a business associate, as defined by the Business Associate Agreement.
Amended September 19, 2002

33

EXHIBIT B
ROYALTY FORMULA FOR SECTION 9 OF THE
CONTROLLED AFFILIATE LICENSE AGREEMENT
Controlled Affiliate will pay BCBSA a fee for this license in accordance with the following formula:
FOR RISK AND GOVERNMENT NON-RISK PRODUCTS:
For Controlled Affiliates not underwriting the indemnity portion of workers’ compensation insurance:
An amount equal to its pro rata share of each sponsoring Plan’s dues payable to BCBSA computed with the addition of the Controlled Affiliate’s subscription revenue and contracts arising from products using the marks. The payment by each sponsoring Plan of its dues to BCBSA, including that portion described in this paragraph, will satisfy the requirement of this paragraph, and no separate payment will be necessary.
For Controlled Affiliates underwriting the indemnity portion of workers’ compensation insurance:
An amount equal to 0.35 percent of the gross revenue per annum of Controlled Affiliate arising from products using the marks; plus, an annual fee of $5,000 per license for a Controlled Affiliate subject to Standard 7.
For Controlled Affiliates whose primary business is government non-risk:
An amount equal to its pro-rata share of each sponsoring Plan’s dues payable to BCBSA computed with the addition of the Controlled Affiliate’s government non-risk beneficiaries.

34

EXHIBIT B (continued)
FOR NONRISK PRODUCTS:
An amount equal to 0.24 percent of the gross revenue per annum of Controlled Affiliate arising from products using the marks; plus:
1)	An annual fee of $5,000 per license for a Controlled Affiliate subject to Standard 6 D.

2)	An annual fee of $2,000 per license for all other Controlled Affiliates.
The foregoing shall be reduced by one-half where both a BLUE CROSS® and BLUE SHIELD® License are issued to the same Controlled Affiliate. In the event that any license period is greater or less than one (1) year, any amounts due shall be prorated. Royalties under this formula will be calculated, billed and paid in arrears.

35

Guidelines to Administer Membership Standards
Applicable to Regular Members
As of March 15, 2007
Includes revisions, if any, adopted by the PPFSC and/or Member Plans through March 15, 2007

1

GUIDELINES TO ADMINISTER
MEMBERSHIP STANDARDS APPLICABLE TO REGULAR MEMBERS

March 2007

2

GUIDELINES TO ADMINISTER MEMBERSHIP STANDARDS
APPLICABLE TO REGULAR MEMBERS
As of March 2007
The following standards applicable to Regular Member Plans and guidelines used to evaluate compliance with the standards were developed by the Plan Performance and Financial Standards Committee (PPFSC) and adopted by the Member Plans in November 1994 and initially became effective as of December 31, 1994. Subsequent revisions are reflected herein.
The PPFSC routinely reviews the standards and guidelines to ensure that: 1) all requirements (standards and guidelines) are appropriate, adequate and enforceable; and 2) BCBSA’s response in cases of noncompliance is reasonable and includes, if appropriate, alternatives to an immediate vote to terminate a Plan’s licenses.
Three responses, or tracks, to noncompliance have been established. The tracks are based on the significance of the requirement in determining the viability of the Plan and the best interests of the brands and the system. In this document, the guidelines for each standard are presented by the applicable response track.
•	Immediate Termination Track — Upon determination by the PPFSC that a licensee is noncompliant under the minimum capital and liquidity requirements of the Financial Responsibility Standard, the Member Plans will meet, as called for in BCBSA’s Bylaws and the Primary License Agreements, to vote to terminate the Plan’s licenses and membership. Upon determination by the PPFSC that a licensee is noncompliant under all other Standards subject to this track, the Member Plans may meet as called for in the Primary License Agreements to vote to terminate the Plan’s licenses and membership.

•	Mediation & Arbitration Track — Upon determination by the PPFSC that a licensee is noncompliant, the PPFSC, with BCBSA Board approval, will initiate the established mediation/arbitration dispute resolution process. The goal of mediation is to resolve the issue by achieving Plan performance with stated requirements. License and membership termination could occur if the licensee fails to abide by the arbitration decision.

•	Sanctions Track — While the goal is to encourage licensees to comply with all requirements, there are several requirements for which the PPFSC will implement specific preapproved sanctions in the event a Plan chooses not to comply (after initial licensure). Failure to comply with a sanction will result in initiation of the established mediation/arbitration dispute resolution process. License and membership termination could occur if the licensee fails to abide by the arbitration decision.
(continued)

3

GUIDELINES TO ADMINISTER MEMBERSHIP STANDARDS
APPLICABLE TO REGULAR MEMBERS continued
As of March 2007
The standards applicable to Regular Members Plans remain in effect until otherwise amended by the Member Plans. Revisions may only be made if approved by a three-fourths or greater affirmative Plan and Plan weighted vote.
The minimum capital and liquidity guidelines of the Financial Responsibility Standard, the guidelines of the Best Efforts Standard and the specific PPFSC responses under the Sanctions Track remain in effect until otherwise amended by the BCBSA Board of Directors. The PPFSC is authorized to recommend to the Board of Directors new guidelines and revisions to all guidelines as it may from time-to-time deem necessary and appropriate. Such new or revised guidelines shall not become effective, however, unless and until the Board of Directors approves them.
To qualify for a license, the applicant must be found in compliance with the standards and the terms of the license agreements. In some cases, however, the PPFSC may consider the compliance status of BCBSA-licensed Controlled Affiliate (subject to the larger Controlled Affiliate standards) controlled by the applicant to satisfy the applicant’s compliance with the requirements.
The PPFSC does not have the authority to grant or terminate a Plan’s licenses and/or membership in the Association. The PPFSC is responsible for making the initial determination about a Plan’s compliance with the license agreements and membership standards. Based on that determination, PPFSC makes a recommendation to the BCBSA Board of Directors, which may accept, reject or modify the recommendation. Except in situations identified in the Primary Blue Cross and Blue Shield License Agreements, a Plan’s licenses and membership may only be terminated on a three-fourths or greater affirmative Plan and Plan weighted vote.

4

Membership Standards
Applicable to Regular Members
Adopted by the Member Plans
and
Guidelines to Administer the Standards
As of March 2007
Preamble
The Membership Standards apply to all organizations seeking to become or to continue as Regular Members of the Blue Cross and Blue Shield Association. Any organization seeking to become a Regular Member must be found to be in substantial compliance with all Membership Standards at the time membership is granted and the organization must be found to be in substantial compliance with all Membership Standards for a period of two (2) years preceding the date of its application. If Membership is sought by an entity which controls or is controlled by one or more Plans, such compliance shall be determined on the basis of compliance by such Plan or Plans.
The Regular Member Plans shall have authority to interpret these Standards.
A Regular Member Plan that operates as a “Shell Holding Company” is defined as an entity that assumes no underwriting risk and has less than 1% of the consolidated enterprise assets (excludes investments in subsidiaries) and less than 5% of the consolidated enterprise net general and administrative expenses.
A Regular Member Plan that operates as a “Hybrid Holding Company” is defined as an entity that assumes no underwriting risk and has either more than 1% of the consolidated enterprise assets (excludes investments in subsidiaries) or more than 5% of the consolidated enterprise net general and administrative expenses.

5

Standard 1: Board of Directors
The Standard is:
A Plan shall maintain a governing Board, which shall control the Plan and ensure that the Plan follows appropriate practices of corporate governance. A Plan’s Board shall not be controlled by any special interest group, shall make an annual determination that a majority of its directors are independent, and shall act in the best interest of its Corporation and its customers. The Board shall be composed of a majority of persons other than providers of health care services, who shall be known as public members. A public member shall not be an employee of or have a financial interest in a health care provider, nor be a member of a profession which provides health care services.
Determination of Compliance:
1.	Guidelines Subject to Immediate Termination
1.1	If the Plan has members with the power to nominate, elect, or remove any Board member or amend or recommend revisions to articles of incorporation, Bylaws, or other governing documents, the Plan shall be considered noncompliant if at least one-half of such members are commonly employed by or have a common direct or indirect financial interest in:
1.1a	The licensee itself or entities controlled by the licensee;

1.1b	An entity (other than another licensee or other licensees of BCBSA or entities controlled by other licensees);

1.1c	Affiliates and Associates (as defined in paragraph 9.d(v)(a) of the License Agreement) of the entity described in 1.1b; or

1.1d	Any other entity which provides goods or services to the entity described in 1.1b.
Direct or indirect financial interest excludes stock holdings of under 5% in a publicly traded company and the receipt of compensation in a reasonable and customary amount for services as a member of the Board of a licensee or entities controlled by the licensee. In addition, direct or indirect financial interest, as it applies to 1.1a, excludes stock holdings of under 5% in the licensee itself or entities controlled by the licensee.
1.2	The Plan shall be considered noncompliant if its Board is composed of members at least one-half of whom are commonly employed by or have a common direct or indirect financial interest in:
1.2a	The licensee itself or entities controlled by the licensee;

1.2b	An entity (other than another licensee or other licensees of BCBSA or entities controlled by other licensees);

6

Standard 1: Board of Directors, continued
1.2c	Affiliates and Associates (as defined in paragraph 9.d(v)(a) of the License Agreement) of the entity described in 1.2b; or

1.2d	Any other entity which provides goods or services to the entity described in 1.2b.
Direct or indirect financial interest excludes stock holdings of under 5% in a publicly traded company and the receipt of compensation in a reasonable and customary amount for services as a member of the Board of a licensee or entities controlled by the licensee. In addition, direct or indirect financial interest, as it applies to 1.2a, excludes stock holdings of under 5% in the licensee itself or entities controlled by the licensee.
2.	Guidelines Subject to Mediation/Arbitration
2.1	The Plan’s Board shall be composed of a majority of members (greater than 50% of the total) who are:
2.1a	public members*;

2.1b	not, in any combination, a controlling faction of the Plan’s Board with a common interest in the licensee itself or entities controlled by the licensee, any business, governmental, lobbying, or other organized group or entity, excluding directors, officers and employees of other licensees or entities controlled by other licensees of BCBSA; and

*	A “public member” excludes any person who:
•	is engaged or has engaged at any time in the practice of a health care profession (other than an employee of the Plan);

•	is a director, officer, partner or employee of an organization that primarily sells health care services (other than the Plan or an organization controlled by the Plan); or

•	is a director, officer, partner or employee of an organization of health care providers; or

•	has a direct or indirect beneficial interest of more than five percent of the equity of an organization that sells or delivers health care services.

7

Standard 1: Board of Directors, continued
2.1c	independent, as defined by the Plan. The Plan’s Board may consider the following factors, among others, in deciding whether a member is independent: (i) all relationships between the member, the Plan, and senior management of the Plan, including but not limited to, present or former employment with the Plan, and a substantial connection of a personal or financial nature (other than payments for services rendered as a Plan Board or Committee member) that could in fact or in appearance compromise the member’s independence; (ii) the member’s affiliation with any organization that provides goods or services to the Plan and the nature, value and extent of those services; (iii) the member’s affiliation with any organization that receives goods, services, or charitable donations from the Plan and the nature, value and extent of those services; (iv) the member’s employment as an executive officer of another company where any of the Plan’s present executive officers at the same time serves or served on the other company’s compensation committee; and (v) the Plan’s unique legal and regulatory environment, including but not limited to whether law requires Board participation by otherwise non-independent Board members. For purposes of this Guideline 2.1c, all references to “member” include the member’s immediate family and all references to “Plan” include the Plan’s controlled affiliates. Beginning in 2008, a Plan shall certify annually to BCBSA that it has made a determination that a majority of its Board members are independent as stated in this Guideline 2.1c.
2.2	The Committee that performs the nominating function shall be comprised entirely of “independent” members as defined by the Plan. The Plan’s CEO may be permitted to participate on this Committee in an ex officio capacity. Such Committee shall also have a written charter describing its purpose and responsibilities.

2.3	The Committee or Committees that perform the compensation and evaluation functions shall be comprised entirely of “independent” members as defined by the Plan. Such Committee(s) shall also have a written charter describing its purpose and responsibilities, which shall include:
2.3a	Having the authority to retain its own independent compensation consultant, who shall report directly to the Committee;

2.3b	Performing a review at least triennially of all senior executive[1] compensation and benefit programs, which review shall include an analysis of the competitiveness of the programs and the extent to which the compensation packages are designed to motivate and reward performance;

[1]	“Senior executive” means the CEO and his or her executive level direct reports.

8

Standard 1: Board of Directors, continued
2.3c	Reviewing and approving or recommending to the Board or other appropriate committee: (i) corporate goals and objectives relevant to CEO compensation, (ii) an evaluation of the CEO’s performance in light of those goals and objectives, and (iii) the CEO’s compensation level based on the evaluation.
2.4	The Plan shall bar individuals deemed unfit by a court under the Securities Exchange Act from serving on its Board.

2.5	The Plan’s Board of Directors shall require the performance of regular self-evaluations for itself and its standing committees. Plans have the option of evaluating the Board or Committee as a whole or evaluating individual members.

2.6	The Plan’s Board shall adopt corporate governance guidelines that address appropriate governance topics. Such topics may include Board procedures, director responsibilities, tenure, selection criteria, committee appointments, executive session procedures, etc.

2.7	Each director joining a Plan Board of Directors in 2007 or thereafter shall complete:
2.7a	A training program on the fiduciary duties and other responsibilities of Plan directors, including but not limited to the duties of loyalty and care and any Plan-specific requirements such as attendance at meetings, review of meeting materials, committee service, etc. This program must be completed within the first year of service on the Board; and

2.7b	A training program that addresses the role and governance structure of the Association, including the responsibilities of Plan CEO’s on the Association’s Board of Directors. The program shall cover Plans’ mutual interests in protecting and preserving the Brands and the potential impact that Plan Board decisions may have on other Plans and on the Brands. The training program will be approved by the BCBSA Board of Directors and the Member Plans and may be delivered at the Plan site or through a web-based program or other means acceptable to BCBSA. The program must be completed within one year of such approval by the Board and Member Plans.
2.8	Except as otherwise specifically provided in these Guidelines, the Plan shall certify tri-annually beginning in 2008 to BCBSA that it has complied with the requirements of Guidelines 2.2 through 2.7 above.

2.9	Notwithstanding anything in this Paragraph 2, a Plan in violation of Paragraph 1 of these Guidelines shall be subject to immediate termination.

9

Standard 1: Board of Directors, continued
2.10	BCBSA shall send a triennial membership compliance letter to each Plan’s CEO. The letter shall include the Plan’s licensure and membership status, a copy of the Membership Standards and Guidelines, a report of the Plan’s licensure and membership status by Standard, and PPFSC comments or concerns, if any, about the Plan’s compliance with the License Agreements and Membership Standards. The Plan CEO or Corporate Secretary must certify to the PPFSC that the triennial membership compliance letter has been distributed to all Plan Board Members. Such certification may be in the form of the minutes of the Plan Board meeting or other documentation demonstrating timely compliance with the distribution requirement.
Plans, as deemed appropriate by the PPFSC, may be required to respond to an annual Membership Information Request, which will result in an annual membership compliance letter sent to the Plan’s CEO. Plans included in the Plan Performance Response Process will be required to respond to an annual Membership Information Request, which will result in an annual membership compliance letter sent to the Plan’s CEO.
2.11	Every Plan shall:
2.11a	Adopt a set of policies setting forth standards for the conduct of directors and review and reaffirm such policies on a periodic basis (but no less than every three years)[1] The adopted set of policies must include, at a minimum, policies setting forth the role and responsibilities of directors in:
2.11a(ii)	ensuring that the Plan adopts an effective compliance and ethics program designed to detect and prevent violations of law and promote an organizational culture that encourages ethical conduct and a commitment to compliance with the law. Directors must be knowledgeable about the content and operation of the program and exercise reasonable oversight with respect to its implementation and effectiveness;

2.11a(iii)	regularly approving the overall business objectives and strategy of the Plan and monitoring performance;

2.11a(iiii)	selecting and directing management;

2.11a(ivi)	setting management compensation at competitive levels;

2.11a(vi)	establishing a Board committee structure in which the audit, nominating and compensation functions shall be performed exclusively by outside directors, and ensuring that all directors are aware of their fiduciary obligations;

[1]	The provisions appearing under guideline 2.11a apply only to directors; the policies applicable to Plan employees as well as directors appear in guideline 2.11b and 2.11c.

10

Standard 1: Board of Directors, continued
2.11a(vi)	A Plan operating as a Shell Holding Company, as defined in the Preamble hereto, may allow its audit or compensation functions to be assumed by a Controlled Affiliate Licensee (“Assuming Controlled Affiliate”) if the following conditions are satisfied:
(1)	The Plan and the Assuming Controlled Affiliate have identical Boards;

(2)	The Assuming Controlled Affiliate is a direct Controlled Affiliate of the Plan;

(3)	The Plan has no direct subsidiaries or affiliates other than the Assuming Controlled Affiliate;

(4)	The Plan and the Assuming Controlled Affiliate are Not-For-Profit;

(5)	The Plan has no assets, liabilities or net worth other than those assets and liabilities attributed to the Plan by virtue of consolidation of financial statements of subsidiaries pursuant to GAAP accounting guidelines;

(6)	The Plan has no employees;

(7)	The Plan has not entered into any contractual arrangements other than in connection with the appointment and compensation of it directors, expenses associated with the holding of its board of directors meeting and contracts that are incidental and solely related to its activity as an insurance holding company; provided, however: (1) all such compensation, expenses and amounts due under contracts shall be paid by the Controlled Affiliate on behalf of the Plan and (2) the Plan discloses to BCBSA starting 12/31/05 and annually thereafter a list of such incidental contracts related to its activity as an insurance holding company including the amount and nature of each contract; and

(8)	The Plan does not become liable by way of any guarantee or indebtedness (other than the sponsoring financial guarantee issued to its Controlled Affiliate Licensees as required under these Membership Standards).

11

Standard 1: Board of Directors, continued
2.11a(vii)	establishing policies against self-dealing and other improper conduct; and

2.11a(viii)	establishing policies addressing conflicts of interest.

2.11a(ix)	requiring the Plan’s sponsored Larger Controlled Affiliate, and Smaller Controlled Affiliates that were former Primary Licensees, to: 1) implement similar such policies and programs incorporating the same principles enumerated under 2.11a(i)-(viii) above, or 2) participate in such programs of the Plan.

2.11a(x)	requiring Smaller Controlled Affiliates, other than those enumerated in 2.11a(viii), to demonstrate the same degree of commitment to ethical conduct and compliance as the Plan. As appropriate, the Plan may allow the Smaller Controlled Affiliate to: 1) meet such commitment using less formality and fewer resources than are required by the Plan above; or 2) participate in such programs of the Plan.
The Plan shall certify tri-annually to BCBSA that it has adopted a set of policies containing the aforementioned elements and that such policies are being followed. For the convenience of the Plans, a sample policy addressing the powers and fiduciary duties of directors has been provided.

12

Standard 1: Board of Directors, continued
2.11b	Adopt an effective compliance and ethics program governing the conduct of all Plan directors, employees and officers designed to prevent, detect and resolve instances of conduct that do not conform to Federal and state law and government health care program requirements or the Plan’s ethical and business standards and otherwise promotes an organizational culture that encourages ethical conduct and a commitment to compliance with law (hereinafter “compliance program”).[2] The adopted compliance program must at a minimum include the following elements:
2.11b(i)	The development and distribution of written standards of conduct as well as written policies and procedures that promote the Plan’s commitment to prevent and detect violations of law including adherence to compliance as an element in evaluating managers and employees) and that address specific risk areas (such as the submission of data to the government);

2.11b(ii)	The designation of a chief compliance officer and/or other appropriate high-level personnel charged with the responsibility of operating and monitoring the compliance program and ensuring its effectiveness (e.g., a corporate compliance committee that reports directly to the CEO and the Plan’s governing authority (e.g., the board). Specific individual(s) shall be delegated day-to-day operational responsibility for the program and shall report periodically to high-level personnel and, as appropriate, to the Board or appropriate committee thereof on the effectiveness of the program. If the authority is delegated, the Board must receive reports from such individual(s) at least annually. In addition, such individual(s) must be given adequate resources, appropriate authority, and direct access to the Board or appropriate committee thereof.

[2]	The provisions appearing under guideline 2.11b reflect the proposed amendments to the United States Sentencing Guidelines for Organizations which will take effect November 1, 2004 unless disapproved by Congress, and include the comments and suggestions of the Plans’ Compliance personnel along with the comments of the Department of Health and Human Services Office of Inspector General concerning the minimum requirements of an effective compliance program. See Amendments to Sentencing Guidelines, § 8 B2.1.; Compliance Program Guidance for Clinical Laboratories, 63 Fed. Reg. 45076, 45078-79; (Aug. 24, 1998); Compliance Program Guidance for Hospitals, 63 Fed. Reg. 8987, 8989 (Feb. 23, 1998); Compliance Program Guidance For Medicare+Choice Organizations Offering Coordinated Care Plans, 64 Fed. Reg. 61893, 61896 (Nov. 15, 1999).

13

Standard 1: Board of Directors, continued
2.11b(iii)	The use of reasonable efforts not to include within substantial authority personnel any individual whom the Plan knew, or should have known through the exercise of due diligence, has engaged in illegal activities or conduct inconsistent with the compliance program;

2.11b(iv)	The development and implementation of periodic, effective education and training programs for directors, high-level personnel, substantial authority personnel, Plan employees, and, as appropriate, the organization’s agents, and dissemination of information appropriate to such individuals’ role and responsibilities;

2.11b(v)	The maintenance and publication of a mechanism (e.g., a hotline) for Plan employees and agents to report or seek guidance regarding potential or actual criminal conduct that is designed to protect the anonymity of those reporting and to protect those reporting from retaliation;

2.11b(vi)	The development of a system to respond to allegations of improper/illegal activities and the enforcement of appropriate disciplinary action against employees who have violated internal compliance policies, applicable statutes, regulations or federal health care program requirements and to provide incentives to perform in accordance with the compliance program;

2.11b(vii)	The use of audits, monitoring and other evaluation techniques to assist in the reduction of identified problem areas, and detect criminal conduct as well as implementation of additional steps to evaluate periodically the compliance program;

2.11b(viii)	The investigation and remediation of identified criminal conduct and reasonable steps to prevent similar conduct, including any necessary modification to the compliance program;

2.11b(ix)	The development of policies addressing the non-employment or retention of individuals sanctioned for misconduct in connection with any health care program;

14

Standard 1: Board of Directors, continued
2.11b(x)	Periodic risk assessments to ensure that the Plan’s efforts to prevent and detect violations of law matches the company’s current business activities and appropriate steps to design, implement, or modify each of the elements set forth above to reduce the risk of criminal conduct identified though this process.
The Plan shall certify tri-annually to BCBSA that it has adopted and implemented a compliance program that includes the elements described above including periodic risk assessments and necessary modification to the compliance program. Such certification is for the purposes of meeting licensure requirements only, and does not constitute a representation by BCBSA that the government will find the compliance program as adopted and implemented an “effective compliance program.” For the convenience of the Plans, a sample compliance program has been provided.
2.11c	The standards of conduct applicable to employees, officers and directors shall contain provisions addressing the following additional elements:
2.11c(i)	A prohibition on employees, officers and directors from (a) taking for themselves personally or for their immediate family members opportunities that are discovered through the use of corporate property, information or position; (b) using corporate property, information, or position for personal gain or that of an immediate family member; and (c) competing with the Plan. Employees, officers and directors owe a duty to the Plan to advance its legitimate interests when the opportunity to do so arises;

2.11c(ii)	The responsibility to maintain the confidentiality of information entrusted to the employee, officer or director by the Plan or its customers, except when disclosure is authorized or legally mandated. Confidential information includes all non-public information that might be of use to competitors, or harmful to the Plan or its customers, if disclosed;

2.11c(iii)	The responsibility of each employee, officer and director to deal fairly with the Plan’s customers, suppliers, competitors and employees. None shall take unfair advantage of anyone through manipulation, concealment, abuse of privileged information, misrepresentation of material factors or any other unfair-dealing practice;

15

Standard 1: Board of Directors, continued
2.11c(iv)	The responsibility to protect the Plan’s assets and ensure their efficient use. Theft, carelessness and waste have a direct impact on the Plan’s profitability. All Plan assets shall be used for legitimate business purposes;

2.11c(v)	A prohibition on the Plan directly or indirectly, including through any subsidiary or Controlled Affiliate, extending or maintaining credit, arranging for the extension of credit, or renewing an extension of credit in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of the Plan, except travel advances. An extension of credit maintained by the Plan at the time this policy is adopted shall not be subject to the provisions of this subsection, provided that there is no material modification to any term of any such extension of credit or any renewal of any such extension of credit on or after such date;

2.11c(vi)	A prohibition on taking any action to fraudulently influence, coerce, manipulate, or mislead any independent public or certified accountant engaged in the performance of an audit of the financial statements of the Plan or Controlled Affiliate for the purpose of rendering such financial statements materially misleading;

2.11c(vii)	The responsibility of Plan attorneys to report evidence of a material violation of law or breach of fiduciary duty or similar violation by the Plan or any Controlled Affiliate, or any agent thereof, to the chief legal counsel or the chief executive officer of the Plan (or the equivalent thereof). If the counsel or officer does not appropriately respond to the evidence (adopting, as necessary, appropriate remedial measures or sanctions with respect to the violation), the Plan attorney shall report the evidence to the Audit Committee of the Board of Directors of the Plan or to another committee of the Board of Directors comprised solely of directors not employed directly or indirectly by the Plan, or to the Board of Directors.
The Plan shall certify tri-annually to BCBSA that it has adopted and implemented standards of conduct for its employees, officers and directors that include provisions addressing the elements described above.

16

Standard 1: Board of Directors, continued
2.11d	Require the Plan’s sponsored Larger Controlled Affiliates, and Smaller Controlled Affiliates that were former Primary Licensees, to: 1) adopt effective compliance and ethics programs which incorporate the same principles enumerated under 2.11b and 2.11c above; or 2) participate in the compliance and ethics programs of the Plan.

2.11e	Require Smaller Controlled Affiliates, other than those enumerated in 2.11d, to: 1) adopt compliance and ethics programs as appropriate; or 2) participate in the compliance and ethics programs of the Plan.

2.11f	To the extent that any of the provisions set forth in these Guidelines are inconsistent with the terms of any Corporate Integrity Agreement (“CIA”) entered into by the Plan, the terms of the CIA shall prevail, and compliance therewith shall be deemed sufficient.
2.12	In the case of Plans operated on a for-profit basis, the Plan’s Articles of Incorporation and other Charter documents shall include, at the time the Plan converts to a for-profit basis and continuously thereafter, enforceable provisions to:
2.12a	prohibit any entity not licensed by BCBSA from acquiring more of the Plan’s voting power or ownership than is allowed under Paragraph 9(d)(iii) of the License Agreements (in effect at the time the Plan converted or, if the Plan elects, as subsequently amended) without consent of the Plan’s continuing directors (“Continuing directors” being defined as stated in Paragraph 9(d)(iii) of the License Agreement);

2.12b	require that the Plan Board be composed of three classes of directors with each class containing as close to one third of the total number of directors as possible and each class of directors serving a three year term beginning in a year in which no other class’ term begins;

2.12c	prohibit cumulative voting of stock; and

2.12d	permit amendments to these provisions only upon a vote of at least three-fourths of all shareholders.
3.	Guidelines Subject to Sanctions
3.1	None

17

Standard 2: Reports and Records
The Standard is:
A Plan shall furnish to the Association on a timely and accurate basis reports and records relating to compliance with these Standards and the License Agreements between the Association and the Plans. Such reports and records are the following:
A.	BCBSA Membership Information Request;

B.	Biennial trade name and service mark usage material, including disclosure material under Standard 7;

C.	Changes in the governance of the Plan, including changes in a Plan’s Charter***, Articles of Incorporation***, or Bylaws***, changes in a Plan’s Board composition, or changes in the identity of the Plan’s Principal Officers*;

D.	Quarterly Financial Report, Semi-annual “Health Risk-Based Capital (HRBC) Report” as defined by the NAIC, Annual Financial Forecast, Annual Certified Audit Report, Insurance Department Examination Report**, Annual Statement filed with State Insurance Department (with all attachments), Plan, Subsidiary and Affiliate Report; and
•	Plans that are a Shell Holding Company as defined in the Preamble hereto are required to furnish only a calendar year-end “Health Risk-Based Capital (HRBC) Report” as defined by the NAIC.
E.	Quarterly Enrollment Report and, Member Touchpoint Measures Index (MTM).
•	Plans that are a Shell Holding Company as defined in the Preamble hereto are not required to furnish a Quarterly Enrollment Report.

•	For purposes of MTM reporting only, a Plan shall file a separate MTM report for each Georgraphic Market and on an enterprise basis, except that the enterprise report shall not include the Geographic Market as defined in section (c) of footnote 2 to the guidelines to administer Regular Member Standard 4.

*	Submit within 30 days of change to address indicated below

**	Forward within 30 days of receipt by the Plan of the final report accompanied by a formal comment thereon from the Plan’s CEO, if appropriate, to:

Managing Director, Brand Protection & Financial Services Blue Cross and Blue Shield Association 225 North Michigan Avenue Chicago, IL 60601

***	Include a redline version that clearly identifies the changes

18

Standard 2: Reports and Records, continued
Determination of Compliance:
1.	Guidelines Subject to Immediate Termination
1.1	None
2.	Guidelines Subject to Mediation/Arbitration
2.1	For Reports listed in Item C above: A Plan shall submit the listed reports by the due dates indicated in Attachment I.
2.1a	Not Reporting — A report will be considered not reported if data are not received by the Association within 30 days after the published deadline or after an agreed-upon extension. A report will also be considered not submitted if accuracy concerns or missing data, leading to the misrepresentation of performance and inability to publish data, are not resolved within 30 days after the published deadline or an agreed-upon extension (See Attachment I for reporting due dates).

2.1b	Late Reporting — A report will be considered late if it is received by the Association after the published deadline or after an agreed upon extension (See Attachment I for reporting due dates).

2.1c	Inaccurate Reporting — A report will be considered inaccurate if the data submitted do not conform to published instructions.
3.	Guidelines Subject to Sanctions
3.1	For Reports listed in items D and E above: A Plan shall submit the listed reports by the due dates shown in Attachment I. Refer to Attachment II for specific sanctions in the event a Plan is not in compliance with the following guidelines.
3.1.a	Not Reporting — A report will be considered not reported if data are not received by the Association within 30 days after the published deadline or after an agreed-upon extension. A report will also be considered not submitted if accuracy concerns or missing data, leading to the misrepresentation of performance and inability to publish data, are not resolved within 30 days after the published deadline or an agreed-upon extension (See Attachment I for reporting due dates).

3.1.b	Late Reporting — A report will be considered late if it is received by the Association after the published deadline or after an agreed upon extension (see Attachment I for reporting due dates).

3.1.c	Inaccurate Reporting — A report will be considered inaccurate if the data submitted does not conform to published instructions.

19

Standard 3: Financial Responsibility
The Standard is:
A Plan shall be operated in a manner that provides reasonable financial assurance that it can fulfill its contractual obligations to its customers.
Determination of Compliance:
1.	Guidelines Subject to Immediate Termination
1.1	A Plan shall be considered noncompliant if its liquidity (standard BCBSA definition) is less than 1.0 months of underwritten claims and administrative expenses for two consecutive quarters.
1.1a	A Plan that operates as a Shell Holding Company or a Hybrid Holding Company as defined in the Preamble hereto is not subject to the BCBSA minimum liquidity requirement.
1.2	A Plan shall have a minimum capital equal to or greater than 200% of its “Health Risk-Based Capital (HRBC)* Authorized Control Level (ACL) after covariance” as defined by the NAIC and hereinafter referred to as “Authorized Control Level”.

1.3	Notwithstanding a Plan’s HRBC level, a Plan shall maintain its minimum SAP reserve (or equivalent net worth**) at or above the minimum reserve (or net worth level**) established by each state in which it is domiciled and/or operates.
2.	Guidelines Subject to Mediation/Arbitration
2.1	A Plan shall maintain accounting records on an accrual basis subject to an annual audit resulting in a financial statement opinion that does not express doubts as to the Plan’s ability to continue as a going concern. The annual audit shall be performed by an independent CPA firm acceptable to the Plan Performance and Financial Standards Committee (Note: Each licensee is required to submit a separate annual certified audit report).

*	The HRBC calculation was designed by the National Association of Insurance Commissioners to estimate the minimum statutory level of required capital and is used by BCBSA to determine compliance with BCBSA’s minimum HRBC requirement, established PPRP monitoring thresholds and other requirements and protocols. Given that the HRBC calculation is a retrospective formula, it does not take into account the potential impact of future events (developing market challenges or constraints, investments in technology, unexpectedly high claims, changes in business mix, potential acquisitions or divestitures, etc.) that may have a significant impact on the HRBC of a Plan. Additional capital may be needed to protect against events not otherwise accounted for in the HRBC formula and BCBSA encourages Plans to maintain reserves well above the required HRBC minimum. HRBC was not designed, calibrated or intended for use in determining excess levels of capital.

**	language applicable to non-risk assuming primary licensees.

20

Standard 3: Financial Responsibility, continued
2.2	A Plan shall provide for adequate accounting for loss reserves, actuarial liabilities and related items as annually certified by a qualified actuary pursuant to a review process acceptable to the Plan Performance and Financial Standards Committee (See Attachment V; Note: Each licensee is required to submit a separate certification).

2.3	A Plan excluding a Plan acting as a Shell Holding Company or a Hybrid Holding Company as defined in the Preamble hereto shall be considered noncompliant if it does not meet at least one of the following:
2.3a	participate in the guaranty fund in each state in which it operates; or

2.3b	establish another method approved by BCBSA which assures the payment of claim liabilities and continuation of coverage in the event of an insolvency (See Attachment III); or

2.3c	at a minimum, have an HRBC above 800% of its Authorized Control Level and liquidity of 2.0 months or greater.
2.3c(i)	If a Plan that has complied with the requirement by maintaining the financial position defined above no longer meets one or both of the financial tests, the licensee will have six months to join the guaranty fund or implement an acceptable alternative mechanism.
3.	Guidelines Subject to Sanctions
3.1	None
(* language applicable to non-risk assuming primary licensees)

21

Standard 4: Responsiveness To Customers
The Standard is:
A Plan shall be operated in a manner responsive to customer needs and requirements.
Determination of Compliance:
1.	Guidelines Subject to Immediate Termination
1.1	None
2.	Guidelines Subject to Mediation/Arbitration
2.1	None
3.	Guidelines Subject to Sanctions
3.1	A Plan shall maintain enrollment performance of not worse than declines of 8% in 1 year and 20% over 3 years for “total Blue members"[1] of the Primary Licensee and all Controlled Affiliate Licensees excluding Life Insurance and Charitable Foundation affiliates.

3.2	A Plan’s Board shall be notified of the Plan’s enrollment and service performance levels in the membership compliance letter as required under Membership Standard 1: Board of Directors.

(1)	Total Blue Members is defined as total hospital and medical/surgical members, excluding freestanding, as reported by Licensees to BCBSA.

22

Standard 4: Responsive To Customers, continued
3.3	Effective 1/1/2005 (with the reporting of first quarter 2005 service results) and through year-end 2005 reporting, a Plan shall not fall below the thresholds for Service Performance Scorecard Measures in any of its Geographic Markets[2] for 2 consecutive quarters as shown in the following table.

Service
Performance
Scorecard	Compliance
Measures	Threshold

Enterprise Total	Greater than or equal to 72 Points

Weighted Market Total	Greater than or equal to 72 Points

[2]	“Geographic Market” is defined as follows:
A)	If a Plan’s service area comprises primarily a single state or a portion of a single state, then Geographic Market shall mean the service area.

B)	If a Plan’s service area comprises more than one state and or substantial portions of more than one state, then each state or portion thereof shall be a separate Geographic Market. If, however, a Primary Licensee clearly demonstrates in writing to BCBSA and BCBSA agrees that the delivery of customer service for two or more states (or portions thereof) within a service area is processed at a single site and is fully integrated, then the Geographic Market is defined as those two or more states (or portions thereof). For purposes of this definition, Puerto Rico and the District of Columbia are defined as states.

C)	If consenting and participating Plans offer an all Blue-branded regional Medicare Advantage PPO (“MAPPO”) or regional Medicare Part D Prescription Drug Plan (“PDP”) and the Primary Licensees demonstrate in writing and BCBSA agrees that the delivery of customer service for the product is delivered at a single site and is fully integrated, then the Geographic Market is defined as the applicable MAPPO or PDP Region.

23

Standard 4: Responsive To Customers, continued
Effective 1/1/2006 (with the reporting of first quarter 2006 service results) and quarterly thereafter, a Plan3 shall not fall below the thresholds for Service Performance Scorecard Measures in any of its Geographic Markets2 for 2 consecutive quarters as shown in the following table.

Service
Performance
Scorecard	Compliance
Measures	Threshold

Enterprise Total	Greater than or equal to 80 Points

Weighted Market Total	Greater than or equal to 80 Points

(Refer to Attachment IV for a description of the Service Performance Scorecard, definitions and additional instructions.)
4.	Sanctions:
4.1	A Plan’s Board shall be notified of the Plan’s noncompliance with the thresholds relating to enrollment and service performance in the membership compliance letter as required under Membership Standard 1: Board of Directors

[2]	“Geographic Market” is defined as follows:
A)	If a Plan’s service area comprises primarily a single state or a portion of a single state, then Geographic Market shall mean the service area.

B)	If a Plan’s service area comprises more than one state and or substantial portions of more than one state, then each state or portion thereof shall be a separate Geographic Market. If, however, a Primary Licensee clearly demonstrates in writing to BCBSA and BCBSA agrees that the delivery of customer service for two or more states (or portions thereof) within a service area is processed at a single site and is fully integrated, then the Geographic Market is defined as those two or more states (or portions thereof). For purposes of this definition, Puerto Rico and the District of Columbia are defined as states.

C)	If consenting and participating Plans offer an all Blue-branded regional Medicare Advantage PPO (“MAPPO”) or regional Medicare Part D Prescription Drug Plan (“PDP”) and the Primary Licensees demonstrate in writing and BCBSA agrees that the delivery of customer service for the product is delivered at a single site and is fully integrated, then the Geographic Market is defined as the applicable MAPPO or PDP Region.

3.	For purposes of this guideline, the term Plan shall include a group of Plans in the case of a regional MAPPO or PDP that has been approved as a Geographic Market as provided in footnote 2.

24

Standard 5: Participation in National Programs
The Standard is:
A Plan shall effectively and efficiently participate in each national program as from time to time may be adopted by the Member Plans for the purposes of providing portability of membership between the Plans and ease of claims processing for customers receiving benefits outside of the Plan’s Service Area.
Such programs are applicable to Blue Cross and Blue Shield Plans, and include:
A.	Transfer Program;

B.	Inter-Plan Teleprocessing System (ITS);

C.	BlueCard Program;

D.	Electronic Claims Routing Process;

E.	National Account Programs, effective January 1, 2002;

F.	Business Associate Agreement for Blue Cross and Blue Shield Licensees, effective April 14, 2003; and

G.	Inter-Plan Medicare Advantage Program.
Determination of Compliance:
1.	Guidelines Subject to Immediate Termination
1.1	None
2.	Guidelines Subject to Mediation/Arbitration
2.1	BlueCard Program and ITS — A Plan shall fully participate in ITS and the BlueCard Program through compliance with all BlueCard Program Policies and Provisions and all applicable Inter-Plan Programs Policies and Provisions, unless an exemption has been granted by the Inter-Plan Programs Committee (IPPC) in accordance with those Policies and Provisions.
2.1.a	Compliance determined by periodic reviews or audits and by reviews initiated by evidence of problems.

2.1.b	Mediation/Arbitration shall be commenced only upon a finding by IPPC that such action is warranted and a referral of the matter from IPPC to the PPFSC and the BCBSA Board of Directors for their action.
2.2	Electronic Claims Routing Process — A Plan shall fully participate in the Electronic Claims Routing Process through compliance with all Electronic Claims Routing Process Policies and Provisions and all applicable Inter-Plan Programs Policies and Provisions.

25

Standard 5: Participation in National Programs
2.2.a	Compliance determined by periodic reviews or audits and by reviews initiated by evidence of problems.

2.2.b	Mediation/Arbitration shall be commenced only upon a finding by IPPC that such action is warranted and a referral of the matter from IPPC to PPFSC and the BCBSA Board of Directors for their action.
2.3	National Account Programs — Effective January 1, 2002, a Plan shall fully participate in the National Account Programs through compliance with all National Account Program Policies and Provisions and all applicable Inter-Plan Programs Policies and Provisions.
2.3.a	Compliance determined by periodic reviews or audits and by reviews initiated by evidence of problems.

2.3.b	Mediation/Arbitration shall be commenced only upon a finding by IPPC that such action is warranted and a referral of the matter from IPPC to PPFSC and the BCBSA Board of Directors for their action.
2.4	Business Associate Agreement for Blue Cross and Blue Shield Licensees — A Plan shall fully comply with the terms and conditions of the Business Associate Agreement for Blue Cross and Blue Shield Licensees (Attachment VII).
2.4.a	Compliance determined by certification of adherence to the terms and conditions of the Business Associate Agreement for Blue Cross and Blue Shield Licensees.

2.4.b	The Association shall commence Mediation/Arbitration or intervene in a Mediation/Arbitration proceeding among Plans upon a finding by the Plan Performance and Financial Standards Committee that such action is warranted and a referral of the matter from PPFSC to the BCBSA Board of Directors for its action.
2.5	Inter-Plan Medicare Advantage Program — A Plan shall fully participate in the Inter-Plan Medicare Advantage Program through compliance with all Inter-Plan Medicare Advantage Program Policies and Provisions.
2.5a	Compliance determined by periodic review or audits and by reviews initiated by evidence of problems.

2.5b	Mediation/Arbitration shall be commenced only upon a finding by IPPC that such action is warranted and a referral of the matter from IPPC to PPFSC and the BCBSA Board of Directors for their action.

26

Standard 5: Participation in National Programs
3.	Guidelines Subject to Sanctions
3.1	Transfer Program — A Licensee shall be in compliance with the policies, provisions and procedures of the program and shall correct any items of noncompliance.
3.1a	Compliance determined by annual Licensee certification of having appropriately followed Program procedures to identify and transfer nonresident direct pay and Medicare Supplemental subscribers, by quarterly volume reporting and by reviews initiated by evidence of problems.
4.	Sanctions:
A Plan’s Board shall be notified if the Plan’s performance is not in compliance with the above.

27

Standard 6: Financial Performance Requirements
The Standard is:
In addition to requirements under the national programs listed in Standard 5:
Participation in National Programs, a Plan shall take such action as required to ensure its financial performance in programs and contracts of an inter-Plan nature or where the Association is a party.
Determination of Compliance:
1.	Guidelines Subject to Immediate Termination
1.1	None
2.	Guidelines Subject to Mediation/Arbitration
2.1	A Plan, except a Plan acting as a Shell Holding Company or a Hybrid Holding Company as defined in the Preamble hereto, with SAP or equivalent reserve (net worth) of less than 300% of its Authorized Control Level or liquidity for two consecutive quarters of less than 1.5 months of underwritten claims and administrative expenses (standard BCBSA definition) shall:
2.1a	Provide an irrevocable and unconditional letter of credit, or other guarantee of payment satisfactory to BCBSA, in an amount which shall be reset quarterly equal to:
2.1a(i)	The Control/Home Plan liabilities as actuarially determined by BCBSA using the respective Plan’s historical claim settlement patterns and actuarial standards of practice for determining incurred health claim liabilities for:
(a)	The BlueCard Program;

(b)	The Electronic Claims Routing Process (“ECRP”);

(c)	Other transactions settled in whole or in part through the Central Financial Agency (“CFA”); and

(d)	National Account Service Company, LLC (“NASCO”) transactions.
And

28

Standard 6: Financial Performance Requirements, continued
2.1a(ii)	The Participating/Host Plan liabilities including gross variance settlements, as a result of modified pricing (under BCBSA Inter-Plan Programs’ policies and provisions, including, but not limited to, BlueCard Program Policies and Provisions or the equivalent), due Control/Home Plans as actuarially determined by BCBSA.
2.1b	Provide NASCO, on a timely basis, with written authorization to provide BCBSA with requested NASCO claims information used in connection with the calculation under paragraph 2.1a(i).

2.1c	Provide each Participating/Host Plan with an option to receive from the Plan, as Control/Home Plan, an irrevocable and unconditional letter of credit or other guarantee of payment acceptable to each such Participating/Host Plan for Inter-Plan Programs’ liabilities occurring outside the CFA and NASCO.
2.1c(i)	Each such guarantee shall be equal to the greater of:
(a)	Control/Home Plan’s Inter-Plan liabilities to each such Participating/Host Plan as certified by a qualified independent third party acceptable to BCBSA; or

(b)	An amount as actuarially determined by BCBSA.
2.1c(ii)	The guarantee amount shall be reset quarterly based on the most recent quarter and include:
(a)	An estimate of average unpaid claims and administrative expenses due to Participating/Host Plans, net of outstanding advances; and

(b)	An estimate of financial settlements, outstanding through the current quarter, due to each Participating/Host Plan.
2.1d	Distribute to Participating/Host Plans on a quarterly basis, any funds owed for national account financial settlements. Any such actual distributions can be used to offset funds set aside in accordance with 2.1a and 2.1b under this Standard 6.

2.1e	Provide to BCBSA, on a quarterly basis, a listing of national accounts in which the Plan is involved as (Control/Home and Participating/Host), identifying the national account and the Plan’s role therein. For those accounts where the Plan is the Control/Home Plan, the Plan must also specify the Participating/Host Plans in each national account syndicate. For any Plan included in the Plan Performance Contingency Protocol

29

Standard 6: Financial Performance Requirements, continued
(“PPCP”), that Plan’s information will be distributed to the other members of each national account syndicate.
2.1f	For the Blue Quality Centers for Transplant (“BQCT”) liabilities not settled in whole or in part through the CFA or otherwise covered herein, the Home Plan must provide BCBSA with an irrevocable and unconditional letter of credit, or other guarantee of payment satisfactory to BCBSA, in an amount which shall be reset quarterly equal to the greater of:
2.1f(i)	An amount equal to the Plan’s number of BQCT transplants completed for the prior twelve months times the most recent estimated U.S. average billed charges per transplant as determined by Milliman USA or such other actuarial firm chosen by BCBSA; or

2.1f(ii)	An amount as actuarially determined by BCBSA.
2.1g	Waive any right to challenge the federal super-priority status held by the Plan for the Federal Employee Program and Medicare Part A.
3.	Guidelines Subject to Sanctions
3.1	None

30

Standard 7: Certain Disclosures
The Standard is:
A Plan shall make adequate disclosure in contracting with third parties and in disseminating public statements of:
A.	the structure of the Blue Cross and Blue Shield System;

B.	the independent nature of every Plan and;

C.	the Plan’s financial condition.
Determination of Compliance:
1.	Guidelines Subject to Immediate Termination
1.1	None
2.	Guidelines Subject to Mediation/Arbitration
2.1	A Plan that is in PPRP monitoring for financial reasons shall disseminate to all providers, accounts, and direct pay subscribers the descriptions contained in the approved disclosure brochure or other document as set forth in the Brand Book;

2.2	A Plan that is in PPRP monitoring for financial reasons shall disseminate to all providers, accounts, and direct pay subscribers a summary of the Plan’s year-end audited balance sheet as set forth in the Brand Book;

2.3	A Plan shall comply with the other disclosure requirements as set forth in the Brand Book;

2.4	A Plan shall include the approved form contract provisions in all written contracts with providers, accounts, and direct pay subscribers as set forth in the Brand Book. If a state regulator refuses to permit a Plan to add these provisions to any such contract, and if the Plan provides written evidence of such refusal, BCBSA shall not require the provisions in such contract and BCBSA shall notify the regulator that the Plan has been relieved of compliance for as long as the regulator prohibits compliance;

2.5	A Plan shall include on each subscriber ID card carrier or mailer enclosed with or attaching a subscriber ID card the form disclosure statement as set forth in the Brand Book; and

2.6	A Plan shall provide information in such form as requested by the Association demonstrating that the Plan is complying with the above requirements.
3.	Guidelines Subject to Sanctions
3.1	None

31

Standard 8: Cooperation with Plan Performance Response Process
The Standard is:
A Plan shall cooperate with the Association’s Board of Directors and its Plan Performance and Financial Standards Committee in the administration of the Plan Performance Response Process and in addressing Plan performance problems identified thereunder.
Determination of Compliance:
1.	Guidelines Subject to Immediate Termination
1.1	None
2.	Guidelines Subject to Mediation/Arbitration
2.1	A Plan shall provide the Association’s Board of Directors and the Plan Performance and Financial Standards Committee with such data, action plans and access to the Plan Board of Directors and on-site visits as required under the Plan Performance Response Process (PPRP); and

2.2	A Plan shall promptly and effectively addressing performance problems identified under the PPRP on a basis which is consistent with the Plan’s responsibilities under the PPRP as determined in the reasonable judgment of the Association’s Board of Directors and its Plan Performance and Financial Standards Committee.
3.	Guidelines Subject to Sanctions
3.1	None

32

Standard 9: Independent Financial Rating
The Standard is:
A Plan shall obtain a rating of its financial strength from an independent rating agency approved by the Association’s Board of Directors for such purpose.
Determination of Compliance:
1.	Guidelines Subject to Immediate Termination
1.1	None
2.	Guidelines Subject to Mediation/Arbitration
2.1	Annually, a Plan shall receive a BCBSA-approved financial strength rating provided, however: (1) a Plan operating as a Shell Holding Company as defined in the Preamble hereto is not required to obtain a financial strength rating; (2) a Plan operating as a Hybrid Holding Company as defined in the Preamble hereto that has outstanding publicly rated debt is required to receive an Issuer Credit Rating[1] instead of a financial strength rating; and (3) a Plan operating as Hybrid Holding Company as defined in the Preamble hereto that has no outstanding publicly rated debt is required to maintain a financial strength rating using the rating agency’s approved insurance Group Rating Methodology. All of the foregoing ratings shall be from either Standard & Poor’s, A.M. Best or Fitch, Inc.

2.2	Once a private rating has been issued, the Plan is required to refrain from making public its private rating[2] unless the Plan is compelled to do so by lawful subpoena or other compulsory legal or regulatory process. If compelled to release the information, the Plan is to inform BCBSA[3] of the occurrence.
3.	Guidelines Subject to Sanctions
3.1	None

[1]	An Issuer Credit Rating is an opinion of an obligor’s overall financial creditworthiness to pay its financial obligations. The Issuer Credit Rating is assigned at the holding company level and is the technical term used by Standard & Poor’s and A.M. Best. Fitch uses the technical term “Long Term Credit Rating”.

[2]	This requirement does not relate to a public rating a Plan may receive from Standard & Poor’s, A.M. Best or Fitch, Inc.

[3]	Inform:
Steven D. Putziger
Executive Director, Brand Protection & Financial Services
Blue Cross and Blue Shield Association
225 North Michigan Avenue
Chicago, IL 60601

33

Standard 10: Local and National Best Efforts
The Standard is:
Nothwithstanding any other provision in this License Agreement, during each year, a Plan and its Controlled Affiliate(s) engaged in providing licensable services (excluding Life Insurance and Charitable Foundation Services) shall use their best efforts to promote and build the value of the Blue Cross [for Blue Cross Licensees] and Blue Shield [for Blue Shield Licensees] Marks.
Determination of Compliance:
1.	Guidelines Subject to Immediate Termination
1.1	None
2.	Guidelines Subject to Mediation/Arbitration
2.1	At least 80% of the annual Combined Local Net Revenue of a Plan* and its Licensable Controlled Affiliates attributable to health care plans and related services and hospital services (hereafter “Local Health Revenue”) offered within the designated Service Area must be sold, marketed, administered or underwritten under the Licensed Marks and Names.

2.2	At least 66-2/3% of the annual Combined National Net Revenue of a Plan** and its Licensable Controlled Affiliates attributable to health care plans and related services (hereafter “National Health Revenue”) must be sold, marketed, administered or underwritten under the Licensed Marks and Names. The percentage set forth in this paragraph shall not be changed for at least 10 years from the date of adoption of this paragraph.
2.2a	If a Plan does not comply with the above National Health Revenue percentage, then it may comply with this Guideline 2.2 by having at least 66-2/3% of the annual Combined National Enrollment of the Plan*** and its Licensable Controlled Affiliates enrolled in health care plans and related services (hereafter “National Health Enrollment”) sold, marketed, administered or underwritten under the Licensed Marks and Names, provided that such Plan was a Primary Licensee on the date this Guideline was adopted by the BCBSA Board of Directors.
2.3	Licensable Controlled Affiliate shall mean an entity which would be eligible to receive a license to utilize the Licensed Marks and Names under BCBSA rules, as amended from time to time, if control by a Plan as defined in the License Agreement were the only criterion for licensure under such rules.

2.4	In administering this Standard, BCBSA will consider the legitimate strategic interests of the Plan as embodied in its investments made in reliance on regulations in effect prior to June 13, 1996, under this Standard 10, including but not limited to the compliance exception for the period prior to the calendar year beginning January 1, 1999.

34

Standard 10: Local and National Best Efforts, continued
2.5	Nothing in these Guidelines or in the “Best Efforts” Standard shall relieve Blue Cross and Blue Shield Association or any Plan or Controlled Affiliate from the obligations imposed under the License Agreement and any Controlled Affiliate License Agreement or from the obligations to deal in good faith and fairly with each other under the terms of the License Agreement and/or any Controlled Affiliate License Agreement. These Guidelines may not be revised without the approval of the Board of Directors.

Compliance with Local Best Efforts Standard

2.6	In the event that a Plan acquires or takes control of business through a purchase, merger or any other transaction that results in the Plan, on a pro-forma basis, falling below the requirement in Paragraph 2.1, the Plan shall:
2.6a	Come into compliance with Paragraph 2.1 as described below.

2.6b	Within 120 days from the closing date of the merger, purchase or transaction, submit an action plan to BCBSA for PPFSC approval that identifies the steps the Plan will take to come into compliance with Paragraph 2.1 as soon as possible but in any event no later than 24 months after the date of the PPFSC’s initial determination on the action plan, unless such time period is extended by the PPFSC in accordance with Paragraph 2.11.
2.6b(i)	The action plan (or amended action plan described below) is subject to the approval of the PPFSC, such approval not to be unreasonably withheld. In determining whether to approve a proposed action plan, the PPFSC shall consider the need to avoid harm to the Blue Brands and other Plans, the need for prompt compliance, the likelihood of serious disruption or harm to the business of the Plan proposing the action plan and regulatory constraints, together with any other relevant factors. Once submitted to BCBSA, the action plan shall be presented to the PPFSC no later than at its next regular meeting (1) in which a quorum is present to take action, and (2) for which the action plan was received by BCBSA not less than five business days prior to the agenda mailing. The Plan shall have the right to appear at such meeting, to answer any questions from Committee members, and to make a presentation to the PPFSC in support of its action plan. The PPFSC may exclude the Plan, however, from its deliberations. If the PPFSC requests more information from the Plan, the PPFSC may exercise its reasonable discretion and extend accordingly the time within which the Plan must comply. If the PPFSC disapproves the action plan, the Committee shall inform the Plan in writing of its decision, including the basis for the disapproval, and inform the Plan of its right to file an amended action plan.

35

Standard 10: Local and National Best Efforts, continued
The Plan shall have at least one opportunity to submit an amended action plan. In the event the PPFSC disapproves the amended action plan, the PPFSC may, in its sole discretion permit the Plan to file further amended action plans. Any such amended action plan must be submitted to BCBSA within 60 days from the date of disapproval of the previously submitted action plan. The first such amended action plan shall be subject to the requirements stated in the second sentence of this subparagraph.
2.6b(ii)	If the Plan’s action plan (or amended action plan) is approved by the PPFSC, the Plan is required to submit, on a quarterly basis, written status updates to BCBSA that document the Plan’s progress towards compliance with the approved action plan (or amended action plan). The PPFSC may withdraw approval of a Plan’s action plan (or amended action plan) if the PPFSC determines that the Plan is not making sufficient progress towards compliance with the milestones or schedules described in the action plan, as evidenced by the Plan’s quarterly written status updates. Upon the withdrawal of the Committee’s approval of the Plan’s action plan (or amended action plan), the Committee will notify the Plan in writing, including the basis for the withdrawal of approval. If the withdrawal of approval is for the Plan’s original action plan, the Plan shall have at least one opportunity to submit an amended action plan as provided in paragraph 2.6b(i). If the withdrawal of approval is for an amended action plan, the Committee may in its sole discretion permit the Plan to file additional amended action plans.
2.7	If a Plan, for any reason other than the acquisition or taking control of business through a purchase, merger or any other transaction, falls below the requirement in Paragraph 2.1, the Plan shall:
2.7a	Come into compliance with Paragraph 2.1 as described below.

2.7b	Within 60 days after the date of PPFSC determination (hereinafter the “date of determination”) that the Plan is below the requirement in Paragraph 2.1, submit an action plan to BCBSA for PPFSC approval that identifies the steps the Plan will take to comply with Paragraph 2.1 as soon as possible but in any event no later than 12 months after the date of the PPFSC’s initial determination on the action plan, unless such time period is extended by the PPFSC in accordance with Paragraph 2.11.
2.7b(i)	The action plan (or amended action plan described below) is subject to the approval of the PPFSC, such approval not to be unreasonably withheld. In determining whether to approve a proposed action plan, the PPFSC shall consider the need

36

Standard 10: Local and National Best Efforts, continued
to avoid harm to the Blue Brands and other Plans, the need for prompt compliance, the likelihood of serious disruption or harm to the business of the Plan proposing the action plan and regulatory constraints, together with any other relevant factors. Once submitted to BCBSA, the action plan shall be presented to the PPFSC no later than at its next regular meeting (1) in which a quorum is present to take action, and (2) for which the action plan was received by BCBSA not less than five business days prior to the agenda mailing. The Plan shall have the right to appear at such meeting, to answer any questions from Committee members, and to make a presentation to the PPFSC in support of its action plan. The PPFSC may exclude the Plan, however, from its deliberations. If the PPFSC requests more information from the Plan, the PPFSC may exercise its reasonable discretion and extend accordingly the time within which the Plan must comply. If the PPFSC disapproves the action plan, the Committee will inform the Plan in writing of its decision, including the basis for the disapproval, and inform the Plan of its right to file an amended action plan. The Plan shall have at least one opportunity to submit an amended action plan. In the event the PPFSC disapproves the amended action plan, the PPFSC may, in its sole discretion permit the Plan to file further amended action plans. Any such amended action plan must be submitted to BCBSA within 60 days from the date of disapproval of the previously submitted action plan. The first such amended action plan shall be subject to the requirements stated in the second sentence of this subparagraph.
2.7b(ii)	If the Plan’s action plan (or amended action plan) is approved by the PPFSC, the Plan is required to submit, on a quarterly basis, written status updates to BCBSA that document the Plan’s progress towards compliance with the approved action plan (or amended action plan). The PPFSC may withdraw approval of a Plan’s action plan (or amended action plan) if the PPFSC determines that the Plan is not making sufficient progress towards compliance with the milestones or schedules described in the action plan, as evidenced by the Plan’s quarterly written status updates. Upon the withdrawal of the Committee’s approval of the Plan’s action plan (or amended action plan), the Committee will notify the Plan in writing, including the basis for the withdrawal of approval. If the withdrawal of approval is for the Plan’s original action plan, the Plan shall have at least one opportunity to submit an amended action plan as provided in paragraph 2.7b(i). If the withdrawal of approval is for an amended action plan, the Committee may in its sole discretion permit the Plan to file additional amended action plans. The first such amended action plan shall be subject to the requirements stated in the second sentence of this subparagraph.

37

Standard 10: Local and National Best Efforts, continued
Compliance with National Best Efforts Standard

2.8	In the event that a Plan is below the requirement in Paragraph 2.2 as of the date of enactment of Paragraph 2.2, the Plan must:
2.8a	Come into compliance with Paragraph 2.2 as described below.

2.8b	Within 120 days after the enactment of Paragraph 2.2, submit an action plan to BCBSA for PPFSC approval that identifies the steps the Plan will take to comply with Paragraph 2.2 as soon as possible but in any event no later than 24 months after the date of the PPFSC’s initial determination on the action plan, unless such time period is extended by the PPFSC in accordance with Paragraph 2.11.
2.8b(i)	The action plan (or amended action plan described below) is subject to the approval of the PPFSC, such approval not to be unreasonably withheld. In determining whether to approve a proposed action plan, the PPFSC shall consider the need to avoid harm to the Blue Brands and other Plans, the need for prompt compliance, the likelihood of serious disruption or harm to the business of the Plan proposing the action plan and regulatory constraints, together with any other relevant factors. Once submitted to BCBSA, the action plan shall be presented to the PPFSC no later than at its next regular meeting (1) in which a quorum is present to take action, and (2) for which the action plan was received by BCBSA not less than five business days prior to the agenda mailing. The Plan shall have the right to appear at such meeting, to answer any questions from Committee members, and to make a presentation to the PPFSC in support of its action plan. The PPFSC may exclude the Plan, however, from its deliberations. If the PPFSC requests more information from the Plan, the PPFSC may exercise its reasonable discretion and extend accordingly the time within which the Plan must comply. If the PPFSC disapproves the action plan, the Committee will inform the Plan in writing of its decision, including the basis for the disapproval, and inform the Plan of its right to file an amended action plan. The Plan shall have at least one opportunity to submit an amended action plan. In the event the PPFSC disapproves the amended action plan, the PPFSC may, in its sole discretion permit the Plan to file further amended action plans. Any such amended action plan must be submitted to BCBSA within 60 days from the date of disapproval of the previously submitted action plan. The first such amended action plan shall be subject to the requirements stated in the second sentence of this subparagraph.

38

Standard 10: Local and National Best Efforts, continued
2.8b(ii)	If the Plan’s action plan (or amended action plan) is approved by the PPFSC, the Plan is required to submit, on a quarterly basis, written status updates to BCBSA that document the Plan’s progress towards compliance with the approved action plan (or amended action plan). The PPFSC may withdraw approval of a Plan’s action plan (or amended action plan) if the PPFSC determines that the Plan is not making sufficient progress towards compliance with the milestones or schedules described in the action plan, as evidenced by the Plan’s quarterly written status updates. Upon the withdrawal of the Committee’s approval of the Plan’s action plan (or amended action plan), the Committee will notify the Plan in writing, including the basis for the withdrawal of approval. If the withdrawal of approval is for the Plan’s original action plan, the Plan shall have at least one opportunity to submit an amended action plan as provided in paragraph 2.8b(i). If the withdrawal of approval is for an amended action plan, the Committee may in its sole discretion permit the Plan to file further amended action plans.
2.9	This section applies to any Plan that is in compliance upon enactment of Paragraph 2.2 or has come into compliance pursuant to Paragraph 2.8. In the event that a Plan acquires or takes control of business through a purchase, merger or any other transaction that results in the Plan, on a pro-forma basis, falling below the requirement in Paragraph 2.2, the Plan shall:
2.9a	Come into compliance with Paragraph 2.2 as described below.

2.9b	Within 120 days from the closing date of the merger, purchase or transaction, submit an action plan to BCBSA for PPFSC approval that identifies the steps the Plan will take to come into compliance with Paragraph 2.2 as soon as possible but in any event no later than 24 months after the date of the PPFSC’s initial determination, unless such time period is extended by the PPFSC in accordance with Paragraph 2.11.
2.9b(i)	The action plan (or amended action plan described below) is subject to the approval of the PPFSC, such approval not to be unreasonably withheld. In determining whether to approve a proposed action plan, the PPFSC shall consider the need to avoid harm to the Blue Brands and other Plans, the need for prompt compliance, the likelihood of serious disruption or harm to the business of the Plan proposing the action plan and regulatory constraints, together with any other relevant factors. Once submitted to BCBSA, the action plan shall be presented to the PPFSC no later than at its next regular meeting (1) in which a quorum is present to take action, and (2) for which the action plan was received by BCBSA not less than five business days prior to the agenda mailing. The Plan shall have the right to appear at such meeting, to answer any questions from Committee members, and to make a presentation to the PPFSC

39

Standard 10: Local and National Best Efforts, continued
in support of its action plan. The PPFSC may exclude the Plan, however, from its deliberations. If the PPFSC requests more information from the Plan, the PPFSC may exercise its reasonable discretion and extend accordingly the time within which the Plan must comply. If the PPFSC disapproves the action plan, the Committee shall inform the Plan in writing of its decision, including the basis for the disapproval, and inform the Plan of its right to file an amended action plan. The Plan shall have at least one opportunity to submit an amended action plan. In the event the PPFSC disapproves the amended action plan, the PPFSC may, in its sole discretion permit the Plan to file further amended action plans. Any such amended action plan must be submitted to BCBSA within 60 days from the date of disapproval of the previously submitted action plan. The first such amended action plan shall be subject to the requirements stated in the second sentence of this subparagraph.
2.9b(ii)	If the Plan’s action plan (or amended action plan) is approved by the PPFSC, the Plan is required to submit, on a quarterly basis, written status updates to BCBSA that document the Plan’s progress towards compliance with the approved action plan (or amended action plan). The PPFSC may withdraw approval of a Plan’s action plan (or amended action plan) if the PPFSC determines that the Plan is not making sufficient progress towards compliance with the milestones or schedules described in the action plan, as evidenced by the Plan’s quarterly written status updates. Upon the withdrawal of the Committee’s approval of the Plan’s action plan (or amended action plan), the Committee will notify the Plan in writing including the basis for the withdrawal of approval. If the withdrawal of approval is for the Plan’s original action plan, the Plan shall have at least one opportunity to submit an amended action plan as provided in paragraph 2.9b(i). If the withdrawal of approval is for an amended action plan, the Committee may in its sole discretion permit the Plan to file further amended action plans.
2.10	This section applies to any Plan that is in compliance upon enactment of Paragraph 2.2 or has come into compliance pursuant to Paragraph 2.8. If the Plan, for any reason other than the acquisition or taking control of business through a purchase, merger or any other transaction, falls below the requirement in 2.2, the Plan shall:
2.10a	Come into compliance with Paragraph 2.2 as described below.

40

Standard 10: Local and National Best Efforts, continued
2.10b	Within 60 days after the date of determination that the Plan is below the requirement in Paragraph 2.2, submit an action plan to BCBSA for PPFSC approval that identifies the steps the Plan will take to comply with Paragraph 2.2 as soon as possible but in any event no later than 12 months after the date of the PPFSC’s initial determination on the action plan, unless such time period is extended by the PPFSC in accordance with Paragraph 2.11.
2.10b(i)	The action plan (or amended action plan described below) is subject to the approval of the PPFSC, such approval not to be unreasonably withheld. In determining whether to approve a proposed action plan, the PPFSC shall consider the need to avoid harm to the Blue Brands and other Plans, the need for prompt compliance, the likelihood of serious disruption or harm to the business of the Plan proposing the action plan and regulatory constraints, together with any other relevant factors. Once submitted to BCBSA, the action plan shall be presented to the PPFSC no later than at its next regular meeting (1) in which a quorum is present to take action, and (2) for which the action plan was received by BCBSA not less than five business days prior to the agenda mailing. The Plan shall have the right to appear at such meeting, to answer any questions from Committee members, and to make a presentation to the PPFSC in support of its action plan. The PPFSC may exclude the Plan, however, from its deliberations. If the PPFSC requests more information from the Plan, the PPFSC may exercise its reasonable discretion and extend accordingly the time within which the Plan must comply. If the PPFSC disapproves the action plan, the Committee will inform the Plan in writing of its decision, including the basis for the disapproval, and inform the Plan of its right to file an amended action plan. The Plan shall have at least one opportunity to submit an amended action plan. In the event the PPFSC disapproves the amended action plan, the PPFSC may, in its sole discretion permit the Plan to file further amended action plans. Any such amended action plan must be submitted to BCBSA within 60 days from the date of disapproval of the previously submitted action plan. The first such amended action plan shall be subject to the requirements stated in the second sentence of this subparagraph.

2.10b(ii)	If the Plan’s action plan (or amended action plan) is approved by the PPFSC, the Plan is required to submit, on a quarterly basis, written status updates to BCBSA that document the Plan’s progress towards compliance with the approved action plan (or amended action plan). The PPFSC may withdraw approval of a Plan’s action plan (or amended action plan) if the PPFSC determines that the Plan is not making sufficient progress towards compliance with the milestones or schedules described

41

Standard 10: Local and National Best Efforts, continued
in the action plan, as evidenced by the Plan’s quarterly written status updates. Upon the withdrawal of the Committee’s approval of the Plan’s action plan (or amended action plan), the Committee will notify the Plan in writing, including the basis for the withdrawal of approval. If the withdrawal of approval is for the Plan’s original action plan, the Plan shall have at least one opportunity to submit an amended action plan as provided in paragraph 2.10b(i). If the withdrawal of approval is for an amended action plan, the Committee may in its sole discretion permit the Plan to file further amended action plans.
2.11	Once the PPFSC has approved an action plan (or amended action plan), the approved compliance period may not be extended beyond the 12 or 24 month periods as specified in 2.6b, 2.7b, 2.8b, 2.9b and 2.10b, except on meeting all of the following conditions:
2.11a	The Plan must submit a request to extend the compliance period prior to the expiration of the previously approved compliance period;

2.11b	The Plan must demonstrate to the PPFSC that it made a good faith effort to achieve the action plan (or amended action plan), and that additional time is needed due to circumstances beyond its control; and

2.11c	The amended compliance period must be approved by the PPFSC, such approval not to be unreasonably withheld.
2.12	In the event that the PPFSC disapproves a Plan’s action plan (or amended action plan) pursuant to 2.6b(i), 2.7b(i), 2.8b(i), 2.9b(i) and 2.10b(i) or extension of the compliance period pursuant to 2.11, or withdraws its approval of an action plan pursuant to 2.6b(ii), 2.7b(ii), 2.8b(ii), 2.9b(ii) and 2.10b(ii), the Plan shall have the right to appeal the decision to the BCBSA Board of Directors. The Plan must request such an appeal prior to either one of the next two meetings of the Board of Directors that take place after the PPFSC’s decision to disapprove or withdraw its approval. Nothing contained herein shall be construed that the Plan does not have appeal rights with respect to decisions made by the PPFSC regarding compliance with other Standards or their associated guidelines.

*	Combined Local Net Revenue shall have the meaning ascribed to it in Attachment VI to these Guidelines.

**	Combined National Net Revenue shall have the meaning ascribed to it in Attachment VI to these Guidelines.

***	Combined National Enrollment shall have the meaning ascribed to it in Attachment VI to these Guidelines.

42

Standard 11: Transactions Which May Impair the Value of the Marks and Name
The Standard is:
Neither a Plan nor any Larger Controlled Affiliate shall cause or permit an entity other than a Plan or a Licensed Controlled Affiliate thereof to obtain control of the Plan or Larger Controlled Affiliate or to acquire a substantial portion of its assets related to licensable services.
Determination of Compliance:
1.	Guidelines Subject to Immediate Termination
1.1	The Plan shall be considered noncompliant upon a reduction in Combined Local Net Revenue of the Plan and its Controlled Affiliates in any fiscal quarter in the Service Area of fifty percent or more compared to such revenue in any fiscal quarter during the prior thirty-six month period, due in whole or in part to the conveyance of assets, including goodwill, to a party other than a Plan or Licensed Controlled Affiliate of a Plan which is in compliance with all rules and regulations of BCBSA. Combined Local Net Revenue shall have the meaning ascribed to it in Attachment VI to the Guidelines, except that, for purposes of this section, Combined Local Net Revenue excludes delivery of health care services; (such as hospital and medical (professional) services), and the sale of health care products; stand-alone vision, mental, drug, dental, pharmacy management or other specialty health care financing or administrative programs; workers’ compensation; and stand-alone reinsurance and stand-alone stop loss insurance.

1.2	The Plan shall be considered noncompliant if, as a result of any transaction with an entity or group other than Plans or Licensed Controlled Affiliates of Plans, the entity or group or its owners or members obtain the ability to select a majority of the members of the Board of Directors of the Plan or any of its Larger Controlled Affiliates or otherwise gain control of the Plan or Larger Controlled Affiliate.

1.3	The Plan shall be considered noncompliant if an officer or other person who is among the ten most highly compensated employees of a Plan or any of its Larger Controlled Affiliates shall have a financial arrangement with any entity, other than a Plan or an entity controlled by the Plan, which permits the entity to influence that person in the discharge of his duties.

1.4	The Plan shall be considered noncompliant if the Plan or any of its Larger Controlled Affiliates enter into an arrangement for the management of all or a portion of the operations of the Plan or Larger Controlled Affiliate where the consideration to be paid for such services exceeds 35% of that entity’s administrative expenditures for the fiscal year with respect to which such services are rendered. Consideration includes payment from any source to an entity or its Affiliates or Associates (as defined in paragraph 9.d(v)(a) of the

43

Standard 11: Transactions Which May Impair the Value of the Marks and Name, continued
License Agreement), other than a Plan or an entity controlled by a Plan, but shall exclude amounts paid for claims processing and other clerical functions if no other management services are provided by the same entity or its Affiliates or Associates.
1.5	BCBSA may require the Plan or any of its Larger Controlled Affiliates to make full disclosure to it of any proposed or completed transaction as BCBSA deems necessary to ascertain compliance with this Standard, including purchase, lease, employment, consulting or other financial arrangements between third parties and the Plan or its officers, directors or members.

1.6	An unlicensed party seeking to obtain control over a Plan or Larger Controlled Affiliate or to acquire a substantial portion of its assets is invited to apply to become a licensee. To qualify for a grant or assignment of a license, the applicant must meet the following criteria in addition to all other criteria established by BCBSA in the Bylaws, License Agreement, Membership Standards and accompanying Guidelines:
1.6a	The owners, directors, officers, and proposed management team of the applicant must demonstrate that they possess the character and qualifications to operate the business in a manner which will enhance the value of the Licensed Marks and Names.

1.6b	The applicant must submit a business plan based on realistically-attainable objectives which indicate that it will operate its business in a manner which will enhance the value of the Licensed Marks and Names.

1.6c	Upon licensure of the applicant, at least 66-2/3% of its consolidated gross revenues attributable to Health Care Products and Services would be sold, marketed, underwritten or administered under the Licensed Marks and Names, based on pro forma consolidation of the applicant’s and the Plan’s most recently available financial statements. Health Care Products and Services includes: i) health care plans and related services as defined in the License Agreement; ii) the delivery of hospital services, and medical (professional) services as defined in Attachment VI of these Guidelines; and iii) health care products as defined in Attachment VI of these Guidelines.

1.6d	The applicant must make a full disclosure to BCBSA of all of the terms of any proposed transaction with a Plan or any of its Larger Controlled Affiliates including purchase, lease, employment, consulting or other financial arrangements with the Plan or any of its Larger Controlled Affiliates or its officers, directors or members.

44

Standard 11: Transactions Which May Impair the Value of the Marks and Name, continued
1.6e	The applicant, if licensed, would not immediately be in violation of any provisions of the Bylaws, License Agreement, Membership Standards or accompanying Guidelines and would not be immediately subject to monitoring under the Plan Performance Response Process due to its financial status, based on its fiscal quarter most recently ended.
An applicant seeking a grant or assignment of a license in connection with transactions exclusively by or among Plans or their controlled affiliates, including reorganizations, combinations or mergers, is not required to meet the additional criteria set forth in bullet 1.6 where the BCBSA Board of Directors determines that the transaction results in no material change of ownership or control.
2.	Guidelines Subject to Mediation/Arbitration
2.1	None
3.	Guidelines Subject to Sanctions
3.1	None

45

Standard 12: Blue-Branded Provider Network Rental
The Standard is:
No provider network, or portion thereof, shall be rented or otherwise made available to a National Competitor if the Licensed Marks or Names are used in any way with such network.
A provider network may be rented or otherwise made available, provided there is no use of the Licensed Marks or Names with respect to the network being rented.
Determination of Compliance:
1.	Guidelines Subject to Immediate Termination
1.1	None
2.	Guidelines Subject to Mediation/Arbitration
2.1	A Plan shall be considered noncompliant if it or any Licensed Controlled Affiliate directly or indirectly rents or otherwise makes available to a National Competitor a provider network or any portion thereof with which such Plan or Licensed Controlled Affiliate is using the Licensed Marks or Names.

2.2	A Plan shall be considered noncompliant if it or any Licensed Controlled Affiliate directly or indirectly rents or otherwise makes available (through a provision in a provider contract or otherwise) a provider network or portion thereof which uses the Licensed Marks or Names to an unlicensed Affiliate or any entity that, in turn, rents or otherwise makes available such network to a National Competitor, even if such Affiliate makes no other reference to the Licensed Marks or Names.

2.3	Nothing herein shall prohibit an unlicensed Affiliate of a Plan from contracting separately in its own name with any provider and renting or otherwise making available the provider network created by such contracts to any person or entity, provided there is no reference in or use of the Licensed Marks or Names in such contracts or elsewhere with respect to the rented network.

2.4	“National Competitor,” for purposes of this Standard, is any non-Blue entity, other than a subsidiary or affiliate of a Blue entity, together with its affiliated companies that:
(a)	competes against the Blue System for Core Products and Services (as defined in Brand Regulation 7.5); and

(b)	on a consolidated basis, would have less than 66 2/3% of its gross revenues attributable to Core Products and Services (as defined in Brand Regulation 7.5) sold, marketed, underwritten or administered under the Licensed Marks and Names, if it were to acquire the mean-sized Plan (measured by consolidated gross revenues or such other best-available similar financial information) licensed by Blue Cross

46

Standard 12: Blue-Branded Provider Network Rental, continued
and Blue Shield Association, based on pro forma consolidation of the non-Blue entity’s and the mean-sized Plan’s most recently available financial statements or other best-available financial information.
(c)	in addition, an entity that would otherwise meet the definition of National Competitor, as provided herein, if its revenues were converted to premium equivalents, shall be considered a National Competitor. In the event there is uncertainty about whether a non-Blue entity is a National Competitor, the relevant Plan and/or Licensed Affiliate involved in or contemplating a network rental arrangement shall provide Blue Cross and Blue Shield Association with sufficient financial data so that a determination can be made.
2.5	"[U]se of the Licensed Marks or Names,” “use of the Licensed Names and Marks,” “reference to the Licensed Names and Marks,” and similar expressions, for purposes of this Guideline, is any use of the Licensed Marks or Names in a provider network, including, but not limited to, use of the Licensed Marks or Names in:
(a)	contracts with providers in the network; or

(b)	communications with providers, subscribers, accounts or others that refer or relate to the providers in the network or the network itself.
2.6	“Affiliate,” for purposes of this Guideline, is defined in Section 9(d)(v) of the License Agreements.

2.7	Nothing in this Standard or these Guidelines shall prevent the rental of any provider network if the Licensed Marks and Names are not used in any way with that network.

2.8	Nothing in this Standard or these Guidelines shall prevent the rental of a provider network to entities not meeting the definition of National Competitor, including but not limited to unions or union welfare funds, governments or governmental entities.

2.9	If a Licensee or its Affiliate is engaged in an arrangement prohibited by this Standard that was entered prior to the adoption of this Standard and these Guidelines, the Licensee shall cause any such arrangement to terminate as soon as practicable, but in no event later than the earlier of:

47

Standard 12: Blue-Branded Provider Network Rental, continued
(a)	two years from the date of enactment of this Standard and these Guidelines; or

(b)	expiration of the current term of any such arrangement or agreement.
Nothing in Guideline 2.9 shall be understood to require any Licensee to breach any existing contractual obligation. If the Licensee fails to comply with this Guideline 2.9, it shall be considered noncompliant.
3.	Guidelines Subject to Sanctions
3.1	None

48

Attachment I
Required Plan Performance Reports and Certifications Schedule

		PERIOD	DUE DATE

A.	BCBSA Membership Information Request (Triennial Review)	Triennial(4)	(1)

B.	Certifications:
	Procedures having been adopted to enforce code of conduct, compliance program, other standards of conduct and practices of corporate governance (See Membership Standard 1)	Triennial(4)	(1)

	By a qualified actuary of adequate accounting for unpaid claim liability reserve (See Membership Standard 3)	Annual	5/1(3)

	Distribution of BCBSA Membership Compliance letter and attachments to Plan Board members (See Membership Standard 1)	Triennial(4)	12/31

	The Plan has made a determination that a majority of its Board members are independent (See Membership Standard 1, Guideline 2.1c)	Annual	5/1

C.	Service Mark and disclosure information (See Membership Standard 2 and 7)	Biennial	(1)

D.	Changes in governance	Ongoing	(2)

E.	Quarterly Financial Report

		1st Qtr	5/5
-	All financial statements and required schedules, except the reconciliation of GAAP net worth to SAP net worth	2nd Qtr 3rd Qtr 4th Qtr	8/4 11/4 2/28

-	Starting first quarter, 2004 and quarterly thereafter, a reconciliation of GAAP net worth to SAP net worth (only applicable to a risk-assuming licensee that files its Quarterly Financial Report on a GAAP basis)	1st Qtr 2nd Qtr 3rd Qtr 4th Qtr	5/15 8/15 11/15 2/28

F.	Semi-annual “Health Risk-Based Capital (HRBC) Report” as defined by the NAIC.	Annual filings	3/15

		Midyear filings	8/15

G.	Annual Financial Forecast	Annual	2/28

H.	Annual Certified Audit Report	Annual	5/1(3)

I.	Insurance Department Examination Report	As completed by your Insurance Department	Within 30 days of Plan receipt of final report

J.	Annual Statement filed with State Insurance Department	Annual	5/1(3)

K.	Plan, Subsidiary and Affiliate Report	Annual	5/1(3)

49

Attachment I
Required Plan Performance Reports and Certifications Schedule

		PERIOD	DUE DATE

L.	Quarterly Enrollment Report

	Expanded Medicare and Expat reporting introduced	1st Qtr, 2006	4/30

	Expanded National Accounts and Ancillary Products reporting introduced	2nd Qtr, 2006 3rd Qtr, 2006 4th Qtr, 2006 1st Qtr, 2007 2nd Qtr, 2007	7/31 10/31 1/31 4/30 7/31

	Expanded Consumer Driven Health Plan reporting introduced	3rd Qtr, 2007 4th Qtr, 2007	10/31 1/31

		PERIOD	DUE DATE

Quarterly MTM Direct Measures Report (including Geographic Market reporting)		3rd Qtr. 2006 4th Qtr. 2006 1st Qtr. 2007 2nd Qtr. 2007 3rd Qtr. 2007 4th Qtr. 2007 1st Qtr. 2008	10/31 1/31 4/30 7/31 10/31 1/31 4/30

Effective 1/1/2008 and quarterly thereafter, Quarterly MTM Direct Measures Report, (including Geographic Market reporting), amended to include:

-	Expanded quarterly inquiry reporting (segregating self-service and manual) to sunset on January 1, 2009 unless extended by the Board and Member Plans.

Quarterly reporting will continue to be due on the last day of the month following the quarter being reported.

1)	Plans may be required to respond to a Membership Information Request on an annual basis as required under Membership Standard 1: Board of Directors
2)	Due within 30 days of the decision to change,

– Bylaws	– Principal Officers
– Articles of Incorporation	– Board Composition
3)	Extension up to June 1 only with prior agreement of BCBSA.

4)	Plans may be required to respond to a Membership Information Request on an annual basis as required under Membership Standard 1: Board of Directors

50

Attachment II
SANCTION PROTOCOLS — REPORTS AND RECORDS
The following protocols have been established for late, inaccurate and/or non-reporting for required reports as required under Standard 2:
1.	BCBSA will initially work directly with Plans to resolve these situations.

2.	If chronic problem persists, a letter will be sent to the Plan CEO describing the situation.

3.	If no response or resolution, Committee requests meeting with Plan CEO.

4.	If necessary, the Committee and BCBSA Board would still have the option to move the Plan to mediation/arbitration. (The Plan’s Board will be notified in the Triennial Compliance Letter of chronic late, inaccurate and/or non-reporting if Mediation/Arbitration is approved by BCBSA Board of Directors.)

51

Attachment III
GUARANTY ASSOCIATION ALTERNATIVES & EVALUATION CRITERIA

Each licensed Plan is required to:
1.	Participate in the guaranty fund in each state in which it operates; OR

2.	Establish another method approved by BCBSA which assures the payment of claim liabilities and continuation of coverage in the event of a licensee’s insolvency.
The following outlines several alternative mechanisms that the Plan Performance and Financial Standards Committee (Committee) have found to be acceptable and the evaluation criteria the Committee will use to evaluate a licensee’s proposed alternative mechanism. Please note that this list is not exhaustive, licensees are welcome to propose other mechanisms they believe will fulfill the requirement and that meet the evaluation criteria
PAYMENT OF CLAIM LIABILITIES — ALTERNATIVE MECHANISMS
The following potential alternatives to participation in a state guaranty association that ensure payment of claim liabilities have been identified. More than one mechanism can be used to achieve compliance with the requirement.
•	Hold Harmless Agreement — Providers, by contract or statute, are prohibited from pursing subscribers for payment of outstanding claims in the event the licensee becomes insolvent. Provisions must be made by the licensee to fund claim payments due to providers and subscribers not covered by the hold harmless provisions.
•	Voluntary inter-licensee arrangements — insurance or reinsurance agreements among a consortium of licensees that have sufficient financial resources to meet the commitments of the consortium and maintain compliance with the applicable license agreements. Must be acceptable to state regulators.
•	Reinsurance or a financial pledge — insurance or reinsurance agreements or pledge of financial resources from a third party that has sufficient financial resources to meet the commitments. Must be acceptable to state regulators.

52

Attachment III
GUARANTY ASSOCIATION ALTERNATIVES & EVALUATION CRITERIA

•	Subscriber Protection Account — establishment of a custodial account consisting of cash and/or high-grade marketable securities in amount to cover insurance obligations of licensee. Based on the SAFE-T Account concept developed by State Farm, the licensee would, with the agreement of the insurance department, continue to admit the securities as assets of the corporation and would have the ability to trade the securities as long as the value of the custodial account was equal to the predetermined requirement. Also necessary is a written agreement with the appropriate regulators indicating that the custodial account would be used in the case of insolvency to fund the licensee’s claim liabilities. Only when all claims have been paid, could the account’s assets be used for other liquidation expenses.
PAYMENT OF CLAIM LIABILITIES — EVALUATION CRITERIA
To determine if an alternative mechanism (or mechanisms) is acceptable the Committee will use the following criteria to evaluate the proposal.
1.	The proposal must guarantee all of the licensee’s insured business (branded and unbranded) in all jurisdictions in which it is licensed to do business. The mechanism does not need to include FEP subscribers.

2.	The mechanisms are acceptable to all applicable regulators.

3.	The amount of required coverage is at least equal to the:
Unpaid claim liability of the fully underwritten book of business; AND
2% of net subscription revenue of ASC/Cost Plus/AFA products; AND the related loss adjustment reserve for the above two classifications.
4.	The amount of proposed coverage must be annually certified by an actuary that it is a “good and sufficient provision” for the stated obligation. If the Plan is included in the Plan Performance Response Process, the certification must be made by an independent, qualified actuary.
5.	Provisions must be made for the sufficiency of the coverage to be reviewed, and, if necessary, adjusted at least annually. If the Plan is included in the Plan Performance Response Process, the review and necessary adjustments will be required on a more frequent basis.

53

Attachment III
GUARANTY ASSOCIATION ALTERNATIVES & EVALUATION CRITERIA

CONTINUATION OF COVERAGE — ALTERNATIVE MECHANISMS
The following potential alternatives to participation in a state guaranty association that ensure continuation of coverage have been identified. More than one mechanism can be used to achieve compliance with the requirement.
•	Voluntary inter-licensee arrangements — agreements among 2 or more licensees that have sufficient financial resources to meet the commitments to continue coverage and maintain compliance with the applicable license agreements. Must be acceptable to state regulators.
•	Reinsurance — insurance or reinsurance agreements from a third party that has sufficient financial resources to meet the commitments. Must be acceptable to state regulators.
CONTINUATION OF COVERAGE — EVALUATION CRITERIA
To determine if an alternative mechanism (or mechanisms) is acceptable, the Committee will use the following criteria to evaluate the proposal.
•	Length of time coverage continuation is available — coverage continues from the date of a BCBSA Member Plan vote to terminate license(s) or resignation, for a period at least as long as the continuation of coverage period provided by the guaranty fund statute in the Plan’s state.
•	Who is offered continuation of coverage — all insured subscribers, excluding FEP subscribers.
•	What level of benefits must be offered — at least as high as would be offered if the Plan participated in its state guaranty fund.

54

Attachment IV
Service Performance Scorecard and MTM Index

The following Service Performance Scorecard data will be collected, reported and monitored for each Geographic Market and on an enterprise basis except that the enterprise report shall not include the Geographic Market as defined in section (c) of Footnote 2 to the Guidelines to Administer Regular Member Standard 4: (1) then current MTM Direct Measures (refer to Table B) (2) then current BlueCard Measures and (3) then current FEP Measures. Primary Licensees will collect the Service Performance Scorecard data for itself and all licensed affiliates with branded health business and report the data to BCBSA, who will roll-up data and calculate an enterprise and geographic market score.
The MTM, BlueCard, and FEP programs will continue to administer their own programs according to their procedures and guidelines.
Definitions:
Weighted Market Total: The composite service performance score of MTM, BlueCard, and FEP for a Geographic Market.
Enterprise Total: The composite service performance score of MTM, BlueCard, and FEP for an enterprise.
Service Performance Scorecard
The Service Performance Scorecard combines the MTM Direct Measures program scores with the BlueCard and FEP program scores. In the Service Performance Scorecard, the Enterprise Total is a composite score of MTM, BlueCard, and FEP service performance indicators. Table A shows an explicit example of the calculation.
The first part of the calculation is to combine the scores for MTM and BlueCard into a non-FEP score.
1.	Split the MTM raw score into two components: the claim timeliness points and the all other points (Refer to Lines 1, 2, and 3 of Table A).

2.	Combine the MTM and BlueCard claims timeliness points by:
a.	Multiplying the MTM claims timeliness raw points by the non-BlueCard percent of total claims (BlueCard and non-BlueCard) to compute a MTM weighted claims timeliness score (refer to Line 6 of Table A).

b.	Converting BlueCard raw score to MTM points by multiplying the BlueCard raw score by the MTM claim timeliness score and dividing by 100 (refer to Lines 1 and 2 of Table A).

55

Attachment IV
Service Performance Scorecard and MTM Index

c.	Multiplying the converted BlueCard score by the BlueCard percent of total claims (BlueCard and non-BlueCard) to compute a BlueCard Weighted Claims Timeliness Score (Refer to Line 6 of Table A).

d.	Adding the MTM weighted claims timeliness score to the BlueCard weighted claims timeliness score to compute a Total Claims Timeliness points (Refer to Line 7 of Table A).
3.	Adding the MTM raw points (excluding the claims timeliness raw points) to the Total Claims Timeliness points (Refer to Line 8 of Table A) to compute a Non-FEP raw score.
The second part of the calculation is to combine the FEP raw score with the non-FEP calculated score by:
1.	Multiplying the FEP raw program score by the percent of total membership (FEP and non-FEP) to compute a Weighted FEP Score (Refer to Line 11 of Table A)
2.	Multiplying the Non-FEP score by the percent of total membership (FEP and non-FEP) to compute a Weighted MTM and BlueCard Score (Refer to Line 12 of Table A)
3.	Add the Weighted FEP Score to the Weighted MTM and BlueCard Score to compute the Weighted Program/Market Total (Refer to Line 13 of Table A)

56

Attachment IV
Service Performance Scorecard and MTM Index

Table A
Sample Computation

Weight Market Total Score	Period: 2nd Quarter YTD 2001

Plan Name: Blue Cross Blue Shield of Geography

Combine MTM and BlueCard raw scores using claim volume:

		MTM	BlueCard
1.	Individual Raw Program Score	97.1	95.51
2.	Claims Timelines (C/T)	11 out of 11 Points	.9551 x 11 = 10.51 points
			(converted to MTM score)
3.	MTM minus C/T	97.1 - 11 = 86.10
4.	Total Claims	3,074,239	116,352
5.	% of Claims	96%	4%
6.	Weighted C/T	11 x 96% = 10.56	10.51 x 4% = .4204

7.	Combined MTM & BC Claim Timelines Points	10.56 + .4204 = 10.98
8.	Combined MTM and BlueCard Score	86.10 + 10.98 = 97.08
Combine MTM and BlueCard score with the FEP raw score using membership counts:

		FEP	Non-FEP
9.	Membership	49,663	612,200
10.	Membership %	8%	92%

11.	Weighted FEP Score	95 x 8% = 7.6
12.	Weighted MTM and BlueCard Score	97.08 x 92% = 89.31
13.	Weighted Total Market Score	7.6 + 89.31 = 96.92

57

Attachment IV
Service Performance Scorecard and MTM Index

Table B
MTM Index
The following table illustrates the MTM direct measures, performance ranges and index points allocated for each measure. MTM Index scores range from 0 to 100, with 0 being the worst possible score and 100 representing a perfect score. Points are earned linearly throughout the ranges.
MTM Index (effective until 12/31/06)

	Performance	Index
Current Measures	Ranges	Points
Enrollment Timeliness	60-99%	9
Enrollment Member-Level Accuracy	92-99%	5
Enrollment Group-Level Accuracy	92-99%	5
Claims Timeliness	70-97%	11
Claims Frequency Accuracy	90-97%	15
Claims Dollar Accuracy	90-99%	15
Inquiry Timeliness	60-90%	8
Inquiry Accuracy	83-99%	24
Blockage Rate
Method 1:	16-8%	4
Method 2:	5-2%
Abandoned Rate	15-5%	4

Total MTM Index Score		100

MTM Index (effective 1/1/07)

	Performance	Index
Current Measures	Ranges	Points
Enrollment Timeliness	90-99%	10
Enrollment Member-Level Accuracy	95-99%	10
Enrollment Group-Level Accuracy	95-99%	10
Claims Timeliness	85-97%	10
Claims Processing Accuracy	93-97%	13
Claims Financial Accuracy	93-99%	13
Inquiry Timeliness	85-95%	10
Inquiry Accuracy	89-99%	16
Blockage Rate
Method 1:	5-3%	4
Method 2:	5-2%
Abandoned Rate	8-5%	4

Total MTM Index Score		100

58

Attachment V
Clarification of Requirements for Licensees’ Annual Actuarial Certification

The requirements applicable to the annual actuarial certification depend on the Licensee’s HRBC ratio as of the valuation date, i.e., the requirements for the 12/31/200X certification depend on the 12/31/200XHRBC ratio.
Requirements for Licensees Whose Year-end (12/31) HRBC Ratio is Above 375%
1.	If the Licensee is required to submit an annual statutory actuarial certification to its domiciliary regulatory authority, then that certification can be used to satisfy BCBSA’s requirement, so long as it contains an explicit statement to the effect that it is intended to be relied upon by the Blue Cross Blue Shield Association.
2.	If the Licensee is not required to submit an annual statutory actuarial certification to its domiciliary regulatory authority, then it must submit an annual certification to BCBSA that complies with the requirements delineated below that apply to a Licensee having an HRBC ratio below 375%, but with one key exception: here the certification may be issued by any qualified actuary (as defined below), which might include an employee of the Licensee or one of its affiliates.
3.	The annual certification is to be submitted to the Blue Cross Blue Shield Association by May 1 together with a copy of the (NAIC) Annual Statement.
Requirements for Licensees Whose Year-end (12/31) HRBC Ratio is Below 375%
1.	The annual certification must be issued by a qualified, independent, actuary.
a)	“Qualified” means that the actuary is a member in good standing of the American Academy of Actuaries and meets its Specific Qualification Standard for the Actuarial Certification in the NAIC Health Annual Statement.

b)	An actuary’s degree of “independence” from the entity about which he/she is opining is left up to his/her professional judgment, except that the following are not considered independent:
i)	any current employee, or retiree, of that entity or any of its affiliates;

ii)	any consulting actuary acting in an interim staff capacity with that entity or any of its affiliates.
2.	The annual certification must substantially comply with the standards prescribed in the Actuarial Certification section of the NAIC Annual Statement Instructions applicable to HMDI companies. For the 12/31/2000 certification, the 1999 HMDI Instructions shall govern; subsequently, the 200X Health Instructions shall set the standards applicable to the 12/31/200X certification.
3.	The annual certification should contain an explicit statement that it was prepared for, and may be relied upon by, the Blue Cross Blue Shield Association.

59

Attachment V
Clarification of Requirements for Licensees’ Annual Actuarial Certification

4.	The annual certification is to be submitted to the Blue Cross Blue Shield Association by May 1 together with a copy of the (NAIC) Annual Statement and a copy of the statutory opinion, if different from the independent opinion.

60

ATTACHMENT VI
Definition of “Local Net Revenue,” “Combined Local Net Revenue,” “National Net Revenue,” “Combined National Net Revenue,” and “Combined National Enrollment”

I. Local Revenues
The following definitions are used in determining compliance with Membership Standards 10, Guideline 2.1 and Standard 11. For the purposes of Standard 10, Guideline 2.1 and Standard 11, only revenues attributable to health care plans and related services offered within the designated service area are to be included in the calculations. For purposes of the definition of Combined Local Net Revenue applicable to Membership Standard 10, Guideline 2.1 only, revenues attributable to health care plans and related services includes revenues attributable to the delivery of hospital services and medical (professional) services and the sale of health care products.
“Local Net Revenue” for Risk Assuming entities is defined as:

The sum of Branded and Unbranded:	• Revenue for all Health Insurance Premiums for all lines of business, as listed in the BCBSA Quarterly Financial Report

• Revenue from delivery of hospital services

• Revenue from the sale of health care products

• Revenue from delivery of medical (professional) services

• Administrative Service Contract (ASC) Premium Equivalents

• Administrative Service Only (ASO) Premium Equivalents

• Ceded health premium under reinsurance agreements

• All other health revenue, as listed in the BCBSA Quarterly Financial Report

Less:	• Revenue for out-of-service-area national account contracts

• Revenue for out-of-service-area FEP contracts

• Assumed health premium under reinsurance arrangements

Adjusted for:	• Inter-company eliminations
“Local Net Revenue” for Non-Risk Assuming entities is defined as:

The sum of Branded and Unbranded:	• Administrative Service Only (ASO) Premium Equivalents

• Administrative Service Contract (ASC) Premium Equivalents

• All other health revenue, as listed in the BCBSA Quarterly Financial Report

Adjusted for:	• Inter-company eliminations

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ATTACHMENT VI
Definition of “Local Net Revenue,” “Combined Local Net Revenue,” “National Net Revenue,” “Combined National Net Revenue,” and “Combined National Enrollment”

“Combined Local Net Revenue” is defined as:
The sum of the Local Net Revenues1 of the entities and products/services included in the applicable computation. For purposes of compliance with Membership Standard 10, Guideline 2.1 only, Combined Local Net Revenue includes the foregoing plus the sum of the revenues from hospital services and medical (professional) services and sale of health care products2 of the Plan and its Affiliates3

[1]	Excludes revenue from Medicare, Medicaid, and CHAMPUS fiscal intermediary contracts and from CHAMPUS risk contracts where the Plan demonstrates to the satisfaction of BCBSA that government regulations practically prevent the use of the Marks.

[2]	The term “hospital services” shall be interpreted broadly and shall include, without limitation, any services or products provided by a hospital. “Hospital” means (A) an institution that is engaged in providing, by or under the supervision of physicians, to inpatients, (i) diagnostic services and therapeutic services for medical diagnosis, treatment, and care of injured, disabled, or sick persons, or (ii) rehabilitation services for the rehabilitation of injured, disabled, or sick persons; or (B) any facility or institution engaged in the delivery of health care services that is located within or adjacent to, or is an Affiliate[3] of, an institution described in (A) The term “health care products” shall be interpreted broadly and shall include, without limitation, tangible health-related goods, other than health care services, for which a Plan provides or administers reimbursement on behalf of subscribers, including but not limited to, pharmaceuticals, biologics, and medical equipment or devices. The term “medical (professional) services” shall be interpreted broadly and shall include, without limitation, services provided by a physician or other professional healthcare provider to identify and treat a member’s illness or injury, which are consistent with the symptoms, diagnosis, and treatment of the member’s condition, in accordance with the standards of good medical practice.

[3]	“Affiliate” as used in this Attachment shall have the meaning ascribed to that term in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 in effect as of January 1, 1999.

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ATTACHMENT VI
Definition of “Local Net Revenue,” “Combined Local Net Revenue,” “National Net Revenue,” “Combined National Net Revenue,” and “Combined National Enrollment”

II. National Revenues and/or National Enrollment
The following definitions are used in determining compliance with Membership Standard 10, Guideline 2.2. For purposes of Standard 10, Guideline 2.2 only, revenues or member enrollment attributable to health care plans and related services offered within the United States and Puerto Rico are to be included in the calculation. For purposes of the definition of Combined National Net Revenue applicable to Membership Standard 10, Guideline 2.2 only, revenues attributable to health care plans and related services includes revenues attributable to the delivery of hospital services and medical (professional) services and the sale of health care products.
“National Net Revenue” for Risk Assuming entities is defined as:

The sum of Branded and Unbranded:	• Revenue for all Health Insurance Premiums for all lines of business as listed in the BCBSA Quarterly Financial Report

• Revenue from delivery of hospital services

• Revenue from the sale of health care products

• Revenue from delivery of medical (professional) services

• Administrative Service Contract (ASC) Premium Equivalents

• Administrative Service Only (ASO) Premium Equivalents

• Ceded health premium under reinsurance agreements

• All other health revenue as listed in the BCBSA Quarterly Financial Report

Less:	• Assumed health premium under reinsurance arrangements

Adjusted for:	• Inter-company eliminations
“National Net Revenue” for Non-Risk Assuming entities is defined as:

The sum of Branded and Unbranded:	• Administrative Service Only (ASO) Premium Equivalents

• Administrative Service Contract (ASC) Premium Equivalents

• All other health revenue as listed in the BCBSA Quarterly Financial Report

Adjusted for:	• Inter-company eliminations

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ATTACHMENT VI
Definition of “Local Net Revenue,” “Combined Local Net Revenue,” “National Net Revenue,” “Combined
National Net Revenue,” and “Combined National Enrollment"

“Combined National Net Revenue” is defined as:
The sum of the National Net Revenues1 of the entities and products/services included in the applicable computation. For purposes of compliance with Membership Standard 10 only, Combined National Net Revenue includes the foregoing plus the sum of the revenues from hospital services and medical (professional) services and sale of health care products2 of the Plan and its Affiliates.3
“Combined National Enrollment” is defined as:

The sum of Branded and Unbranded:	•	Administrative Service Only (ASO) Members

	•	Administrative Service Contract (ASC) Members

	•	All other health membership as listed in the BCBSA Quarterly Enrollment Report.
For purposes of compliance with Membership Standard 10 only, Combined National Enrollment of the Plan and its Affiliates3 excludes membership from Medicare, Medicaid and CHAMPUS fiscal intermediary contracts and from CHAMPUS risk contracts where the Plan demonstrates to the satisfaction of BCBSA that government regulations practically prevent the use of the Marks.

[1]	Excludes revenue from Medicare, Medicaid and CHAMPUS fiscal intermediary contracts and from CHAMPUS risk contracts where the Plan demonstrates to the satisfaction of BCBSA that government regulations practically prevent the use of the Marks.

[2]	The term “Hospital Services” shall be interpreted broadly and shall include, without limitation, any services or products provided by a hospital. “Hospital” means (A) an institution that is engaged in providing, by or under the supervision of physicians, to inpatients, (i) diagnostic services and therapeutic services for medical diagnosis, treatment, and care of injured, disabled, or sick persons, or (ii) rehabilitation services for the rehabilitation of injured, disabled, or sick persons; or (B) any facility or institution engaged in the delivery of health care services that is located within or adjacent to, or is an Affiliate[3] of, an institution described in (A). The term “health care products” shall be interpreted broadly and shall include, without limitation, tangible health-related goods, other than health care services, for which a Plan provides or administers reimbursement on behalf of subscribers, including but not limited to, pharmaceuticals, biologics, and medical equipment or devices. The term “medical (professional) services” shall be interpreted broadly and shall include, without limitation, services provided by a physician or other professional healthcare provider to identify and treat a member’s illness or injury, which are consistent with the symptoms, diagnosis, and treatment of the member’s condition, in accordance with the standards of good medical practice.

[3]	“Affiliate” as used in this Attachment shall have the meaning ascribed to that term in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 in effect as of January 1, 1999.

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Attachment VII
Business Associate Agreement For Blue Cross and Blue Shield Licensees
BUSINESS ASSOCIATE AGREEMENT
FOR BLUE CROSS AND BLUE SHIELD LICENSEES
This agreement (“Agreement”) is effective as of April 14, 2003, and amended as of April 20, 2005.
The parties to this Agreement (individually, a “Party,” and collectively, the “Parties”) are the Blue Cross and Blue Shield Association (“BCBSA”) and each of its independent licensees that is a party to a Blue Cross and/or Blue Shield License Agreement (“Licensees”). Licensees are authorized to use the names and service marks of BCBSA in a designated service area (“Service Area”). The Parties enter into this Agreement in order to comply with the requirements of Subtitle F of Title II of the Health Insurance Portability and Accountability Act of 1996 and its implementing regulations (45 F.R.Parts 160-164) (the “HIPAA Rules”) and applicable state statutes and/or regulations implementing Title V of the Gramm-Leach-Bliley Act (15 U.S.C. § 6801 et seq.) (“GLB Regulations”). Capitalized terms not defined herein have the meaning set forth in the HIPAA Rules and the GLB Regulations.
The Parties obtain, create, and exchange Protected Health Information and Nonpublic Personal Financial Information for a variety of purposes pursuant to a variety of agreements. This Agreement controls the Use and Disclosure of all Protected Health Information and Nonpublic Personal Financial Information in a Party’s possession or control as a result of the Party acting as a Business Associate of a Covered Entity or agent or subcontractor (“Subcontractor”) of a Business Associate pursuant to the agreements listed in Schedule A (the “Scheduled Agreements”). Scheduled Agreements include the program policies adopted by the BCBSA Board of Directors pursuant to the BCBSA License Agreement.
This Agreement is designed to address each Party’s obligations under the Administrative Simplification provisions of HIPAA, the HIPAA Rules, and GLB Regulations in a number of roles that a Party may play pursuant to the Scheduled Agreements. A Licensee may act as the Business Associate of another Licensee, including as a Health Care Clearinghouse. A Licensee may act as Subcontractor of another Party that acts as a Business Associate for another Covered Entity, such as a self-insured Group Health Plan. BCBSA may act as a Business Associate of a Licensee or as a Subcontractor of a Licensee that acts as a Business Associate for another Covered Entity, such as a self-insured Group Health Plan.
A Party to this Agreement may Use or Disclose Protected Health Information it obtains when acting as a Business Associate of a Covered Entity or a Subcontractor of a Business Associate pursuant to a Scheduled Agreement only as permitted by this Agreement and not prohibited by the Scheduled Agreement.

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Attachment VII
Business Associate Agreement For Blue Cross and Blue Shield Licensees

A.	Privacy and Security of Protected Health Information.
1. Permitted Uses and Disclosures. When a Party acts as Business Associate or Subcontractor to another Party, the Party will not Use or Disclose Protected Health Information it creates or received pursuant to a Scheduled Agreement except as allowed or required by the Scheduled Agreement. A Party acting in such capacity is further limited to those Uses and Disclosures of Protected Health Information Required By Law and as follows:
a) Party as Business Associate. To the extent permitted by the Scheduled Agreement, a Party acting as Business Associate to another Party may Use or Disclose the minimum necessary Protected Health Information for the Payment activities and Health Care Operations of the other Party and for the Health Care Operations of any Organized Health Care Arrangement in which the other Party is a participant. To the extent permitted by the Scheduled Agreement, a Party acting as Business Associate of another Party may Disclose (i) to a Health Care Provider, the Protected Health Information requested by such Health Care Provider for the Treatment activities of such Health Care Provider, (ii) to a Health Care Provider or to another Covered Entity, the minimum necessary Protected Health Information for the Payment activities of such Health Care Provider or Covered Entity, and (iii) to another Covered Entity, the Protected Health Information of Individuals with whom both the recipient and the other Party have or had a relationship, provided that (x) the Protected Health Information Disclosed pertains to that relationship and (y) the Disclosure is for Health Care Operations of the recipient that are allowed by 45 C.F.R. § 164.506(c)(4). Unless prohibited by the Scheduled Agreement, a Party acting as Business Associate of another Party may Use or Disclose the minimum necessary (as applicable) Protected Health Information for other reasons permitted by the HIPAA Rules, including for purposes described in Section A.2 of this Agreement. If the Covered Entity that Party serves as Business Associate is a Health Care Provider, Party may Use or Disclose Protected Health Information for that HealthCare Provider’s Treatment activities if the Scheduled Agreement permits such Uses and Disclosures.
b) Party as Subcontractor. To the extent permitted by the Scheduled Agreement, a Party acting as Subcontractor to another Party acting as Business Associate of a Covered Entity, may Use or Disclose the minimum necessary Protected Health Information for the Payment activities and Health Care Operations of that Covered Entity and for the Health Care Operations of any Organized Health Care Arrangement in which that Covered Entity is a participant. To the extent permitted by the

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Attachment VII
Business Associate Agreement For Blue Cross and Blue Shield Licensees

Scheduled Agreement, a Party acting as Subcontractor of another Party acting as Business Associate of a Covered Entity may Disclose (i) to a Health Care Provider, the Protected Health Information requested by such Health Care Provider for the Treatment activities of such Health Care Provider, (ii) to a Health Care Provider or to another Covered Entity, the minimum necessary Protected Health Information for the Payment activities of such Health Care Provider or Covered Entity, and (iii) to another Covered Entity, the Protected Health Information of Individuals with whom both the recipient and the Covered Entity that the Business Associate, for which the Party acts as Subcontractor, serves have or had a relationship, provided that (x) the Protected Health Information Disclosed pertains to that relationship and (y) the Disclosure is for Health Care Operations of the recipient that are allowed by 45 C.F.R. § 164.506(c)(4). Unless prohibited by the Scheduled Agreement, a Party acting as Subcontractor to another Party acting as Business Associate of Covered Entity may Use and Disclose the minimum necessary (as applicable) Protected Health Information for other reasons permitted by the HIPAA Rules including for purposes described in Section A.2 of this Agreement. If the Covered Entity that contracts with the Business Associate that Party serves is a Health Care Provider, Party may Use or Disclose Protected Health Information for that Health Care Provider’s Treatment activities if the Scheduled Agreement permits such Uses and Disclosures.
2. Other Permitted Uses and Disclosures.
a) Party’s Operations. A Party acting as Business Associate or Subcontractor to another Party may Use the minimum amount of Protected Health Information it creates or receives pursuant to a Scheduled Agreement as necessary for Party’s proper management and administration or to carry out Party’s legal responsibilities, unless that Scheduled Agreement prohibits such Uses. A Party acting as Business Associate or Subcontractor may, unless prohibited by the Scheduled Agreement, Disclose such Protected Health Information as necessary for Party’s proper management and administration or to carry out Party’s legal responsibilities only if Party obtains reasonable assurance, evidenced in writing, from any person or organization to which Party will Disclose such Protected Health Information that the person or organization will:
(i) Hold such Protected Health Information in confidence and Use or further Disclose it only for the purpose for which Party Disclosed it to the person or organization or as Required By Law; and

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Business Associate Agreement For Blue Cross and Blue Shield Licensees

(ii) Notify Party (who will in turn promptly notify the applicable Licensee or other Covered Entity) of any instance of which the person or organization becomes aware in which the confidentiality of such Protected Health Information was breached.
b) Data Aggregation. Party may conduct Data Aggregation services except with respect to the Protected Health Information it receives pursuant to a Scheduled Agreement that prohibits Data Aggregation.
c) Disclosure to Subcontractors and Agents. Party may Disclose Protected Health Information to agents and subcontractors to perform functions or activities on its behalf except for such Disclosures prohibited by a Scheduled Agreement. Prior to such Disclosure, Party will comply with Section A.5 of this Agreement.
3. Information Safeguards. Party will develop, implement, maintain and use appropriate administrative, technical and physical safeguards, in compliance with Social Security Act § 1173(d) (42 U.S.C. § 1320d-2(d)), 45 C.F.R. Part 164, Subpart C, 45 C. F. R. § 164.530(c), and any other applicable implementing regulations issued by the U.S. Department of Health and Human Services (“HHS”). Party will use these safeguards to preserve the integrity, confidentiality, and availability of and to prevent non-permitted Use or Disclosure of Protected Health Information created or received pursuant to a Scheduled Agreement. Party will document these safeguards.
4. Security Incident Reporting. When acting pursuant to a Scheduled Agreement, Party will provide notice, in accordance with Schedule B, of any Security Incident of which Party becomes aware. Party will treat any such notices it receives from any other Party as confidential and not disclose such information except as necessary to comply with applicable legal or contractual obligations.
5 Subcontractors. Party will require any of its Subcontractors, to which Party is permitted by this Agreement and the respective Scheduled Agreement to Disclose any of the Protected Health Information that Party creates or receives pursuant to a Scheduled Agreement, to provide reasonable assurance, evidenced in writing, that Subcontractor will comply with the same privacy and security obligations as Party with respect to such Protected Health Information.

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Attachment VII
Business Associate Agreement For Blue Cross and Blue Shield Licensees

B.	Protected Health Information Access, Amendment and Disclosure Accounting.
1. Access. With respect to Protected Health Information a Party creates or receives pursuant to a Scheduled Agreement, that Party will act so that other Parties and the Covered Entities that they serve may meet their access obligations under 45 C.F.l R. § 164.524 and applicable Business Associate contracts.
2. Amendment. With respect to Protected Health Information a Party creates or receives pursuant to a Scheduled Agreement, that Party will act so that other Parties and the Covered Entities that they serve may meet their amendment obligations under 45 C.F. R. § 164.526 and applicable Business Associate contracts.
3. Disclosure Accounting. With respect to Protected Health Information a Party creates or receives pursuant to a Scheduled Agreement, that Party will act so that other Parties and the Covered Entities they serve may meet their Disclosure accounting obligations under 45 C.F. R. § 164.528 and applicable Business Associate contracts.
4. Inspection of Books and Records. Party must make available for inspection its internal practices, books, and records, relating to its Use and Disclosure of the Protected Health Information it creates or receives pursuant to a Scheduled Agreement only as described in this paragraph, or as otherwise Required By Law or the Scheduled Agreement. Party must allow HHS to make such inspection to determine compliance with 45 C.F. R. Parts 160-164 or this Agreement and the appropriate Scheduled Agreement. Party must allow such inspection by a party to a Scheduled Agreement that is responding to an issue involving 45 C.F. R. Part 164 pursuant to the Scheduled Agreement when the issue is raised in an investigation by HHS or a complaint from a person under 45 C.F.R. § 160.306 or 45 C.F.R. § 164.530(d), but such inspection will be only as reasonably necessary to respond to the investigation or complaint.
C.	Breach of Obligations.
1. Reporting. When acting pursuant to a Scheduled Agreement, Party will provide notice to the Covered Entity or Business Associate that Party serves of any Use or Disclosure of Protected Health Information of which Party becomes aware that violates this Agreement or the Scheduled Agreement by which Party received the Protected Health Information. Party will provide such notice to the appropriate entity’s Legal Department with a copy to the entity’s Privacy Official of record not more than five (5) business days after Party learns of such non-permitted or violating Use or Disclosure.

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Attachment VII
Business Associate Agreement For Blue Cross and Blue Shield Licensees

Within a reasonable time thereafter, not to exceed forty-five (45) days, Party will provide such other information, including a written report, as the Covered Entity or Business Associate that Party serves may reasonably request.
2. Dispute Resolution. If a Party becomes aware of a pattern of activity or practice of another Party (the “Breaching Party”) that the Party believes constitutes a material breach or violation of the Breaching Party’s obligations under this Agreement, the Party will give written notice to the Breaching Party and to BCBSA of such breach. Breaching Party will cure such breach as soon as possible, but in any event within forty-five (45) days of receiving notice of such breach, unless otherwise agreed by the affected Parties. If the Breaching Party does not cure the breach within ten (10) days, Breaching Party will develop and deliver to affected Parties within twenty (20) days of receipt of the written notice provided in this paragraph a written plan to cure the breach as soon as possible. If the Breaching Party does not cure the breach within a reasonable period, not to exceed forty-five (45) days from the written notice provided in this paragraph, or if the Breaching Party does not timely submit a written plan to cure the breach, another Party may exercise its right to Mediation and Mandatory Dispute Resolution, as provided for under the applicable License Agreement into which BCBSA and each Licensee entered.
D.	Termination of Agreement.
1. Right to Terminate a Scheduled Agreement. Except as otherwise provided in this Section D.1, a Party may terminate a Scheduled Agreement and terminate its Business Associate relationship with another Party under that Scheduled Agreement for violation of a material term of this Agreement. The Parties hereto acknowledge and agree that, due to the interrelationship of all Parties as Business Associates and Subcontractors of each other, a right of termination by one Licensee of another Licensee’s participation in Scheduled Agreements involving more than three Parties, including the national programs of BCBSA, for violation of this Agreement is not feasible. Accordingly, with respect to such Scheduled Agreements, the Parties agree that upon a Party’s failure to cure a material breach of this Agreement within a reasonable time, not to exceed forty-five (45) days, if any other Party reasonably believes it is required to report the breach to HHS, the other Party may do so.

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Attachment VII
Business Associate Agreement For Blue Cross and Blue Shield Licensees

2. Termination of this Agreement. This Agreement shall terminate with respect to a Party when:
a) The Party ceases to be a party to every Scheduled Agreement to which it has been a party; and
b) All of the Protected Health Information the Party receives or creates in any form or medium under Party’s custody or control on behalf of another Covered Entity pursuant to a Scheduled Agreement is returned or destroyed.
3. Termination of this Agreement with Respect to a Scheduled Agreement. Except as provided in Section D.1 of this Agreement, this Agreement will not terminate with respect to Protected Health Information Party creates or receives pursuant to a Scheduled Agreement until all of the Protected Health Information is destroyed or returned to the Licensee that Party serves.
4. Obligations upon Termination of a Scheduled Agreement. Upon termination of a Scheduled Agreement under Section D.1 of this Agreement, Party will if feasible return to each Licensee or destroy all Protected Health Information created or received for or from such Licensee, in whatever form or medium under Party’s custody or control, covered by the terminated Scheduled Agreement. Party will return or destroy the Protected Health Information in accordance with the applicable Scheduled Agreement. If the Scheduled Agreement does not address such return or destruction, Party will return or destroy the Protected Health Information at the option of the Licensee on whose behalf Party created or received the Protected Health Information. Party will identify any Protected Health Information that Party created or received for or from a Licensee that cannot feasibly be returned to such Licensee or destroyed, and will limit its further Use or Disclosure of that Protected Health Information to those purposes that make return or destruction of that Protected Health Information infeasible.
5. Continuing Privacy and Security Obligations. Party’s obligation to protect the privacy and security of the Protected Health Information it creates or received pursuant to a Scheduled Agreement will be continuous and survive termination, cancellation, expiration or other conclusion of this Agreement and the Scheduled Agreements.

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Attachment VII
Business Associate Agreement For Blue Cross and Blue Shield Licensees

E.	Indemnification.
1. General. This paragraph sets forth certain principles concerning indemnification for costs and expenses resulting from the activities of one Party to this Agreement when acting as a Business Associate or Subcontractor of another Party. The goal of this section is to set forth a balanced approach to apportionment of responsibility for Claims and indemnification, recognizing the spirit of cooperation among the Parties to this Agreement and the complexity of relationships that result from the variety of activities and wide range of agreements identified in Schedule A.
In lieu of invoking this indemnification section, Indemnitee may pursue contribution or other theories of recovery against Indemnitor. If invoked, this indemnification section shall provide Indemnitee’s sole and exclusive monetary remedy.
2. Basic Principles. A Party (“Indemnitor”) will indemnify and hold harmless any other Party or such Party’s affiliates, subsidiaries, officers, directors, employees, or agents (“Indemnitee”) from and against any claim, cause of action, liability, damage, cost or expense, including attorneys’ fees and court or proceeding costs, substantially arising out of or in connection with any non-permitted or violating Use or Disclosure of Protected Health Information or other breach of this Agreement by Indemnitor or any subcontractor, agent, person or entity under Indemnitor’s control (“Claim”).
Where such Claim results from activities of both Indemnitor and Indemnitee, or where responsibility is unclear between Indemnitor and Indemnitee, or in which there is negligence on the part of Indemnitee, then the Parties shall work together cooperatively to allocate responsibility for such activities, and the results of this cooperative negotiation shall govern in lieu of this section. In the event of an inability to reach agreement on these provisions, then the dispute resolution provisions of this Agreement shall govern. This provision supercedes any conflicting indemnification provision of any Scheduled Agreement with respect to Claims.
Notwithstanding the foregoing, the Parties recognize that Indemnitee may agree to a restriction on the Use or Disclosure of Protected Health Information, including, but not limited to agreements pursuant to 45 C.F.R. § 164.522(a), without either consulting with, or obtaining the approval of, Indemnitor. Indemnitor is not responsible for indemnifying and holding harmless Indemnitee from any Claim arising from a non-permitted or violating Use or Disclosure of Protected Health Information or other breach of this Agreement due to failure of

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Attachment VII
Business Associate Agreement For Blue Cross and Blue Shield Licensees

Indemnitor or any subcontractor, agent, person or entity under Indemnitor’s control to comply with a restriction to which Indemnitee agreed without agreement of Indemnitor. This exception does not apply to restrictions or limitations of which Indemnitor received notice that the HIPAA Rules require Indemnitee to accept, including but not limited to the requirements of 45 C.F.R. 164.522(b).
3. Notice of Claim. When Indemnitee receives notice of a threatened or actual Claim for which Indemnitee elects to invoke the provisions of this section, Indemnitee shall promptly notify Indemnitor of such Claim, and in no event later than thirty (30) days from Indemnitee’s receipt of notice of such Claim. The Parties recognize that Indemnitee’s failure to meet the notice requirements of this paragraph may prejudice Indemnitor. In the event that Indemnitee fails to meet the notice requirements of this paragraph, then, upon final resolution of the Claim, Indemnitor may reduce its obligation to Indemnitee by an amount Indemnitor establishes that reflects the actual harm caused by Indemnitee’s failure.
4. Cooperation. In any situation in which Indemnitee seeks indemnification under this Section E, both Indemnitor and Indemnitee agree to cooperate in full with the other Party in all aspects of the defense and resolution of the Claim. The Parties acknowledge that a failure to cooperate by Indemnitee may prejudice Indemnitor. In the event that Indemnitee does not reasonably cooperate, then, upon final resolution of the Claim, Indemnitor may reduce its obligation to Indemnitee by an amount Indemnitor establishes that reflects the actual harm caused by Indemnitee’s lack of reasonable cooperation.
5. Right to Tender or Undertake Defense. When Indemnitee provides notice to Indemnitor as provided in Section 3, above, Indemnitor will have the option either to undertake the defense of Indemnitee in such Claim or to allow Indemnitee to defend such Claim itself. If Indemnitor chooses to allow Indemnitee to defend the action itself, Indemnitor must promptly notify Indemnitee, in no event later than thirty (30) days from receiving notice of the Claim from Indemnitee.
a) Undertaking of Defense by Indemnitor. In situations where Indemnitor elects to undertake the defense of Indemnitee, Indemnitor will provide qualified attorneys, consultants and other appropriate professionals to represent Indemnitee’s interests at Indemnitor’s expense. If Indemnitor assumes the defense or settlement of a Claim, Indemnitee shall have the right to participate in the defense thereof and to employ counsel (not reasonably objected to by Indemnitor), which shall be at Indemnitee’s own expense, separate from the counsel employed by Indemnitor, it being understood that Indemnitor shall control such defense or settlement.

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Business Associate Agreement For Blue Cross and Blue Shield Licensees

b) Undertaking of Defense by Indemnitee. In the event Indemnitor fails to assume the defense or settlement of a Claim within twenty (20) days after receipt of the notice for which Indemnitee is entitled to be indemnified, Indemnitee shall bear sole responsibility for choosing the attorneys, consultants and other appropriate professionals to represent its interests. Indemnitor will pay the reasonable fees and expenses of such defense, including for appropriate attorneys, consultants and other professionals selected by Indemnitee to represent its interests Indemnitee will cooperate with Indemnitor and provide full and accurate information about the progress and resolution of the Claim. Indemnitee shall promptly forward any settlement proposal to Indemnitor, and the decision as to whether to settle such proceeding shall be made cooperatively.
c) Resolution of Claims. Indemnitor shall notify Indemnitee of any proposed resolutions of such Claims. Indemnitor shall not settle, compromise, or discharge Claims of which it has undertaken defense or settlement without the prior written consent of Indemnitee unless such settlement is limited to the payment of monetary damages and includes a full release of Indemnitee. If Indemnitee does not consent to a reasonable resolution proposed by Indemnitor, then Indemnitee shall continue any defense of such Claims from that point forward, at its own expense. Indemnitee shall not admit any liability with respect to, or settle, compromise or discharge such Claims without Indemnitor’s prior written consent, which consent shall not be unreasonably withheld. The obligations of Indemnitor for damages resulting from such Claims shall not exceed the amount of and costs incurred prior to any such proposed settlement.
6. Disputes. In the event there is a dispute between or among Parties with respect to a Party’s or Parties’ obligation(s) under this Section E relative to a specific event or transaction, any Party(ies) to the dispute may exercise its or their right to Mandatory Mediation and Dispute Resolution (“MMDR”), as provided for under the applicable License Agreement, as its or their sole means of enforcement of such obligations.
7. Delivery of Notices. For purposes of this Section E, notices will be deemed given when properly addressed to the Party’s legal department, with a copy to the privacy official of record, upon the date of receipt if hand-delivered, or four (4) business days after deposit in the U.S. mail if mailed by registered or certified mail, postage prepaid, or one (1) business day after deposit with a national overnight courier for next business day delivery, or upon the date of electronic confirmation of receipt of a facsimile transmission.

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Business Associate Agreement For Blue Cross and Blue Shield Licensees

F. Compliance with Standard Transactions.
1. Compliance Date. Each Party represents that it will timely apply for an extension under the Administrative Simplification Compliance Act (Public Law 107-105). Accordingly, this Section F will become effective on October 16, 2003 or at such later date for compliance by Health Plans set forth in 45 C.F. R. § 162.900 as may be amended.
2. Requirement of Compliance. When Party conducts in whole or part Standard Transactions pursuant to a Scheduled Agreement, Party will comply, and will require any Subcontractor involved with the conduct of such Standard Transactions to comply, with each applicable requirement of 45 C. F. R. Parts 160 and 162, as may be amended.
3. Trading Partner Provisions. The Parties agree that the specifications and procedures for transmitting data among them in order to facilitate the activities described in the Scheduled Agreements either will be contained in the Scheduled Agreements or adopted through the BCBSA governance process, including the policies, provisions, and processing standards applicable to BCBSA’s national programs. For purposes of each Scheduled Agreement, the Parties hereto further agree to keep Code Sets open to processing for at least the current billing period and any appeal period. Party will not enter into, nor permit its Subcontractors to enter into, any Trading Partner Agreement in connection with the conduct of Standard Transactions for or on behalf of any Party to this Agreement that:
a) Changes the definition, Data Condition, or useage of a Data Element or Segment in a Standard Transaction;
b) Adds any Data Elements or Segments to the Maximum Defined Data Set;
c) Uses any code or Data Element that is marked “not used” in the Standard Transaction’s Implementation Specifications or is not in the Standard Transaction’s Implementation Specifications; or
d) Changes the meaning or intent of the Standard Transaction’s Implementation Specifications.

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Attachment VII
Business Associate Agreement For Blue Cross and Blue Shield Licensees

G. Gramm-Leach-Bliley Compliance. With respect to Nonpublic Personal Financial Information obtained when acting as a Business Associate of a Covered Entity or a Subcontractor of a Business Associate or a joint marketer of another financial institution pursuant to a Scheduled Agreement, each Licensee will comply with any applicable GLB Regulations of a state in Licensee’s Service Area. With respect to such information, Party will comply with requirements of other state GLB Regulations that, in Party’s judgment, are applicable to Party’s Use or Disclosure of such information for those state GLB Regulations of which Party is informed by the Licensee it serves.
H. General Provisions.
1. Amendment to Agreement. Upon the compliance date of any final regulation or amendment to final regulations promulgated by HHS with respect to the HIPAA Rules, this Agreement will automatically amend such that the obligations it imposes on Party remain in compliance with those regulations. The Board of Directors of BCBSA may amend this Agreement at any regular meeting by a majority vote of the Board members.
2. Conflicts. The terms and conditions of this Agreement will override and control any conflicting term or condition of any other agreement, including the Scheduled Agreements, that may be in place between or among Parties.
3. State Privacy Law Requirements. With respect to Protected Health Information a Party acting as a Business Associate or Subcontractor creates or receives pursuant to a Scheduled Agreement, Party will comply with requirements of other state privacy laws that, in Party’s judgment, are more stringent than 45 C.F.R. Parts 160-164 and are applicable to Party’s Use or Disclosure of such information for those state laws of which Party is informed by the Licensee it serves.
4. No Third-Party Beneficiaries. No third-parties are intended to benefit from this Agreement and no third-party beneficiary rights will be implied from anything contained in this Agreement.
5. Interpretation. Any ambiguity in this Agreement will be resolved in favor of a meaning that permits the applicable Covered Entity to comply with the HIPAA Rules.
6. Notices. Unless otherwise provided herein, notices will be deemed given when properly addressed to the Party’s Privacy Official of record, upon the date of receipt if hand-delivered, or four (4) business days after deposit in the U.S. mail if mailed by registered or certified mail, postage prepaid, or one (1) business day after deposit with a national overnight courier for next business day delivery, or upon the date of electronic confirmation of receipt of a facsimile transmission

76

Attachment VII
Business Associate Agreement For Blue Cross and Blue Shield Licensees

SCHEDULE A
The terms of the Business Associate Agreement for Blue Cross and Blue Shield Licensees applies to any existing or future agreement between or among two or more Licensees and/or BCBSA that gives rise to a relationship making one party a Business Associate or Subcontractor of the other, unless the parties to such an existing or future agreement otherwise agree in writing in such existing or future agreement.
For purposes of elaboration and not for purposes of limiting the foregoing, the agreements to which the terms of the Business Associate Agreement for Blue Cross and Blue Shield Licensees apply include, but are not limited, to the following agreements, including all exhibits and amendments thereto:
1.	All Blue Cross License Agreements Between BCBSA and Primary Licensees

2.	All Blue Cross Controlled Affiliate License Agreements Between BCBSA and — Controlled Affiliates of Primary Licensees

3.	All Blue Shield License Agreements Between BCBSA and Primary Licensees

4.	All Blue Shield Controlled Affiliate License Agreements Between BCBSA and Controlled Affiliates of Primary Licensees

5.	All ITS License Agreements Between BCBSA and Licensees

6.	All Blue Quality Centers for Transplant Plan Participation Agreements Between BCBSA and Licensees

7.	All Data Center InterPlan Operating Agreements Among Licensees for the Medicare Program

8.	Data Processing InterPlan Operating Agreements Among Licensees for the Medicare Program

9.	All Away From Home Care Guest Membership Agreements Between BCBSA and Licensees

10.	All Government Business Services Contracts Between BCBSA and Licensees

11.	All Service Benefit Plan (FEP) Participation Agreements Between BCBSA and Licensees

12.	BlueCard Worldwide Contract Between BCBSA and Blue Cross and Blue Shield of South Carolina

13.	All National Account Servicing Agreements Between Blue Cross and Blue Shield of Louisiana and Other Licensees

77

Attachment VII
Business Associate Agreement For Blue Cross and Blue Shield Licensees

Identification Card Production Agreement Between Blue Cross and Blue Shield of Vermont and Associated Hospital Service of Maine d/b/a Blue Cross and Blue Shield of Maine
14.	The Following Agreements Between Blue Cross and Blue Shield of Kansas City and Other Licensees:
Cost Reimbursement Agreement with Triple-S, Inc.

National Account Servicing Plan Agreement with Blue Cross and Blue Shield of Kansas

Custom Arrangements for BlueCard National Accounts with Empire Blue Cross Blue Shield

All Alternate Control Licensee Designation Forms and Similar Agreements with Other Licensees

All Participation Request Agreements and Similar Agreements with Other Licensees for Servicing Dairy Farmers of America, Inc.

Participating/Servicing Plan Master Agreement (NASCO) for National Accounts with Blue Cross and Blue Shield of Michigan

Servicing/Participating Plan Agreement (NASCO) and National Account HMO Participation Agreement with Community Insurance Company d/b/a Anthem Blue Cross and Blue Shield

National Accounts Lead Agreement (NASCO) and Notification of National Account BlueCard Sale with Blue Cross and Blue Shield of Massachusetts

Participating Plan Agreement for National Accounts (NASCO) with CareFirst of Maryland, Inc.

All National Account ITS/BlueCard Custom Arrangements with Other Licensees

All Administrative Services Agreements with Other Licensees

Network Access and Joint Operating Agreement with Premier Health, Inc. and Blue Cross and Blue Shield of Kansas, Inc.

Participating Payor Transaction Submission Agreement with Administrative Services of Kansas, Inc.
16.	All National Account Servicing Agreements Between Blue Cross & Blue Shield of Wisconsin and Other Licensees

17.	All Alternate Control Licensee Designation Agreements and Similar Agreements Between Blue Cross & Blue Shield of Wisconsin and Other Licensees

78

Attachment VII
Business Associate Agreement For Blue Cross and Blue Shield Licensees

18.	Information Systems Services Agreement between Blue Cross Blue Shield of South Carolina and Blue Cross & Blue Shield of Wisconsin, dated as of August 23, 1996

19.	All National Account Servicing Agreements Between Horizon Blue Cross and Blue Shield of New Jersey and Other Licensees

20.	Reciprocal Dental Network Agreement Between Blue Cross and Blue Shield of Rhode Island and Blue Cross and Blue Shield of Massachusetts, Inc.

21.	[Intentionally omitted.]

22.	[Intentionally omitted.]

23.	[Intentionally omitted]

24.	Complementary Insurance Agreement Regarding Data Transfer Between Blue Cross and Blue Shield of Vermont and Anthem Health Plans of New Hampshire, Inc.

25.	Administrative Services Agreement for the New England Managed Care Initiative Between Anthem Health Plans of Maine, Inc., Anthem Health Plans of New Hampshire, Inc., Anthem Health Plans, Inc., Blue Cross and Blue Shield of Massachusetts, Blue Cross and Blue Shield of Vermont, and Blue Cross and Blue Shield of Rhode Island

26.	All National Account Servicing Agreements Between Empire Blue Cross Blue Shield and Other Licensees

27.	Joint Operating Agreement Between the Pennsylvania Blue Shield, Capital Blue Cross dated January 1, 1976; All Addenda and Amendments Thereto (the “JOA”); and All Agreements Between the Parties Relating to Termination of the Joint Business Under the JOA

28.	January 1, 1984 Agreement Between Pennsylvania Blue Shield, Capital Blue Cross and Blue Cross of Northeastern Pennsylvania for the Establishment of the Comp I Center, and All Amendments Thereto

29.	Administrative Services Agreement for Medicare Crossover Data Between Capital Blue Cross and Pennsylvania Blue Shield Dated January 23, 1995

30.	Service Agreement Between Health Benefits Management, Inc., Pennsylvania Blue Shield, Capital Blue Cross and the Shared Services Center, Dated September 15, 1987

31.	Administrative Services Agreement Regarding POS Programs Among Synertech Health Systems Solutions, Inc., Capital Blue Cross and Highmark, Effective January 1, 1997

79

Attachment VII
Business Associate Agreement For Blue Cross and Blue Shield Licensees

32.	Agreement Between Highmark and NCAS Pennsylvania (undated)

33.	Electronic Coordination of Medicare Benefits Agreement Between Highmark, Inc. d/b/a Veritus Medicare Services and Capital Blue Cross, Dated October 26, 1999, Together With Amendatory Rider Effective April 1, 2002

34.	Electronic Coordination of Medicare Benefits Agreement Between Highmark, Inc. d/b/a HGSAdministrator and Capital Blue Cross Dated May 23, 2002

35.	Members Agreement Between Pennsylvania Blue Shield, Capital Blue Cross and The Caring Foundation of Pennsylvania, Dated August 13, 1993

36.	Amendment of Purchase Service Agreement Between Capital Blue Cross and Blue Cross of Western Pennsylvania, Effective October 1, 1985

37.	Agreement for Precertification Program, Between Capital Blue Cross and Health Benefits Management, Inc., d/b/a the Precertification Center, Effective January 1, 1994, Together With Amendatory Rider Effective January 1, 1997

38.	Medicare+Choice Administrative Services Agreement Between Capital Blue Cross and Keystone Health Plan Central Effective as of January 1, 1999

39.	Hospital and Related Health Care Benefits For Keystone Health Plan, Inc. Dated January 1, 1987

40.	Amended Administrative Services Agreement Between Capital Advantage Insurance Company and Trans-General Casualty Insurance Company, Inc., Effective January 1, 1996

41.	Profit Sharing Agreement Between Capital Advantage Insurance Company and Trans-General Casualty Insurance Company, Inc., Effective as of January 1, 1986 and Amended as of January 1, 1998

42.	Agreement Between Trans-General Life Insurance Company and Consolidated Benefits, Inc. Dated as of January 1, 1999

43.	Confidentiality and Indemnification Agreement in Favor of Capital Blue Cross,

Pennsylvania Blue Shield and Capital Advantage Insurance Company Executed by the Highmark Life & Casualty Group Inc. and Dated March 3, 2000

44.	Dental Agency Agreement Between United Concordia Companies, Inc., United Concordia Life and Health Insurance Company and United Concordia Dental Plan of Pennsylvania Inc., on the one hand, and Capital Blue Cross, on the other, dated June 1, 1998

45.	License Agreement for the Shared Automated Major Medical System, Among Capital Blue Cross, Blue Cross of Northeastern Pennsylvania, Blue Cross of Western Pennsylvania, and PBS, Effective July 1, 1983

80

Attachment VII
Business Associate Agreement For Blue Cross and Blue Shield Licensees

46.	Guaranty Agreement between Capital Blue Cross, Hospital Services Association of Northeastern Pennsylvania (d/b/a “Blue Cross of Northeastern Pennsylvania”), Independence Blue Cross and Highmark, Inc. Dated October 2, 2000

47.	All Custom Blue Card Arrangements Between Blue Cross Blue Shield of Michigan and Other Licensees

48.	All Participating Plan Agreements Between Blue Cross Blue Shield of Michigan and Other Licensees

49.	All National Accounts Servicing/Participating Plan Agreements Between Blue Cross and Blue Shield of Minnesota and Other Licensees

50.	All National Account Servicing Plan Agreements Between Blue Cross and Blue Shield of Arizona, Inc. and Other Licensees

51.	All Agreements Related to Medicare Supplemental Claims Payments and Medicare Crossover Services Between CareFirst Blue Cross Blue Shield and Other Licensees

52.	Co-Branding Agreement Between CareFirst Blue Cross Blue Shield and CareFirst of Maryland, Inc.

53.	All Par Plan Agreements between Independence Blue Cross (and all of its applicable subsidiaries) and Other Licensees

54.	All Control Plan Agreements between Independence Blue Cross (and all of its applicable subsidiaries) and Other Licensees

55.	The Joint Operating Agreement between Pennsylvania Blue Shield and Independence Blue Cross dated January 1, 1976

56.	The Independence Blue Cross and Pennsylvania Blue Shield System Use Agreement effective January 1, 2000

57.	The Independence Blue Cross and Pennsylvania Blue Shield 1999 Agreement for Electronic Coordination of Medicare Benefits

58.	The Independence Blue Cross and Pennsylvania Blue Shield Consulting Services Agreement dated May 7, 2002

59.	The Independence Blue Cross and Pennsylvania Blue Shield Major Medical Claims Processing Agreement Dated October 1, 1995

60.	All National Account Servicing Agreements Between Blue Cross and Blue Shield of Alabama and other Licensees

61.	All Participating Plan Agreements Between Blue Cross and Blue Shield of Alabama and Other Licensees

81

Attachment VII
Business Associate Agreement For Blue Cross and Blue Shield Licensees

62.	All Custom Blue Card Arrangements Between Blue Cross and Blue Shield of Alabama and Other Licensees

63.	All Custom National Account Arrangements Between Blue Cross and Blue Shield of Alabama and Other Licensees

64.	All Control Plan Agreements Between Blue Cross and Blue Shield of Alabama and Other Licensees

65.	All Service Agreements between Blue Cross and Blue Shield of Alabama or its affiliates, and Other Licensees with respect to the Medicare Program

66.	Trading Partner Medicare Part A Service Agreement between Capital BlueCross and Blue Cross and Blue Shield of Florida, Inc.

67.	All Custom ITS Arrangements Between Wellmark, Inc. (and/or all its applicable subsidiaries) and Other Licensees

68.	Highmark Inter-Plan Network Management Information System License Agreement between Highmark, Inc. and Anthem Insurance Companies, Inc.

69.	All NASCO Par Plan Servicing Agreements Between Blue Cross and Blue Shield of Alabama and Other Licensees

70.	Master Software Maintenance Agreement Between Inter-Data Business Systems and Blue Cross of Minnesota

71.	Cost Reimbursement Agreement Between Blue Cross of Minnesota and Triple-S, Inc.

72.	Master Software Maintenance Agreement for Inter-Data Business Systems (IBS) Between WellChoice, Inc.(and/or all of its applicable subsidiaries) and Participating Licensees

73.	All Alternate Control Licensee Designation Agreements and Similar Agreements Between WellChoice, Inc. (and/or all of its applicable subsidiaries) and Other Licensees

74.	All Participating Plan Agreements for National Accounts Between WellChoice, Inc. (and/or all of its applicable subsidiaries) and Other Licensees

75.	All Par Plan Agreements Between WellChoice, Inc. (and/or all of its applicable subsidiaries) and Other Licensees

76.	All Control Plan Agreements Between WellChoice, Inc. (and/or all of its applicable subsidiaries) and Other Licensees

82

Attachment VII
Business Associate Agreement For Blue Cross and Blue Shield Licensees

77.	All Custom Blue Card Arrangements Between WellChoice, Inc. (and/or all of its applicable subsidiaries) and Other Licensees

78.	All Agreements Related to Medicare Supplemental Claims Payments and Medicare Crossover Services Between WellChoice, Inc. (and/or all of its applicable subsidiaries) and Other Licensees

79.	All Custom ITS Arrangements Between WellChoice, Inc. (and/or all of its applicable subsidiaries) and Other Licensees

80.	All Custom ITS and Custom BlueCard Arrangements Between Highmark and Other Licensees

81.	All National Account Servicing Agreements Between Highmark and Other Licensees

82.	All Alternate Control Licensee Designation Agreements and Similar Agreements Between Highmark and Other Licensees

83.	All Administrative Service Agreements Between Highmark and Other Licensees

84.	All Information Systems Services Agreements Between Highmark and Other Licensees

85.	All System Use Agreements Between Highmark and Other Licensees

86.	All Joint Operating Agreements Between Highmark and Other Licensees

87.	All Government Business Service Agreements Between Highmark and Other Licensees

88.	All Consulting/Training Services Agreements Between Highmark and Other Licensees

89.	All Inter-Plan Network Management Information System License Agreements Between Highmark and Other Licensees

90.	All Service Agreements Between Highmark and Mountain State Blue Cross Blue Shield

91.	All Electronic Media/Claims Processing Agreements Between Highmark and Other Licensees

92.	The Crossover Service Agreement Between Noridian Mutual Insurance Company and Blue Cross and Blue Shield of Arizona, Inc.

93.	All custom Blue Card Agreements or Participating Agreements Between Blue Cross and Blue Shield of Nebraska and Other Licensees

83

Attachment VII
Business Associate Agreement For Blue Cross and Blue Shield Licensees

94.	All Custom Blue Card Arrangements Between HealthNow New York, Inc. d/b/a BlueCross BlueShield of Western New York and BlueShield of Northeastern New York, and Other Licensees

95.	All Participating Plan Agreements Between HealthNow New York, Inc. d/b/a BlueCross BlueShield of Western New York and BlueShield of Northeastern New York, and Other Licensees

96.	All Control Plan Agreements Between HealthNow New York, Inc. d/b/a BlueCross BlueShield of Western New York and BlueShield of Northeastern New York, and Other Licensees

97.	All Agreements Related to Medicare Supplemental Claims Payment and Medicare Crossover Services Between HealthNow New York, Inc. d/b/a BlueCross BlueShield of Western New York and BlueShield of Northeastern New York, and Other Licensees

98.	Participating Service Plan Master Agreement (NASCO) for National Accounts Blue Cross and Blue Shield of Michigan and HealthNow New York, Inc.

99.	All Account Specific Agreements Between Blue Cross Blue Shield of Michigan and Other Licensees

100.	All National Account Servicing Agreements Between Blue Cross and Blue Shield of Florida and Other Licensees

101.	Custom ITS Point of Service Agreements Between Blue Cross and Blue Shield of Illinois and Other Licensees

102.	Local Area Processing Point of Service Agreements Between Blue Cross and Blue Shield of Illinois and Other Licensees

103.	Pharmacy Benefits Management Agreement Between The Regence Group, Regence Blue Shield of Idaho, Blue Cross Blue Shield of Michigan and Blue Care Network of Michigan

104.	All Control Plan Agreements Between Blue Cross Blue Shield of Delaware, Inc. and Other Licensees.

105.	All Par Plan Agreements Between Blue Cross Blue Shield of Delaware, Inc. and Other Licensees

106.	All Agreements Related to Medicare Supplement Claims Payment and Medicare Crossover Services Between Blue Cross Blue Shield of Delaware, Inc. and Other Licensees

107.	All National Account ITS/BlueCard Arrangements Between Blue Cross Blue Shield of Delaware, Inc. and Other Licensees

84

Attachment VII
Business Associate Agreement For Blue Cross and Blue Shield Licensees

108.	All National Account/ITS Custom BlueCard Arrangements Between Blue Cross Blue Shield of Delaware, Inc. and Other Licensees

109.	All Non-Blue Card Arrangements Between Blue Cross Blue Shield of Delaware, Inc. and Other Licensees for the Administration and Servicing of Specific Multi-State Accounts Including, but not limited to, MBNA and Nemours

110.	Participating/Servicing Plan Agreement for National Accounts (NASCO) with CareFirst of Maryland, Inc., Blue Cross and Blue Shield of Michigan and any Other Applicable Licensees

111.	All Agreements for National Account HMO Participation Between Blue Cross Blue Shield of Delaware, Inc., and Other Licensees

112.	All Par Plan Agreements Between WellPoint, Inc. (and all of its applicable subsidiaries) and Other Licensees

113.	All Control Plan Agreements Between WellPoint, Inc. (and all of its applicable subsidiaries) and Other Licensees

114.	All Agreements for National Accounts Between WellPoint, Inc. (and all of its applicable subsidiaries) and Other Licensees

85

Attachment VII
Business Associate Agreement For Blue Cross and Blue Shield Licensees

Schedule B
Security Incidents
The Security Rule defines a “Security Incident” as an attempted or successful unauthorized access, use, disclosure, modification or destruction of information or interference with system operations in an information system, involving electronic Protected Health Information (“e-PHI”) that is created, received maintained or transmitted by or on behalf of a Party.
Since the Security Rule includes attempted unauthorized access, use, etc., each Party needs to have notice of attempts to bypass electronic security mechanisms. The Parties recognize and agree that the significant number of meaningless attempts to, without authorization, access, use, disclose, modify or destroy e-PHI will make a real-time reporting requirement formidable for all the Parties. Therefore, the Parties agree to the following reporting procedures for Security Incidents that result in unauthorized access, use, disclosure, modification or destruction of information or interference with system operations (“Successful Security Incidents”) and for Security Incidents that do not so result (“Unsuccessful Security Incidents”).
For Unsuccessful Security Incidents, each Party agrees that this Schedule B constitutes notice from all other Parties of such Unsuccessful Security Incidents. By way of example, the Parties consider the following to be illustrative of Unsuccessful Security Incidents when they do not result in unauthorized access, use, disclosure, modification, or destruction of e-PHI or interference with an information system:
1.	Pings on a Party’s firewall,

2.	Port scans,

3.	Attempts to log on to a system or enter a database with an invalid password or username, and

4.	Denial-of-service attacks that do not result in a server being taken off-line.

5.	Malware (e.g., worms, viruses)
For Successful Security Incidents, each Party shall give notice promptly to any Party whose e-PHI was compromised. Notices of Successful Security Incidents shall be deemed given when properly addressed to a Party’s security contact, as listed on Blueweb, upon the date of receipt if hand-delivered or e-mailed, or four (4) business days after deposit in the U.S. mail if mailed by registered or certified mail, postage prepaid, or one (1) business day after deposit with a national overnight courier for next business day delivery, or upon the date of electronic confirmation of receipt of a facsimile transmission.

86

Guidelines to
Administer the
Controlled Affiliate License
Agreement(s)
and Standards
(Includes revisions, if any, adopted by the PPFSC and/or
Member Plans through March 15, 2007)
March 2007

GUIDELINES TO ADMINISTER
THE CONTROLLED AFFILIATE LICENSE AGREEMENTS
AND STANDARDS

March 2007

Preamble	5

Matrix to determine which Standards Apply	7

Standard 1 — Organization and Governance	8

Standard 2 — Financial Responsibility	15

Standard 3 — State Licensure/Certification	19

Standard 4 — Certain Disclosures	21

Standard 5 — Reports and Records for Certain Smaller Controlled Affiliates	22

Standard 6 — Other Standards for Larger Controlled Affiliates	23

Standard 6(A): Board of Directors	24

Standard 6(B): Responsiveness to Customers	26

Standard 6(C): Participation in National Programs	28

Standard 6(D): Financial Performance Requirements	31

Standard 6(E): Cooperation with Plan Performance Response Process	34

Standard 6(F): Independent Financial Rating	35

Standard 6(G): Local and National Best Efforts	36

Standard 6(H): Financial Responsibility	49

Standard 6(I): Reports and Records	52

Standard 6(J): Control by Unlicensed Entities Prohibited	55

Standard 7 — Other Standards for Risk-Assuming Workers’ Compensation Affiliates	57

Standard 7(A): Financial Responsibility	58

Standard 7(B): Reports and Records	60

Standard 7(C): Loss Prevention	63

Standard 7(D): Claims Administration	64

Standard 7(E): Disability and Provider Management	65

GUIDELINES TO ADMINISTER
THE CONTROLLED AFFILIATE LICENSE AGREEMENTS
AND STANDARDS

March 2007

Description			Page

Standard 8	—	Cooperation with Controlled Affiliate License Performance
		Response Process Protocol	66

Standard 9A	—	Participation in National Programs by Smaller
		Controlled Affiliates That Were Former Primary Licensees	67

Standard 9B	—	Participation in National Programs by Smaller	70
		Controlled Affiliates

Standard 10	—	Other Standards for Controlled Affiliates Whose Primary
		Business is Government Non-Risk	73

Standard 10(A): Organization and Governance			74

Standard 10(B): Financial Responsibility			75

Standard 10(C): Reports and Records			77

Standard 11	—	Participation in Electronic Claims Routing Process	80

Standard 12	—	Participation in Master Business Associate Agreement by Smaller
		Controlled Affiliate Licensees.	82

Attachment I	—	Required Report and Reporting Performance Measures	83

Attachment II	—	Clarification of Requirements for Controlled Affiliates’ Annual Actuarial
		Certification	85

Attachment III	—	Guaranty Association Alternatives & Evaluation Criteria	87

Attachment IV	—	Required Performance Reports and Certifications
		Schedule For Larger Controlled Affiliates	90

Attachment V	—	Sanction Protocols - Reports and Records	92

Attachment VI	—	Required Performance Reports and Certifications Schedule
		For Risk-Assuming Workers’ Compensation Affiliates	93

Attachment VII	—	Definition of “Local Net Revenue” & “Combined Local Net Revenue”	94

Attachment VIII	—	Required Performance Reports and Certifications Schedule
		For Controlled Affiliates Whose Primary Business is Government Non-Risk	98

GUIDELINES TO ADMINISTER
THE CONTROLLED AFFILIATE LICENSE AGREEMENTS
AND STANDARDS

March 2007

Description			Page

Attachment IX	—	Business Associate Agreement For Blue Cross and Blue Shield Licensees	99

GUIDELINES TO ADMINISTER
THE CONTROLLED AFFILIATE LICENSE AGREEMENTS AND STANDARDS
Preamble
March 2007
The following Guidelines were developed as a method for assisting the Plan
Performance and Financial Standards Committee (PPFSC) in evaluating compliance with the Controlled Affiliate License and the applicable License Standards.
In developing the Guidelines, the following framework was used:
•	Guidelines allow start-up operations to qualify for Licensure;

•	Guidelines provide an objective, measurable test of compliance with each License Standard; and

•	Guidelines define compliance with Standards at an acceptable level of performance, not at a target performance level.
To qualify for a License, the applicant Controlled affiliate must be found in compliance with the applicable License Standards and the terms of the Controlled Affiliate License Agreement(s). In determining whether to grant a license to a Controlled Affiliate that meets the standards of paragraph 2E(1) but not 2E(2) of the Blue Cross or Blue Shield Controlled Affiliate License Agreement, the Blue Cross and Blue Shield Association (“BCBSA”) shall consider whether the grant of the Controlled Affiliate License is likely to enhance the value of the Licensed Marks and Name, which review shall include, but not be limited to, consideration of the following criteria:
-	The owners or persons or entities with authority to select or appoint members or board members (other than the Plan or Plans), directors, officers, and proposed management team of the applicant must demonstrate that they possess the character and qualifications to operate the business in a manner which will enhance the value of the Licensed Marks and Name.

-	The applicant must submit a business plan based on realistically- attainable objectives which indicate that it will operate its business in a manner which will enhance the value of the Licensed Marks and Name.

-	The applicant must make a full disclosure to BCBSA of all of the terms of any proposed transaction with its owners or persons or entities with authority to select or appoint members or board members of the Controlled Affiliate (other than a Plan or Plans), or their Controlled Affiliates, including purchase, lease, employment, consulting or other financial arrangements with the applicant or its officers, directors, employees, or members.

GUIDELINES TO ADMINISTER
THE CONTROLLED AFFILIATE LICENSE AGREEMENTS AND STANDARDS
Preamble, continued
March 2007
-	The applicant, if licensed, would not be in violation of any provisions of the Bylaws, Controlled Affiliate License Agreements, Controlled Affiliate License Standards or accompanying Guidelines and would not be subject to monitoring under the Plan Performance Response Process due to its financial status, based on its fiscal quarter most recently ended.
The Plan shall notify BCBSA of any proposed change, including percentage changes, in ownership or in the appointment or selection authority of members or board members of a Controlled Affiliate, at which time BCBSA may conduct a review to determine continuing compliance with these criteria, provided that as to publicly traded Controlled Affiliates this requirement applies only if the change affects a person or entity that owns at least 5% of the Controlled Affiliate’s stock before or after the change.
PPFSC may recommend to the BCBSA Board of Directors new guidelines or changes to existing guidelines from time to time. Such new or revised guidelines shall not become effective, however, unless and until the Board of Directors approves them.
PPFSC does not have the authority to grant or terminate a Controlled Affiliate License. PPFSC is responsible for making the initial determination about a Licensee’s or potential Licensee’s compliance with the License Agreement(s) and Standards. Based on that determination, PPFSC makes a recommendation to the Board of Directors of BCBSA, which may accept, reject or modify PPFSC’s recommendation. The Board of Directors may decide to terminate the License at any time if a Licensed Controlled Affiliate is found not to be in compliance with the License Agreement(s) and/or Standards. The Licensed Controlled Affiliate is at all times bound to follow BCBSA’s Board-adopted service mark use regulations.
A Regular Member Plan that operates as a “Shell Holding Company” is defined as an entity that assumes no underwriting risk and has less than 1% of the consolidated enterprise assets (excludes investments in subsidiaries) and less than 5% of the consolidated enterprise net general and administrative expenses.
A Regular Member Plan that operates as a “Hybrid Holding Company” is defined as an entity that assumes no underwriting risk and has either more than 1% of the consolidated enterprise assets (excludes investments in subsidiaries) or more than 5% of the consolidated enterprise net general and administrative expenses.

Attachment I
STANDARDS FOR LICENSED CONTROLLED AFFILIATES
As described in Preamble section of Exhibit A to the Affiliate License Agreement, each controlled affiliate seeking licensure must answer four questions. Depending on the controlled affiliate’s answers, certain standards apply:
1. What percent of the controlled affiliate is controlled by the parent Plan?

More than 50%	50%	100% and Primary Business is
		Government Non-Risk

ò	ò	ò

Standard 1A, 4	Standard 1B, 4
		Standard 4*,10A

*	Applicable only if using the names and marks.
IN ADDITION,
2. Is risk being assumed?

	Yes			No

÷	ò	ø	÷	ò	ø

Controlled Affiliate	Controlled Affiliate	Controlled Affiliate	Controlled Affiliate	Controlled Affiliate	Controlled
underwrites any	comprises < 15%	comprises > 15%	comprises < 15%	comprises > 15%	Affiliate’s Primary
indemnity portion	of total member	of total member	of total member	of total member	Business is
of workers’	enrollment of Plan	enrollment of Plan	enrollment of Plan	enrollment of Plan	Government Non-
compensation	and its licensed	and its licensed	and its licensed	and its licensed	Risk
insurance	affiliates, and does	affiliates, and does	affiliates	affiliates
ò	not underwrite the	not underwrite the
Standards 7A-7E, 12	indemnity portion of	indemnity portion of	ò	ò	ò
	workers’	workers’
	compensation	compensation		Standard 6H	Standard 10B
	insurance	insurance
	ò	ò
	Standard 2	Standard 6H	Standard 2
	(Guidelines 1.1,1.2)		(Guidelines 1.1,1.3)
	and Standard 11		and Standard 11
IN ADDITION,
3. Is medical care being directly provided?

Yes	No

ò	ò

Standard 3A	Standard 3B
IN ADDITION,
4. If the controlled affiliate has health or workers’ compensation administration business, does such business comprise 15% or more of the total member enrollment of Plan and its licensed controlled affiliates?

Yes			No
ò	÷	÷	ò	ø
Standards 6A-6J	Controlled Affiliate	Controlled Affiliate is	Controlled Affiliate is not a	Controlled Affiliate’s
	is not a former	a former primary	former primary licensee	Primary Business is
	primary licensee	licensee	and does not elect to	Government Non-Risk
	and elects to		participate in BCBSA
	participate in	ò	national programs	ò
	BCBSA national		ò
programs

	Standards 5,8,9B,12	Standards 5,8,9A,11,12	Standards 5,8,12	Standards 8, 10(C),12

Standard 1(A) — Organization and Governance
1A.) The Standard for more than 50% Plan control is:
A Controlled Affiliate shall be organized and operated in such a manner that a licensed Plan or Plans authorized to use the Licensed Marks in the Service Area of the Controlled Affiliate pursuant to separate License Agreement(s) with BCBSA, other than such Controlled Affiliate’s License Agreement(s), (the “Controlling Plan(s)”), have the legal authority, directly or indirectly through wholly-owned subsidiaries:
A.	to select members of the Controlled Affiliate’s governing body having more than 50% voting control thereof; and

B.	to prevent any change in the articles of incorporation, bylaws or other establishing or governing documents of the Controlled Affiliate with which the Controlling Plan(s) do(es) not concur; and

C.	to exercise control over the policy and operations of the Controlled Affiliate.
In addition, a Plan or Plans directly or indirectly through wholly-owned subsidiaries shall own more than 50% of any for-profit Controlled Affiliate.
Determination of Compliance:
1.	Guidelines Subject to Immediate Termination
1.1	A “Controlling Plan” is a Plan that holds a Primary License with BCBSA to use the Service Marks in the Service Area of the Controlled Affiliate.

1.2	Controlling Plan(s) directly or indirectly through wholly-owned subsidiaries must: (a) have the legal authority to select members of the Controlled Affiliate’s governing body having more than 50% of the voting control thereof; and (b) have the legal authority to prevent any change in the articles of incorporation, bylaws or other establishing or governing documents of the Controlled Affiliate with which such Plan(s) do(es) not concur; and (c) have the legal authority to exercise control over the policy and operations of the Controlled Affiliate.

Standard 1(A) — Organization and Governance
1.3	In the case of a for-profit Controlled Affiliate, Controlling Plan(s) or other Plans licensed to use the Blue Cross and/or Blue Shield Marks by BCBSA must hold directly or indirectly through wholly-owned subsidiaries more than 50% ownership of the Controlled Affiliate.

1.4	If the controlled affiliate has members with the authority to nominate, elect, or remove any board member or amend or recommend revisions to articles of incorporation, bylaws, or other governing documents, the Controlled Affiliate shall be considered noncompliant if more than 50% of the voting control of the Controlled Affiliate resides in members that are, or are selected, appointed, or designated by, or are employed by, or are officers or directors of, or have a direct or indirect financial interest in:
1.4.a	persons or entities with the authority to select or appoint members of the controlled affiliate (other than a licensee of BCBSA or an entity controlled by a licensee);

1.4.b	Affiliates and Associates (as defined in Rule 12b-2 under the Securities Exchange Act of 1934 and other than a licensee of BCBSA or an entity controlled by a licensee) of the persons or entities described in 1.4.a; or

1.4.c	other persons or entities (other than a licensee of BCBSA or an entity controlled by a licensee) that provide goods or services to a person or entity described in 1.4.a.
Direct or indirect financial interest excludes stock holdings of under 5% in a publicly traded company.
1.5	An affiliate shall be considered noncompliant if more than 50% of the voting control of the affiliate’s board resides in board members who are, or are selected, appointed, or designated by, or are employed by, or are officers or directors of, or have a direct or indirect financial interest in:
1.5.a	owners, or persons or entities with the authority to select or appoint board members of the affiliate (other than a licensee of BCBSA or an entity controlled by a licensee);

1.5.b	Affiliates and Associates (as defined in Rule 12b-2 under the Securities Exchange Act of 1934 and other than a licensee of BCBSA or an entity controlled by a licensee) of the persons or entities described in 1.5.a; or

1.5.c	other persons or entities (other than a licensee of BCBSA or an entity controlled by a licensee) that provide goods or services to a person or entity described in 1.5.a.

Standard 1(A) — Organization and Governance, continued
Direct or indirect financial interest excludes stock holdings of under 5% in a publicly traded company.
2.	Guidelines Subject to Mediation/Arbitration
2.1	None
3.	Guidelines Subject to Sanctions
3.1	None

Standard 1(B) — Organization and Governance
1B.) The Standard for 50% Plan control is:
A Controlled Affiliate shall be organized and operated in such a manner that a licensed Plan or Plans authorized to use the Licensed Marks in the Service Area of the Controlled Affiliate pursuant to separate License Agreement(s) with BCBSA, other than such Controlled Affiliate’s License Agreement(s), (the “Controlling Plan(s)”), have the legal authority, directly or indirectly through wholly-owned subsidiaries:
A.	to select members of the Controlled Affiliate’s governing body having not less than 50% voting control thereof; and

B.	to prevent any change in the articles of incorporation, bylaws or other establishing or governing documents of the Controlled Affiliate with which the Controlling Plan(s) do(es) not concur; and

C.	to exercise control over the policy and operations of the Controlled Affiliate at least equal to that exercised by persons or entities (jointly or individually) other than the Controlling Plan(s).
Notwithstanding anything to the contrary in A through C hereof, the Controlled Affiliate’s establishing or governing documents must also require written approval by the Controlling Plan(s) before the Controlled Affiliate can:
•	change the geographic area in which it operates

•	change its legal and/or trade names

•	change any of the types of businesses in which it engages

•	create, or become liable for by way of guarantee, any indebtedness, other than indebtedness arising in the ordinary course of business

•	sell any assets, except for sales in the ordinary course of business or sales of equipment no longer useful or being replaced

•	make any loans or advances except in the ordinary course of business

•	enter into any arrangement or agreement with any party directly or indirectly affiliated with any of the owners or persons or entities with the authority to select or appoint members or board members of the Controlled Affiliate, other than the Plan or Plans (excluding owners of stock holdings of under 5% in a publicly traded Controlled Affiliate)

•	conduct any business other than under the Licensed Marks and Name

Standard 1(B) — Organization and Governance, continued
•	take any action that any Controlling Plan or BCBSA reasonably believes will adversely affect the Licensed Marks and Name.
In addition, a Plan or Plans directly or indirectly through wholly-owned subsidiaries shall own at least 50% of any for-profit Controlled Affiliate.
Determination of Compliance:
1.	Guidelines Subject to Immediate Termination
1.1	A “Controlling Plan” is a Plan that holds a Primary License with BCBSA to use the Service Marks in the Service Area of the Controlled Affiliate.

1.2	Controlling Plan(s) must directly or indirectly through wholly-owned subsidiaries: (a) have the legal authority to select members of the Controlled Affiliate’s governing body having not less than 50% voting control thereof; and (b) have the legal authority to prevent any change in the articles of incorporation, bylaws or other establishing or governing documents of the controlled affiliate with which the Controlling Plan(s) do(es) not concur; and (c) have the legal authority to exercise control over the policy and operations of the Controlled Affiliate at least equal to that exercised by persons or entities (jointly or individually) other than the Controlling Plan(s).

1.3	Notwithstanding anything to the contrary above, the Controlled Affiliate’s establishing or governing documents must also require the written approval by the Controlling Plan(s) before the Controlled Affiliate can:
1.3.a	change the geographic area in which it operates

1.3.b	change its legal and/or trade names

1.3.c	change any of the types of businesses in which it engages

1.3.d	create, or become liable for by way of guarantee, any indebtedness, other than indebtedness arising in the ordinary course of business

1.3.e	sell any assets, except for sales in the ordinary course of business or sales of equipment no longer useful or being replaced

1.3.f	make any loans or advances except in the ordinary course of business

1.3.g	enter into any arrangement or agreement with any party directly or indirectly affiliated with any of the owners or persons or entities with the authority to select or appoint members or board members of the Controlled Affiliate, other than the Plan or Plans (excluding owners

Standard 1(B) — Organization and Governance, continued
     of stock holdings of under 5% in a publicly traded Controlled Affiliate)
1.3.h	conduct any business other than under the Licensed Marks and Names

1.3.i	take any action that any Controlling Plan or BCBSA reasonably believes will adversely affect the Licensed Marks and Name.
1.4	In the case of a for-profit Controlled Affiliate, Controlling Plan(s) or other Plans licensed to use the Blue Cross and/or Blue Shield Marks by BCBSA must hold directly or indirectly through wholly-owned subsidiaries at least 50% ownership of the Controlled Affiliate.

1.5	If the controlled affiliate has members with the authority to nominate, elect, or remove any board member or amend or recommend revisions to articles of incorporation, bylaws, or other governing documents, the controlled affiliate shall be considered noncompliant if more than 50% of the voting control of the controlled affiliate resides in members that are, or are selected, appointed, or designated by, or are employed by, or are officers or directors of, or have a direct or indirect financial interest in:
1.5.a	persons or entities with the authority to select or appoint members of the controlled affiliate (other than a licensee of BCBSA or an entity controlled by a licensee);

1.5.b	Affiliates and Associates (as defined in Rule 12b-2 under the Securities Exchange Act of 1934 and other than a licensee of BCBSA or an entity controlled by a licensee) of the persons or entities described in 1.5.a; or

1.5.c	other persons or entities (other than a licensee of BCBSA or an entity controlled by a licensee) that provide goods or services to a person or entity described in 1.5.a.
Direct or indirect financial interest excludes stock holdings of under 5% a publicly traded company.

1.6	An affiliate shall be considered noncompliant if more than 50% of the voting control of the affiliate’s board resides in board members who are, or are selected, appointed, or designated by, or are employed by, or are officers or directors of, or have a direct or indirect financial interest in:
1.6.a	owners, or persons or entities with the authority to select or appoint board members of the affiliate (other than a licensee of BCBSA or an entity controlled by a licensee);

Standard 1(B) — Organization and Governance, continued
1.6.b	Affiliates and Associates (as defined in Rule 12b-2 under the Securities Exchange Act of 1934 and other than a licensee of BCBSA or an entity controlled by a licensee) of the persons or entities described in 1.6.a; or

1.6.c	other persons or entities (other than a licensee of BCBSA or an entity controlled by a licensee) that provide goods or services to a person or entity described in 1.6.a.
Direct or indirect financial interest excludes stock holdings of under 5% a publicly traded company.
2.	Guidelines Subject to Mediation/Arbitration
2.1	None
3.	Guidelines Subject to Sanctions
3.1	None

Standard 2 — Financial Responsibility
The Standard is:
A controlled affiliate shall be operated in a manner that provides reasonable financial assurance that it can fulfill all of its contractual obligations to its customers. If a risk-assuming controlled affiliate ceases operations for any reason, Blue Cross and/or Blue Shield Plan coverage will be offered to all controlled affiliate subscribers without exclusions, limitations or conditions based on health status. If a nonrisk-assuming controlled affiliate ceases operations for any reason, the sponsoring Plan(s) will provide for services to its (their) customers. The requirements of the preceding two sentences shall apply to all lines of business unless a line of business is specifically exempted from the requirement(s) by the BCBSA Board of Directors.
Determination of Compliance:
1.	Guidelines Subject to Immediate Termination
1.1	Compliance for all smaller controlled affiliate licensees, except those subject to Standard 7, is based on:
1.1.a	Accounting records maintained on an accrual basis subject. A controlled affiliate shall file an annual certified audit report with BCBSA if the controlled affiliate is required to file such a report with its domicilary State Insurance Department. If no such requirement is in force and the controlled affiliate is a risk-assuming entity, the controlled affiliate is not required to submit an annual certified audit report with BCBSA provided the controlled affiliate’s SAP reserve (or equivalent net worth) is disclosed separately in the primary licensee’s annual certified audit report for the same period. If the controlled affiliate is a nonrisk assuming entity, an annual certified audit report is not required.
1.1a(i)	If the certified audit is required by the State Insurance Department, the independent financial statement opinion included in the controlled affiliate’s annual audit report shall not express doubts as to the licensee’s ability to continue as a going concern. The annual audit is to be performed by an independent CPA firm acceptable to PPFSC; and
1.1.b	An appropriate conversion/service agreement from the sponsoring Plan(s) unless a line of business is specifically exempted from the requirement(s) by the BCBSA Board of Directors. In situations where the parent and controlled affiliate prefer, the parent and controlled affiliate may, upon the agreement of BCBSA, provide alternative protections; and
1.1b(i)	BCBSA Board approved exemptions under Guideline 1.1.b included all types of Part C Medicare Advantage programs, Part D Medicare Prescription Drug Plans, Title XXI State Children’s Health Insurance Program (SCHIP) and all types of Title XIX Medicaid programs.

Standard 2 — Financial Responsibility, continued
1.1.c	The controlled affiliate and Sponsoring Plan(s) certifying to BCBSA that the Sponsoring Plan(s) guarantees to the full extent of its (their) assets, all of the contractual and financial obligations of the controlled affiliate to its customers. In situations where such a guaranty is not permitted by regulation or statute, or where the parent and controlled affiliate prefer, the parent and controlled affiliate may, upon agreement of BCBSA, provide alternative protections which may include, but are not limited to, the “Payment of Claims Liabilities — Alternative Mechanisms” enumerated in Attachment III (Guaranty Association Alternatives & Evaluation Criteria).
Noncompliance with Guideline 1.1 will result in the termination of the License pursuant to paragraph 7(C) of the License Agreement.
1.2	Compliance for a risk-assuming smaller controlled affiliate that does not underwrite the indemnity portion of workers’ compensation insurance, in addition to Guideline 1.1 is based on:
1.2.a	For a controlled affiliate at greater than 50% Plan ownership:
1.2a(i)	A net worth (SAP equivalent) of at least its “ Health Risk Based Capital (HRBC) Authorized Control Level (ACL) after co-variance” as defined by the NAIC and hereinafter referred to as “Authorized Control Level.” Notwithstanding a Controlled Affiliate’s HRBC level, a Controlled Affiliate shall maintain its SAP reserve (or equivalent net worth) at or above the minimum reserve (or net worth level) established by each state in which it is domiciled and/or operates or if there is no state minimum, $3.0 million. The following exception exists for transition purposes:
1.2a(i)(1)	Controlled Affiliates are required to maintain a net worth (SAP equivalent) of at least their Authorized Control Level, the state minimum, or if there is no state minimum, $3.0 million.

1.2a(i)(2)	Compliance with this requirement may also be met if the state regulatory authority, in lieu of a capital infusion, has accepted a written financial guarantee, which contractually obligates the sponsoring Plan(s) for the financial commitments of the controlled affiliate, and the situation meets the following criteria:
A	the amount of such guarantee is at least equal to 150% of the unpaid claim liabilities of the controlled affiliate; and

B	the Plan’s SAP reserve is at least equal to or greater than 600% of the Plan’s Authorized Control Level.
1.2.b	For a controlled affiliate at 50% Plan ownership:

Standard 2 — Financial Responsibility, continued
1.2b(i)	As of 12/31/99 and thereafter, a net worth (SAP equivalent) equal to the greater of its Authorized Control Level, the state minimum or $3.0 million; and liquidity (standard BCBSA definition) equal to the greater of $3.0 million or .5 months of claims and administrative expenses.
1.2b (i)(1)	Controlled Affiliates are required to maintain net worth (SAP equivalent) equal to the greater of its Authorized Control Level, the state minimum or $3.0 million. In all cases, Controlled Affiliates are required to comply with the minimum liquidity (standard BCBSA definition) requirement equal to the greater of $3.0 million or .5 months of claims and administrative expenses.
1.2.c	If a controlled affiliate is licensed as a life insurer or property and casualty insurer in the states where it does business, it must have a SAP or equivalent net worth that is the higher of:
1.2.c(i)	an amount exceeding the “Authorized Control Level” as defined in the NAIC’s Risk-Based Capital (RBC) for Insurers Model Act; or

1.2.c(ii)	if the state has not adopted the NAIC’s Risk-Based Capital (RBC) for Insurers Model Act, the minimum statutory reserve requirement of the state in which the life insurance company is domiciled
1.2.d	Each controlled affiliate also is required to submit evidence of adequate accounting for loss reserves, actuarial liabilities and related items as annually certified by a qualified actuary pursuant to a review process acceptable to PPFSC (See Attachment II; Note: Each licensee is required to submit a separate certification).
Noncompliance with Guideline 1.2 will result in the termination of the License pursuant to paragraph 7(C) of the License Agreement.
1.3	Compliance for a nonrisk-assuming smaller controlled affiliate in addition to 1.1 is based on:
1.3.a	A net worth of at least 8.33% of annual net operating expenses.
Noncompliance with Guideline 1.3 will result in the termination of the License pursuant to paragraph 7(C) of the License Agreement.
2.	Guidelines Subject to Mediation/Arbitration

Standard 2 — Financial Responsibility, continued
2.1	None
3.	Guidelines Subject to Sanctions
3.1	None

Standard 3(A) — State Licensure/Certification
3A.)	The Standard for a controlled affiliate that employs, owns or contracts on a substantially exclusive basis for medical services is:
A controlled affiliate shall maintain appropriate and unimpaired licensure and certifications.
Determination of Compliance:
1.	Hospitals shall have Joint Commission on Accreditation of Healthcare Organizations certification of at least the partial level; and

2.	Physicians shall hold applicable current state licenses; and

3.	All other providers shall have applicable current state licenses; and

4.	Licensee shall obtain liability insurance or otherwise provide financial arrangements to protect against liability from its operations in an amount and form approved by BCBSA. BCBSA shall be named as an additional insured and be named as an indemnitee under such financial arrangements, and licensee shall supply a certificate of insurance or evidence of the financial arrangement demonstrating that BCBSA is an additional insured or indemnitee under the financial arrangements. Liability insurance or financial arrangements shall not be modified by the licensee or canceled without prior sixty (60) days written notice to BCBSA, or less if required by the insurer to the Licensee; and

5.	A controlled affiliate shall be in good standing with the state (or states) in which it operates; and

6.	Where applicable, indemnity claims adjusters shall maintain current state certification.
Noncompliance with Standard 3A by a smaller controlled affiliate will result in the termination of the License pursuant to paragraph 7(C) of the License Agreement. For a larger controlled affiliate, noncompliance will result in initiation of mediation/dispute resolution process pursuant to paragraph 7(D) of the License Agreement.

Standard 3(B) — State Licensure/Certification
3B.)	The Standard for a controlled affiliate that does not employ, own or contract on a substantially exclusive basis for medical services is:
A controlled affiliate shall maintain appropriate and unimpaired licensure and certifications.
Determination of Compliance:
1.	A controlled affiliate shall be in good standing with the state (or states) in which it operates; and

2.	Where applicable, indemnity claims adjusters shall maintain current state certification.
Noncompliance with Standard 3B by a smaller controlled affiliate will result in the termination of the License pursuant to paragraph 7(C) of the License Agreement. For a larger controlled affiliate, noncompliance will result in initiation of mediation/dispute resolution process pursuant to paragraph 7(D) of the License Agreement.

Standard 4 — Certain Disclosures
The Standard is:
A controlled affiliate shall make adequate disclosure in contracting with third parties and in disseminating public statements of:
A.	the structure of the Blue Cross and Blue Shield System; and

B.	the independent nature of every licensee; and

C.	the controlled affiliate’s financial condition.
Determination of Compliance:
1.	A controlled affiliate that is in PPRP monitoring for financial reasons shall disseminate to all providers, accounts, and direct pay subscribers (if any) the descriptions contained in the approved disclosure brochure or other document as set forth in the Brand Book; and
2.	A controlled affiliate that is in PPRP monitoring for financial reasons shall disseminate to all providers, accounts, and direct pay subscribers (if any) a summary of the controlled affiliate’s year-end audited balance sheet as set forth in the Brand Book; and
3.	A controlled affiliate shall comply with the other disclosure requirements as set forth in the Brand Book; and
4.	A controlled affiliate shall include the approved form contract disclosure provisions in all written contracts with providers, accounts, and direct pay subscribers (if any) as set forth in the Brand Book. If a state regulator refuses to permit a controlled affiliate to add these provisions to any such contract, and if the controlled affiliate provides written evidence of such refusal, BCBSA shall not require the provisions in such contract and BCBSA shall notify the regulator that the controlled affiliate has been relieved of compliance for as long as the regulator prohibits compliance; and
5.	A controlled affiliate shall include on each subscriber ID card carrier or mailer enclosed with or attached to a subscriber ID card the form disclosure statement as set forth in the Brand Book; and
6.	A controlled affiliate shall provide information in such form as requested by the Association demonstrating that the controlled affiliate is complying with the above requirements.
Noncompliance with Standard 4 by a smaller controlled affiliate will result in the termination of the License pursuant to paragraph 7(C) of the License Agreement. For a larger controlled affiliate, noncompliance will result in initiation of mediation/dispute resolution process pursuant to paragraph 7(D) of the License Agreement.

Standard 5 — Reports and Records for Certain Smaller Controlled Affiliates
For a smaller controlled affiliate that does not underwrite the indemnity portion of workers’ compensation insurance, the Standard is:
A controlled affiliate and/or its licensed Plan(s) shall furnish, on a timely and accurate basis, reports and records relating to these Standards and the License Agreements between BCBSA and controlled affiliate.
Determination of Compliance:
1.	Compliance for all smaller Controlled Affiliates that do not underwrite the indemnity portion of workers’ compensation insurance is based on:
1.1	The timely submission of accurate and complete reports as required by the BCBSA Board of Directors (see Attachment I), to include indication of compliance with the License Agreements, as interpreted in the Brand Book; and

1.2	Mandatory reporting to BCBSA of any untoward events associated with the controlled affiliate, such as malpractice suits or other legal/financial events that would materially affect controlled affiliate operations and/or performance; and

1.3	The controlled affiliate and sponsoring Licensed Plan(s):
1.3.a	agreeing upon request by BCBSA to an examination; and

1.3.b	providing access to requested staff and/or documentation.
2.	Noncompliance for smaller Controlled Affiliates is a result of the following:
2.1	Reporting — substantial incompleteness and/or inaccuracy and/or lateness and/or nonsubmission of required reports as described in Attachment I; or

2.2	Examination — failure to comply with any one of the examination issues; or

2.3	Untoward Events — failure to report timely and accurately events materially affecting the controlled affiliate; and

2.4	BCBSA management, after contact with Plan management, concludes that compliance is not likely to be reached, given existing controlled affiliate/Plan efforts.
Noncompliance with Standard 5 will result in termination of the License pursuant to paragraph 7(C) of the License Agreement.

Standard 6 — Other Standards for Larger Controlled Affiliates
Standards 6(A) — (J) that follow apply to larger Controlled Affiliates.

Standard 6(A): Board of Directors
The Standard is:
A controlled affiliate Governing Board shall act in the interest of its Corporation in providing cost-effective health care services to its customers. A controlled affiliate shall maintain a governing Board, which shall control the controlled affiliate, composed of a majority of persons other than providers of health care services, who shall be known as public members. A public member shall not be an employee of or have a financial interest in a health care provider, nor be a member of a profession which provides health care services.
Determination of Compliance:
1.	Guidelines Subject to Immediate Termination
1.1	None
2.	Guidelines Subject to Mediation/Arbitration
2.1	The controlled affiliate’s Board shall be composed of a majority of members (greater than 50% of the total) who are:
2.1.a	public members*; and

2.1.b	not, in any combination, a controlling faction of the controlled affiliate’s Board with a common interest in any business, governmental, lobbying, or other organized group or entity, excluding Plan directors.

*	A “public member” excludes any person who:
•	is engaged or has engaged at any time in the practice of a health care profession (other than an employee of the Plan);

•	is a director, officer, partner or employee of an organization that primarily sells health care services (other than the Plan or an organization controlled by the Plan); or

•	is a director, officer, partner or employee of an organization of health care providers; or

•	has direct or indirect beneficial interest of more than five percent of the equity of an organization that sells or delivers health care services.

Standard 6(A): Board of Directors, continued
2.2	Notwithstanding anything in this Paragraph 2.2, a controlled affiliate in violation of Paragraph 2.1 of these Guidelines shall be subject to immediate termination.

2.3	The controlled affiliate CEO or Corporate Secretary must certify to the PPFSC that the triennial BCBSA license compliance letter (including the controlled affiliate’s licensure status, a copy of the Licensure Standards and Guidelines, a report of the controlled affiliate’s licensure status by Standard, and PPFSC comments or concerns, if any, about the controlled affiliate’s compliance with the License Agreements and Standards), has been distributed to all controlled affiliate Board Members. Such certification may be in the form of the minutes of the controlled affiliate Board meeting or other documentation demonstrating timely compliance with the distribution requirement.
2.3.a	Controlled Affiliates, as deemed appropriate by the PPFSC, may be required to respond to an annual BCBSA controlled affiliate licensure information request, which will result in an annual BCBSA license compliance letter sent to the controlled affiliate’s CEO. Controlled Affiliates included in the Plan Performance Response Process** will be required to respond to an annual BCBSA controlled affiliate licensure information request, which will result in an annual BCBSA license compliance letter sent to the controlled affiliate’s CEO.
3.	Guidelines Subject to Sanctions
3.1	None

Standard 6(B): Responsiveness to Customers
The Standard is:
A controlled affiliate shall be operated in a manner responsive to customer needs and requirements.
Determination of Compliance:
1.	Guidelines Subject to Immediate Termination
1.1	None
2.	Guidelines Subject to Mediation/Arbitration
2.1	None
3.	Guidelines Subject to Sanctions
3.1	A Controlled Affiliate shall maintain enrollment performance of not worse than declines of 8% in one year and 20% over three years for “total Blue members”[1] of the Controlled Affiliate Licensee and its Blue affiliates excluding Life Insurance and Charitable Foundation affiliates.

3.2	Effective 1/1/2004, the Primary Licensees will collect and report MTM Direct Measures data and Service Performance Scorecard data for each Geographic Market and on an enterprise basis for all licensed affiliates with branded health business to BCBSA.

(1)	Total Blue Members is defined as total hospital and medical/surgical members, excluding freestanding, as reported by Licensees to BCBSA.

Standard 6(B): Responsiveness to Customers, continued
Sanctions:
A controlled affiliate’s Board shall be notified of the controlled affiliate’s noncompliance with the thresholds relating to enrollment and service performance in the BCBSA license compliance letter as required under Standard 6A: Board of Directors.

Standard 6(C): Participation in National Programs
The Standard is:
A controlled affiliate shall effectively and efficiently participate in each national program as from time to time may be adopted by the Member Plans for the purposes of providing portability of membership between the licensees and ease of claims processing for customers receiving benefits outside of the controlled affiliate’s Service Area.
Such programs are applicable to licensees, and include:
A.	Transfer Program;

B.	BlueCard Program;

C.	Inter-Plan Teleprocessing System (ITS);

D.	Electronic Claims Routing Process;

E.	National Account Programs, effective January 1, 2002;

F.	Business Associate Agreement for Blue Cross and Blue Shield Licensees, effective April 14, 2003; and

G.	Inter-Plan Medicare Advantage Program.
Determination of Compliance:
1.	Guidelines Subject to Immediate Termination
1.1	None
2.	Guidelines Subject to Mediation/Arbitration
2.1	BlueCard Program and ITS — A controlled affiliate shall fully participate in ITS and the BlueCard Program through compliance with all BlueCard Program Policies and Provisions and all applicable Inter-Plan Programs Policies and Provisions, unless an exemption has been granted by the Inter-Plan Programs Committee (IPPC) in accordance with those Policies and Provisions.
2.1.a	Compliance determined by periodic reviews or audits and by reviews initiated by evidence of problems.

2.1.b	Mediation/Arbitration shall be commenced only upon a finding by IPPC that such action is warranted and a referral of the matter from IPPC to the PPFSC and the BCBSA Board of Directors for their action.

Standard 6(C): Participation in National Programs, continued
2.2	Electronic Claims Routing Process — A Controlled Affiliate shall fully participate in the Electronic Claims Routing Process through compliance with all Electronic Claims Routing Process Policies and Provisions and all applicable Inter-Plan Programs Policies and Provisions.
2.2.a	Compliance determined by periodic reviews or audits and by reviews initiated by evidence of problems.

2.2.b	Mediation/Arbitration shall be commenced only upon a finding by IPPC that such action is warranted and a referral of the matter from IPPC to PPFSC and the BCBSA Board of Directors for their action.
2.3	National Account Programs — Effective January 1, 2002, a controlled affiliate shall fully participate in the National Account Programs through compliance with all National Account Program Policies and Provisions and all applicable Inter-Plan Programs Policies and Provisions.
2.3.a	Compliance determined by periodic reviews or audits and by reviews initiated by evidence of problems.

2.3.b	Mediation/Arbitration shall be commenced only upon a finding by IPPC that such action is warranted and a referral of the matter from IPPC to PPFSC and the BCBSA Board of Directors for their action.
2.4	Business Associate Agreement for Blue Cross and Blue Shield Licensees — A controlled affiliate shall fully comply with the terms and conditions of the Business Associate Agreement for Blue Cross and Blue Shield Licensees (Attachment IX).
2.4.a	Compliance determined by certification of adherence to the terms and conditions of the Business Associate Agreement for Blue Cross and Blue Shield Licensees.

2.4.b	The Association shall commence Mediation/Arbitration or intervene in a Mediation/Arbitration proceeding among Plans and/or controlled affiliate licensees upon a finding by the Plan Performance and Financial Standards Committee that such action is warranted and a referral of the matter from PPFSC to the BCBSA Board of Directors for its action.
2.5	Inter-Plan Medicare Advantage Program — A Controlled Affiliate shall fully participate in the Inter-Plan Medicare Advantage Program through compliance with all Inter-Plan Medicare Advantage Program Policies and Provisions.
2.5a	Compliance determined by periodic review or audits and by reviews initiated by evidence of problems.

Standard 6(C): Participation in National Programs, continued
2.5b	Mediation/Arbitration shall be commenced only upon a finding by IPPC that such action is warranted and a referral of the matter from IPPC to PPFSC and the BCBSA Board of Directors for their action.
3.	Guidelines Subject to Sanctions
3.1	Transfer Program — A controlled affiliate shall be in compliance with the policies and procedures of the program and shall correct any items of noncompliance. Compliance determined by annual controlled affiliate certification of having appropriately followed program procedures to identify and transfer non-resident direct pay and Medicare Supplemental subscribers, by quarterly volume reporting, and by reviews initiated by evidence of problems.
Sanctions:

A controlled affiliate’s Board shall be notified, if the controlled affiliate’s performance is not in compliance with the above, in the BCBSA license compliance letter, as required under Standard 6A: Board of Directors.

Standard 6(D): Financial Performance Requirements
The Standard is:
In addition to requirements under the national programs listed in Standard 6C: Participation in National Programs, a controlled affiliate shall take such action as required to ensure its financial performance in programs and contracts of an inter-licensee nature or where BCBSA is a party.
Determination of Compliance:
1.	Guidelines Subject to Immediate Termination
1.1	None
2.	Guidelines Subject to Mediation/Arbitration (Note: If this guideline is applicable, Sponsoring Licensed Plan or Controlled Affiliate that has no insurance or insurance administration operation may request, on an annual basis, that the PPFSC not apply the requirements to such entity.)
2.1	A Controlled Affiliate with SAP or equivalent reserve (net worth) of less than 300% of its Authorized Control Level or liquidity for two consecutive quarters of less than 1.5 months of underwritten claims and administrative expenses (standard BCBSA definition) shall:
2.1.a	Provide an irrevocable and unconditional letter of credit, or other guarantee of payment satisfactory to BCBSA in an amount which shall be reset quarterly equal to the controlled affiliate’s:
2.1a(i)	Control/Home Plan liabilities as actuarially determined by BCBSA using the respective controlled affiliate’s historical claim settlement patterns and actuarial standards of practice for determining incurred health claim liabilities for:
(a)	The BlueCard Program;

(b)	The Electronic Claims Routing Process (“ECRP”);

(c)	Other transactions settled in whole or in part through the Central Financial Agency (“CFA”); and

(d)	National Account Service Company, LLC (“NASCO”) transactions.

Standard 6(D): Financial Performance Requirements, continued
And
2.1a(ii)	The controlled affiliate’s Participating/Host Plan liability including gross variance settlements, as a result of modified pricing (under BCBSA Inter-Plan Programs’ policies and provisions, including, but not limited to, BlueCard Program Policies and Provisions or the equivalent), due Control/Home Plans as actuarially determined by BCBSA.
2.1.b	Provide NASCO, on a timely basis, with written authorization to provide BCBSA with requested NASCO claims information used in connection with the calculation under Paragraph 2.1a(i).

2.1.c	Provide each Participating/Host Plan with an option to receive from the controlled affiliate, as Control/Home Plan, an irrevocable and unconditional letter of credit or other guarantee of payment acceptable to each such Participating/Host Plan for Inter-Plan Programs’ liabilities occurring outside the CFA and NASCO.
2.1c(i)	Each such guarantee shall be equal to the greater of:
(a)	The controlled affiliate’s Control/Home Inter-Plan liabilities to each such Participating/Host Plan, as certified by a qualified independent third party acceptable to BCBSA; or

(b)	An amount as actuarially determined by BCBSA.
2.1c(ii)	The guarantee amount shall be reset quarterly based on the most recent quarter and include:
(a)	An estimate of average unpaid claims and administrative expenses due to Participating /Host Plans, net of outstanding advances; and

(b)	An estimate of financial settlements, outstanding through the current quarter, due to each Participating/Host Plan.
2.1.d	Distribute to Participating/Host Plans on a quarterly basis, any funds owed for national account financial settlements. Any such actual distributions can be used to offset funds set aside in accordance with 2.1a and 2.1b under this Standard 6(D).

Standard 6(D): Financial Performance Requirements, continued
2.1.e	Provide to BCBSA, on a quarterly basis, a listing of national accounts in which the controlled affiliate is involved (as Control/Home and Participating/Host), identifying the national account and the controlled affiliate’s role therein. For those accounts where the controlled affiliate is acting as the Control/Home Plan, the controlled affiliate must also specify the Participating/Host Plans in each national account syndicate. For any controlled affiliate included in the Plan Performance Contingency Protocol (“PPCP”), that controlled affiliate’s information will be distributed to the other members of each national account syndicate.

2.1.f	For the Blue Quality Centers for Transplant (“BQCT”) liabilities not settled in whole or in part through the CFA or otherwise covered herein, the Home Plan must provide BCBSA with an irrevocable and unconditional letter of credit, or other guarantee of payment satisfactory to BCBSA, in an amount which shall be reset quarterly equal to the greater of:
2.1f(i)	An amount equal to the controlled affiliate’s number of BQCT transplants completed for the prior twelve months times the most recent estimated U.S. average billed charges per transplant as determined by Milliman or such other actuarial firm chosen by BCBSA; or

2.1f(ii)	An amount as actuarially determined by BCBSA.
2.1.g	Waive any right to challenge the federal super-priority status held by the controlled affiliate for the Federal Employee Program and Medicare Part A.
3.	Guidelines Subject to Sanctions
3.1	None

Standard 6(E): Cooperation with Plan Performance Response Process
The Standard is:
A controlled affiliate shall cooperate with BCBSA’s Board of Directors and its Plan Performance and Financial Standards Committee in the administration of the Plan Performance Response Process and in addressing controlled affiliate performance problems identified thereunder.
Determination of Compliance:
1.	Guidelines Subject to Immediate Termination
1.1	None
2.	Guidelines Subject to Mediation/Arbitration
2.1	A controlled affiliate shall provide BCBSA’s Board of Directors and PPFSC with such data, action plans and access to the controlled affiliate Board of Directors and on-site visits as required under the Plan Performance Response Process (PPRP); and

2.2	A controlled affiliate shall promptly and effectively address performance problems identified under the PPRP on a basis which is consistent with the controlled affiliate’s responsibilities under the PPRP as determined in the reasonable judgment of BCBSA’s Board of Directors and its PPFSC.
3.	Guidelines Subject to Sanctions

None

Standard 6(F): Independent Financial Rating
The Standard is:
A controlled affiliate shall obtain a rating of its financial strength from an independent rating agency approved by BCBSA’s Board of Directors for such purpose.
Determination of Compliance:
1.	Guidelines Subject to Immediate Termination
1.1	None
2.	Guidelines Subject to Mediation/Arbitration
2.1	Annually, a controlled affiliate shall receive a BCBSA-approved financial strength rating provided, however: (1) each controlled affiliate that is controlled by a Plan operating as a Shell Holding Company as defined in the Preamble hereto is to maintain a separate financial strength rating; and (2) each controlled affiliate that is controlled by a Plan operating as a Hybrid Holding Company as defined in the Preamble hereto is required to maintain a financial strength rating using the rating agency’s approved insurance Group Rating Methodology. All of the foregoing ratings shall be from either Standard & Poor’s, A.M. Best or Fitch, Inc.

2.2	Once a private rating has been issued, the controlled affiliate is required to refrain from making public its private rating* unless the controlled affiliate is compelled to do so by lawful subpoena or other compulsory legal or regulatory process. If compelled to release the information, the controlled affiliate is to inform BCBSA** of the occurrence.
3.	Guidelines Subject to Sanctions
3.1	None

*	This requirement does not relate to a public rating a Plan may receive from Standard & Poor’s, A.M. Best or Fitch, Inc..

**	Inform:
Managing Director Brand Protection & Financial Services
Blue Cross and Blue Shield Association
225 North Michigan Avenue
Chicago, IL 60601

Standard 6(G): Local and National Best Efforts
The Standard is:
Notwithstanding any other provision in the Plan’s License Agreement with BCBSA or in this License Agreement, during each year, a controlled affiliate shall use its best efforts to promote and build the value of the Blue Cross [applicable to Blue Cross Licensees] and Blue Shield [applicable to Blue Shield Licensees] Marks.
Determination of Compliance:
1.	Guidelines Subject to Immediate Termination
1.1	None
2.	Guidelines Subject to Mediation/Arbitration
2.1	At least 80% of the annual Combined Local Net Revenue of a controlled affiliate attributable to health care plans and related services (hereafter “Local Health Revenue”) offered within the designated Service Area must be sold, marketed, administered or underwritten under the Licensed Marks and Names.

2.2	At least 66-2/3% of the annual Combined National Net Revenue of the Controlled Affiliate** attributable to health care plans and related services (hereafter “National Health Revenue”) must be sold, marketed, administered or underwritten under the Licensed Marks and Names. The percentage set forth in this paragraph shall not be changed for at least 10 years from the date of adoption of this paragraph.
2.2a	If the Controlled Affiliate does not comply with the above National Health Revenue percentage, then it may comply with this Guideline 2.2 by having at least 66-2/3% of the annual Combined National Enrollment of the Controlled Affiliate*** enrolled in health care plans and related services (hereafter “National Health Enrollment”) sold, marketed, administered or underwritten under the Licensed Marks and Names, provided that such the Controlled Affiliate was a Licensee on the date this Guideline was adopted by the BCBSA Board of Directors.
2.3	In administering this Standard, BCBSA will consider the legitimate strategic interests of the controlled affiliate as embodied in its investments made in reliance on regulations in effect prior to June 13, 1996 under this Standard 6(G), including but not limited to the compliance exception for the period prior to the calendar year beginning January 1, 1999.

2.4	“Net Revenue” shall have the meaning ascribed to it in Attachment VII to these Guidelines.

Standard 6(G): Local and National Best Efforts, continued
2.5	Nothing in these Guidelines or in the “Best Efforts” Standard shall relieve BCBSA or any Plan or the controlled affiliate from the obligations imposed under the License Agreement and/or any controlled affiliate License Agreement or from the obligations to deal in good faith and fairly with each other under the terms of the License Agreement and/or any controlled affiliate License Agreement. These Guidelines may not be revised without the approval of the Board of Directors.

Compliance with Local Best Efforts Standard
2.6	In the event that a Controlled Affiliate acquires or takes control of business through a purchase, merger or any other transaction that results in the Controlled Affiliate, on a pro-forma basis, falling below the requirement in Paragraph 2.1, the Controlled Affiliate shall:
2.6a	Come into compliance with Paragraph 2.1 as described below.

2.6b	Within 120 days from the closing date of the merger, purchase or transaction, submit an action plan to BCBSA for PPFSC approval that identifies the steps the Controlled Affiliate will take to come into compliance with Paragraph 2.1 as soon as possible but in any event no later than 24 months after the date of the PPFSC’s initial determination on the action plan, unless such time period is extended by the PPFSC in accordance with Paragraph 2.11.
2.6b(i)	The action plan (or amended action plan described below) is subject to the approval of the PPFSC, such approval not to be unreasonably withheld. In determining whether to approve a proposed action plan, the PPFSC shall consider the need to avoid harm to the Blue Brands and other Controlled Affiliates or Plans, the need for prompt compliance, the likelihood of serious disruption or harm to the business of the Controlled Affiliate proposing the action plan and regulatory constraints, together with any other relevant factors. Once submitted to BCBSA, the action plan shall be presented to the PPFSC no later than at its next regular meeting (1) in which a quorum is present to take action, and (2) for which the action plan was received by BCBSA not less than five business days prior to the agenda mailing.

Standard 6(G): Local and National Best Efforts
The Controlled Affiliate shall have the right to appear at such meeting, to answer any questions from Committee members, and to make a presentation to the PPFSC in support of its action plan. The PPFSC may exclude the Controlled Affiliate, however, from its deliberations. If the PPFSC requests more information from the Controlled Affiliate, the PPFSC may exercise its reasonable discretion and extend accordingly the time within which the Controlled Affiliate must comply. If the PPFSC disapproves the action plan, the Committee shall inform the Controlled Affiliate in writing of its decision, including the basis for the disapproval, and inform the Controlled Affiliate of its right to file an amended action plan. The Controlled Affiliate shall have at least one opportunity to submit an amended action plan. In the event the PPFSC disapproves the amended action plan, the PPFSC may, in its sole discretion permit the Controlled Affiliate to file further amended action plans. Any such amended action plan must be submitted to BCBSA within 60 days from the date of disapproval of the previously submitted action plan. The first such amended action plan shall be subject to the requirements stated in the second sentence of this subparagraph.
2.6b(ii)	If the Controlled Affiliate’s action plan (or amended action plan) is approved by the PPFSC, the Controlled Affiliate is required to submit, on a quarterly basis, written status updates to BCBSA that document the Controlled Affiliate’s progress towards compliance with the approved action plan (or amended action plan). The PPFSC may withdraw approval of a Controlled Affiliate’s action plan (or amended action plan) if the PPFSC determines that the Controlled Affiliate is not making sufficient progress towards compliance with the milestones or schedules described in the action plan, as evidenced by the Controlled Affiliate’s quarterly written status updates. Upon the withdrawal of the Committee’s approval of the Controlled Affiliate’s action plan (or amended action plan), the Committee will notify the Controlled Affiliate in writing, including the basis for the withdrawal

Standard 6(G): Local and National Best Efforts
of approval. If the withdrawal of approval is for the Controlled Affiliate’s original action plan, the Controlled Affiliate shall have at least one opportunity to submit an amended action plan as provided in paragraph 2.6b(i). If the withdrawal of approval is for an amended action plan, the Committee may in its sole discretion permit the Controlled Affiliate to file additional amended action plans.
2.7	If a Controlled Affiliate, for any reason other than the acquisition or taking control of business through a purchase, merger or any other transaction, falls below the requirement in Paragraph 2.1, the Controlled Affiliate shall:
2.7a	Come into compliance with Paragraph 2.1 as described below.

2.7b	Within 60 days after the date of PPFSC determination (hereinafter the “date of determination”) that the Controlled Affiliate is below the requirement in Paragraph 2.1, submit an action plan to BCBSA for PPFSC approval that identifies the steps the Controlled Affiliate will take to comply with Paragraph 2.1 as soon as possible but in any event no later than 12 months after the date of the PPFSC’s initial determination on the action plan, unless such time period is extended by the PPFSC in accordance with Paragraph 2.11.
2.7b(i)	The action plan (or amended action plan described below) is subject to the approval of the PPFSC, such approval not to be unreasonably withheld. In determining whether to approve a proposed action plan, the PPFSC shall consider the need to avoid harm to the Blue Brands and other Controlled Affiliates or Plans, the need for prompt compliance, the likelihood of serious disruption or harm to the business of the Controlled Affiliate proposing the action plan and regulatory constraints, together with any other relevant factors. Once submitted to BCBSA, the action plan shall be presented to the PPFSC no later than at its next regular meeting (1) in which a quorum is present to take action, and (2) for which the action plan was received by BCBSA not less than five business days prior to the agenda mailing. The Controlled Affiliate shall have the right

Standard 6(G): Local and National Best Efforts
to appear at such meeting, to answer any questions from Committee members, and to make a presentation to the PPFSC in support of its action plan. The PPFSC may exclude the Controlled Affiliate, however, from its deliberations. If the PPFSC requests more information from the Controlled Affiliate, the PPFSC may exercise its reasonable discretion and extend accordingly the time within which the Controlled Affiliate must comply. If the PPFSC disapproves the action plan, the Committee will inform the Controlled Affiliate in writing of its decision, including the basis for the disapproval, and inform the Controlled Affiliate of its right to file an amended action plan. The Controlled Affiliate shall have at least one opportunity to submit an amended action plan. In the event the PPFSC disapproves the amended action plan, the PPFSC may, in its sole discretion permit the Controlled Affiliate to file further amended action plans. Any such amended action plan must be submitted to BCBSA within 60 days from the date of disapproval of the previously submitted action plan. The first such amended action plan shall be subject to the requirements stated in the second sentence of this subparagraph.

2.7b(ii)	If the Controlled Affiliate’s action plan (or amended action plan) is approved by the PPFSC, the Controlled Affiliate is required to submit, on a quarterly basis, written status updates to BCBSA that document the Controlled Affiliate’s progress towards compliance with the approved action plan (or amended action plan). The PPFSC may withdraw approval of a Controlled Affiliate’s action plan (or amended action plan) if the PPFSC determines that the Controlled Affiliate is not making sufficient progress towards compliance with the milestones or schedules described in the action plan, as evidenced by the Controlled Affiliate’s quarterly written status updates. Upon the withdrawal of the Committee’s approval of the

Standard 6(G): Local and National Best Efforts
Controlled Affiliate’s action plan (or amended action plan), the Committee will notify the Controlled Affiliate in writing, including the basis for the withdrawal of approval. If the withdrawal of approval is for the Controlled Affiliate’s original action plan, the Controlled Affiliate shall have at least one opportunity to submit an amended action plan as provided in paragraph 2.7b(i). If the withdrawal of approval is for an amended action plan, the Committee may in its sole discretion permit the Controlled Affiliate to file additional amended action plans. The first such amended action plan shall be subject to the requirements stated in the second sentence of this subparagraph.
Compliance with National Best Efforts Standard

2.8	In the event that a Controlled Affiliate is below the requirement in Paragraph 2.2 as of the date of enactment of Paragraph 2.2, the Controlled Affiliate must:
2.8a	Come into compliance with Paragraph 2.2 as described below.

2.8b	Within 120 days after the enactment of Paragraph 2.2, submit an action plan to BCBSA for PPFSC approval that identifies the steps the Controlled Affiliate will take to comply with Paragraph 2.2 as soon as possible but in any event no later than 24 months after the date of the PPFSC’s initial determination on the action plan, unless such time period is extended by the PPFSC in accordance with Paragraph 2.11.
2.8b(i)	The action plan (or amended action plan described below) is subject to the approval of the PPFSC, such approval not to be unreasonably withheld. In determining whether to approve a proposed action plan, the PPFSC shall consider the need to avoid harm to the Blue Brands and other Controlled Affiliates or Plans, the need for prompt compliance, the likelihood of serious disruption or harm to the business of the Controlled Affiliate proposing the action plan and regulatory constraints, together with any other relevant factors. Once submitted to BCBSA

Standard 6(G): Local and National Best Efforts
the action plan shall be presented to the PPFSC no later than at its next regular meeting (1) in which a quorum is present to take action, and (2) for which the action plan was received by BCBSA not less than five business days prior to the agenda mailing. The Controlled Affiliate shall have the right to appear at such meeting, to answer any questions from Committee members, and to make a presentation to the PPFSC in support of its action plan. The PPFSC may exclude the Controlled Affiliate, however, from its deliberations. If the PPFSC requests more information from the Controlled Affiliate, the PPFSC may exercise its reasonable discretion and extend accordingly the time within which the Controlled Affiliate must comply. If the PPFSC disapproves the action plan, the Committee will inform the Controlled Affiliate in writing of its decision, including the basis for the disapproval, and inform the Controlled Affiliate of its right to file an amended action plan. The Controlled Affiliate shall have at least one opportunity to submit an amended action plan. In the event the PPFSC disapproves the amended action plan, the PPFSC may, in its sole discretion permit the Controlled Affiliate to file further amended action plans. Any such amended action plan must be submitted to BCBSA within 60 days from the date of disapproval of the previously submitted action plan. The first such amended action plan shall be subject to the requirements stated in the second sentence of this subparagraph.

2.8b(ii)	If the Controlled Affiliate’s action plan (or amended action plan) is approved by the PPFSC, the Controlled Affiliate is required to submit, on a quarterly basis, written status updates to BCBSA that document the Controlled Affiliate’s progress towards compliance with the approved action plan (or amended action plan). The PPFSC may withdraw approval of a Controlled Affiliate’s action plan (or amended action plan) if the PPFSC determines that the Controlled Affiliate is not making sufficient progress towards compliance with the milestones or schedules described in the action plan as evidenced by the Controlled Affiliate’s quarterly written status

Standard 6(G): Local and National Best Efforts
updates. Upon the withdrawal of the Committee’s approval of the Controlled Affiliate’s action plan (or amended action plan), the Committee will notify the Controlled Affiliate in writing, including the basis for the withdrawal of approval. If the withdrawal of approval is for the Controlled Affiliate’s original action plan, the Controlled Affiliate shall have at least one opportunity to submit an amended action plan as provided in paragraph 2.8b(i). If the withdrawal of approval is for an amended action plan, the Committee may in its sole discretion permit the Controlled Affiliate to file further amended action plans.
2.9	This section applies to any Controlled Affiliate that is in compliance upon enactment of Paragraph 2.2 or has come into compliance pursuant to Paragraph 2.8. In the event that a Controlled Affiliate acquires or takes control of business through a purchase, merger or any other transaction that results in the Controlled Affiliate, on a pro-forma basis, falling below the requirement in Paragraph 2.2, the Controlled Affiliate shall:
2.9a	Come into compliance with Paragraph 2.2 as described below.

2.9b	Within 120 days from the closing date of the merger, purchase or transaction, submit an action plan to BCBSA for PPFSC approval that identifies the steps the Controlled Affiliate will take to come into compliance with Paragraph 2.2 as soon as possible but in any event no later than 24 months after the date of the PPFSC’s initial determination, unless such time period is extended by the PPFSC in accordance with Paragraph 2.11.
2.9b(i)	The action plan (or amended action plan described below) is subject to the approval of the PPFSC, such approval not to be unreasonably withheld. In determining whether to approve a proposed action plan, the PPFSC shall consider the need to avoid harm to the Blue Brands and other Controlled Affiliates or Plans, the need for prompt compliance, the likelihood of serious disruption or harm to the business of the Controlled Affiliate proposing the action plan and regulatory constraints, together with any other relevant factors. Once submitted to BCBSA, the action plan shall be presented to the PPFSC no later than at is next regular meeting (1) in which a quorum is present to take action, and (2) for which the action plan was received by BCBSA not

Standard 6(G): Local and National Best Efforts
less than five business days prior to the agenda mailing. The Controlled Affiliate shall have the right to appear at such meeting, to answer any questions from Committee members, and to make a presentation to the PPFSC in support of its action plan. The PPFSC may exclude the Controlled Affiliate, however, from its deliberations. If the PPFSC requests more information from the Controlled Affiliate, the PPFSC may exercise its reasonable discretion and extend accordingly the time within which the Controlled Affiliate must comply. If the PPFSC disapproves the action plan, the Committee shall inform the Controlled Affiliate in writing of its decision, including the basis for the disapproval, and inform the Controlled Affiliate of its right to file an amended action plan. The Controlled Affiliate shall have at least one opportunity to submit an amended action plan. In the event the PPFSC disapproves the amended action plan, the PPFSC may, in its sole discretion permit the Controlled Affiliate to file further amended action plans. Any such amended action plan must be submitted to BCBSA within 60 days from the date of disapproval of the previously submitted action plan. The first such amended action plan shall be subject to the requirements stated in the second sentence of this subparagraph.

2.9b(ii)	If the Controlled Affiliate’s action plan (or amended action plan) is approved by the PPFSC, the Controlled Affiliate is required to submit, on a quarterly basis, written status updates to BCBSA that document the Controlled Affiliate’s progress towards compliance with the approved action plan (or amended action plan). The PPFSC may withdraw approval of a Controlled Affiliate’s action plan (or amended action plan) if the PPFSC determines that the Controlled Affiliate is not making sufficient progress towards compliance with the milestones or schedules described in the action plan, as evidenced by the Controlled Affiliate’s quarterly written status updates. Upon the withdrawal of the Committee’s approval of the Controlled Affiliate’s action plan (or amended action plan), the Committee will notify the Controlled Affiliate in writing including the basis for the

Standard 6(G): Local and National Best Efforts
withdrawal of approval. If the withdrawal of approval is for the Controlled Affiliate’s original action plan, the Controlled Affiliate shall have at least one opportunity to submit an amended action plan as provided in paragraph 2.9b(i). If the withdrawal of approval is for an amended action plan, the Committee may in its sole discretion permit the Controlled Affiliate to file further amended action plans.
2.10	This section applies to any Controlled Affiliate that is in compliance upon enactment of Paragraph 2.2 or has come into compliance pursuant to Paragraph 2.8. If the Controlled Affiliate, for any reason other than the acquisition or taking control of business through a purchase, merger or any other transaction, falls below the requirement in 2.2, the Controlled Affiliate shall:
2.10a	Come into compliance with Paragraph 2.2 as described below.

2.10b	Within 60 days after the date of determination that the Controlled Affiliate is below the requirement in Paragraph 2.2, submit an action plan to BCBSA for PPFSC approval that identifies the steps the Controlled Affiliate will take to comply with Paragraph 2.2 as soon as possible but in any event no later than 12 months after the date of the PPFSC’s initial determination on the action plan, unless such time period is extended by the PPFSC in accordance with Paragraph 2.11.
2.10b(i)	The action plan (or amended action plan described below) is subject to the approval of the PPFSC, such approval not to be unreasonably withheld. In determining whether to approve a proposed action plan, the PPFSC shall consider the need to avoid harm to the Blue Brands and other Controlled Affiliates or Plans, the need for prompt compliance, the likelihood of serious disruption or harm to the business of the Controlled Affiliate proposing the action plan and regulatory constraints, together with any other relevant factors. Once submitted to BCBSA, the action plan shall be presented to the PPFSC no later than at its next regular meeting (1) in which a quorum is present to take action, and (2) for which the action plan was received by BCBSA not less than five business days prior to the agenda mailing. The Controlled Affiliate shall have the right to appear at such meeting, to answer any questions from Committee members, and to make a

Standard 6(G): Local and National Best Efforts
presentation to the PPFSC in support of its action plan. The PPFSC may exclude the Controlled Affiliate, however, from its deliberations. If the PPFSC requests more information from the Controlled Affiliate, the PPFSC may exercise its reasonable discretion and extend accordingly the time within which the Controlled Affiliate must comply. If the PPFSC disapproves the action plan, the Committee will inform the Controlled Affiliate in writing of its decision, including the basis for the disapproval, and inform the Controlled Affiliate of its right to file an amended action plan. The Controlled Affiliate shall have at least one opportunity to submit an amended action plan. In the event the PPFSC disapproves the amended action plan, the PPFSC may, in its sole discretion permit the Controlled Affiliate to file further amended action plans. Any such amended action plan must be submitted to BCBSA within 60 days from the date of disapproval of the previously submitted action plan. The first such amended action plan shall be subject to the requirements stated in the second sentence of this subparagraph.

2.10b(ii)	If the Controlled Affiliate’s action plan (or amended action plan) is approved by the PPFSC, the Controlled Affiliate is required to submit, on a quarterly basis, written status updates to BCBSA that document the Controlled Affiliate’s progress towards compliance with the approved action plan (or amended action plan). The PPFSC may withdraw approval of a Controlled Affiliate’s action plan (or amended action plan) if the PPFSC determines that the Controlled Affiliate is not making sufficient progress towards compliance with the milestones or schedules described in the action plan, as evidenced by the Controlled Affiliate’s quarterly written status updates. Upon the withdrawal of the Committee’s approval of the Controlled Affiliate’s action plan (or amended action plan), the Committee will notify the Controlled Affiliate in writing including the basis for the withdrawal of approval. If the withdrawal of approval is for the Controlled Affiliate’s original action plan, the Controlled Affiliate shall have at least one opportunity to submit an amended action plan as provided in paragraph 2.10b(i). If the withdrawal of

Standard 6(G): Local and National Best Efforts
approval is for an amended action plan, the Committee may in its sole discretion permit the Controlled Affiliate to file further amended action plans.
2.11	Once the PPFSC has approved an action plan (or amended action plan), the approved compliance period may not be extended beyond the 12 or 24 month periods as specified in 2.6b, 2.7b, 2.8b, 2.9b and 2.10b, except on meeting all of the following conditions:
2.11a	The Controlled Affiliate must submit a request to extend the compliance period prior to the expiration of the previously approved compliance period;

2.11b	The Controlled Affiliate must demonstrate to the PPFSC that it made a good faith effort to achieve the action plan (or amended action plan), and that additional time is needed due to circumstances beyond its control; and

2.11c	The amended compliance period must be approved by the PPFSC, such approval not to be unreasonably withheld.
2.12	In the event that the PPFSC disapproves a Controlled Affiliate’s action plan (or amended action plan) pursuant to 2.6b(i), 2.7b(i), 2.8b(i), 2.9b(i) and 2.10b(i) or extension of the compliance period pursuant to 2.11, or withdraws its approval of an action plan pursuant to 2.6b(ii), 2.7b(ii), 2.8b(ii), 2.9b(ii) and 2.10b(ii), the Controlled Affiliate shall have the right to appeal the decision to the BCBSA Board of Directors. The Controlled Affiliate must request such an appeal prior to either one of the next two meetings of the Board of Directors that take place after the PPFSC’s decision to disapprove or withdraw its approval. Nothing contained herein shall be construed that the Controlled Affiliate does not have appeal rights with respect to decisions made by the PPFSC regarding compliance with other Standards or their associated guidelines.

*	Combined Local Net Revenue shall have the meaning ascribed to it in Attachment VII to these Guidelines.

**	Combined National Net Revenue shall have the meaning ascribed to it in Attachment VII to these Guidelines.

***	Combined National Enrollment shall have the meaning ascribed to it in Attachment VII to these Guidelines.

Standard 6(H): Financial Responsibility
The Standard is
A controlled affiliate shall be operated in a manner that provides reasonable financial assurance that it can fulfill all of its contractual obligations to its customers.
Determination of Compliance:
1.	Guidelines Subject to Immediate Termination
1.1	A controlled affiliate shall have liquidity (standard BCBSA definition) equal to at least 1.0 months of underwritten claims and administrative expenses for 2 consecutive quarters.

1.2	Notwithstanding other requirements, a controlled affiliate shall have a minimum capital equal to or greater than 200% of its Authorized Control Level.

1.3	Notwithstanding a Controlled Affiliate’s “Health Risk Based Capital (HRBC)”* level, a controlled affiliate shall maintain its minimum SAP reserve (or equivalent net worth**) at or above the minimum reserve (or net worth level**) established by each state in which it is domiciled and/or operates.
2.	Guidelines Subject to Mediation/Arbitration
2.1	A controlled affiliate shall maintain accounting records on an accrual basis. A controlled affiliate shall file an annual certified audit report with BCBSA if the controlled affiliate is required to file such a report with its domicilary State Insurance Department. If no such requirement is in force, a controlled affiliate is not required to submit an annual certified audit report with BCBSA provided the controlled affiliate’s SAP reserve (or equivalent net worth) is disclosed separately in the primary licensee’s annual certified audit report for the same period.

*	The HRBC calculation was designed by the National Association of Insurance Commissioners to estimate the minimum statutory level of required capital and is used by BCBSA to determine compliance with BCBSA’s minimum HRBC requirement, established PPRP monitoring thresholds and other requirements and protocols. Given that the HRBC calculation is a retrospective formula, it does not take into account the potential impact of future events (developing market challenges or constraints, investments in technology, unexpectedly high claims, changes in business mix, potential acquisitions or divestitures, etc.) that may have a significant impact on the HRBC of a Controlled Affiliate. Additional capital may be needed to protect against events not otherwise accounted for in the HRBC formula and BCBSA encourages Plans to maintain reserves well above the required HRBC minimum. HRBC was not designed, calibrated or intended for use in determining excess levels of capital.

**	language applicable to non-risk assuming Controlled Affiliate Licensees

Standard 6(H): Financial Responsibility, continued
2.1.a	If the certified audit is required by the State Insurance Department, the independent financial statement opinion included in the controlled affiliate’s annual audit report shall not express doubts as to the controlled affiliate’s ability to continue as a going concern. The annual audit shall be performed by an independent CPA firm acceptable to PPFSC.
2.2	A controlled affiliate shall provide for adequate accounting for loss reserves, actuarial liabilities and related items as annually certified by a qualified actuary pursuant to a review process acceptable to PPFSC (See Attachment II; Note: Each licensee is required to submit a separate certification).

2.3	A Controlled Affiliate shall be considered noncompliant if it does not meet at least one of the following:
2.3a	participate in the guaranty fund in each state in which it operates; or

2.3b	establish another method approved by BCBSA which assures the payment of claim liabilities and continuation of coverage in the event of an insolvency (See Attachment III); or

2.3c	at a minimum, have an HRBC above 800% of its Authorized Control Level and liquidity of 2.0 months or greater.
2.3.c(i)	If a controlled affiliate that has complied with the requirement by maintaining the financial position defined above no longer meets one or both of the financial tests, the controlled affiliate will have six months to join the guaranty fund or implement an acceptable alternative mechanism.
2.4	The controlled affiliate and Sponsoring Licensed Plan(s) certifying to BCBSA that the Sponsoring Licensed Plan(s) guarantees to the full extent of its (their) assets, all of the contractual and financial obligations of the controlled affiliate to its customers. In situations where such a guaranty is not permitted by regulation or statute, or where the parent and controlled affiliate prefer, the parent and affiliate may, upon agreement of BCBSA, provide alternative protections which may include, but are not limited to, the “Payment of Claims Liabilities — Alternative Mechanisms” enumerated in Attachment III (Guaranty Association Alternatives & Evaluation Criteria).
3.	Guidelines Subject to Sanction

Standard 6(H) Reports and Records, continued
3.1	None.

Standard 6(I) Reports and Records
The Standard is:
A controlled affiliate shall furnish to BCBSA, on a timely and accurate basis, reports and records relating to compliance with these Standards and the License Agreements between BCBSA and controlled affiliate. Such reports and records are the following:
A.	BCBSA Controlled Affiliate Licensure Information Request; and

B.	Biennial trade name and service mark usage material, including disclosure material; and

C.	Changes in the ownership and governance of the controlled affiliate, including changes in its charter****, articles of incorporation****, or bylaws****, changes in a controlled affiliate’s Board composition, or changes in the identity of the controlled affiliate’s Principal Officers, and changes in risk acceptance, contract growth, or direct delivery of medical care;* and

D.	Quarterly Financial Report, Semi-annual “NAIC Health Risk-Based Capital (HRBC) Report” as defined by the NAIC, Annual Financial Forecast, Annual Certified Audit Report, Insurance Department Examination Report**, Annual Statement filed with State Insurance Department (with all attachments), and

E.	Quarterly Enrollment Report.

*	Submit within 30 days of change to address indicated below

**	If applicable — See Standard 6(H)

***	Forward within 30 days of receipt by the controlled affiliate of the final report accompanied by a formal comment thereon from the controlled affiliate’s CEO, if appropriate, to:
Managing Director, Brand Protection & Financial Services
Blue Cross and Blue Shield Association
225 North Michigan Avenue
Chicago, IL 60601

****	Include a red-lined version that clearly identifies the changes

Standard 6(I) Reports and Records, continued
Determination of Compliance:
1.	Guidelines Subject to Immediate Termination
1.1	None
2.	Guidelines Subject to Mediation/Arbitration
2.1	Each licensee is required to submit separate reports and records; therefore, each controlled affiliate is required to submit the listed reports and records listed in item C above by the due dates listed in Attachment IV. These reports are in addition to reports required under any other Guidelines to Administer Standards and License Agreements applicable to Sponsoring Licensed Plans and/or to other types of Controlled Affiliates.

2.2	Noncompliance is a result of the following:
2.2.a	Late Reporting — A report will be considered late if it is received by BCBSA after the published deadline or after an agreed upon extension (see Attachment IV for reporting due dates).

2.2.b	Incomplete/inaccurate reporting — A report will be considered incomplete/inaccurate if the data submitted do not conform to published instructions.

2.2.c	Non-submission — A report will be considered not submitted if data are not presented to BCBSA within 30 days after the published deadline or after an agreed-upon extension. A report will also be considered not submitted if accuracy concerns or missing data, leading to the misrepresentation of performance and inability to publish data, are not resolved within 30 days after the published deadline or an agreed-upon extension (see Attachment IV for reporting due dates).

Standard 6(I) Reports and Records, continued
3.	Guidelines Subject to Sanctions
3.1	Each licensee is required to submit separate reports and records; therefore, each controlled affiliate is required to submit the listed reports and records listed in item D and E above by the due dates required in Attachment IV. These reports are in addition to reports required under any other Guidelines to Administer Standards and License Agreements applicable to Sponsoring Licensed Plans and/or to other types of Controlled Affiliates.

3.2	Noncompliance is a result of the following:
3.2.a	Late Reporting — A report will be considered late if it is received by BCBSA after the published deadline or after an agreed upon extension (see Attachment IV for reporting due dates).

3.2.b	Incomplete/inaccurate Reporting — A report will be considered incomplete/inaccurate if the data submitted do not conform to published instructions.

3.2.c	Non-submission — A report will be considered not submitted if data are not presented to BCBSA within 30 days after the published deadline or after a reasonable agreed-upon extension. A report will also be considered not submitted if accuracy concerns or missing data, leading to the misrepresentation of performance and inability to publish data, are not resolved within 30 days after the published deadline or an agreed-upon extension (See Attachment IV for reporting due dates).
Refer to Attachment V for specific sanctions relating to reports listed in Item D above.

Standard 6(J): Control by Unlicensed Entities Prohibited
The Standard is:
No controlled affiliate shall cause or permit an entity other than a Plan or a Licensed Controlled Affiliate thereof to obtain control of the controlled affiliate or to acquire a substantial portion of its assets related to licensable services.
Determination of Compliance:
1.	Guidelines Subject to Immediate Termination
1.1	A controlled affiliate shall be considered noncompliant upon a reduction in Combined Local Net Revenue of the controlled affiliate, its sponsoring Plan, and any other of the Plan’s Controlled Affiliates in any fiscal quarter in the Service Area of fifty percent or more compared to such revenue in any fiscal quarter during the prior thirty-six month period, due in whole or in part to the conveyance of assets, including goodwill, to a party other than a Plan or Licensed Controlled Affiliate of a Plan which is in compliance with all rules and regulations of BCBSA. “Combined Local Net Revenue” shall have the meaning ascribed to it in Attachment VII to the Guidelines, except that, for purposes of this section, Combined Local Net Revenue excludes delivery of health care services (such as hospital and medical (professional) services), and the sale of health care products; stand-alone vision, mental, drug, dental, pharmacy management or other specialty health care financing or administrative programs; workers compensation; stand-alone reinsurance and stand-alone stop loss insurance.

1.2	A controlled affiliate shall be considered noncompliant if, as a result of any transaction with an entity or group other than Plans or Licensed Controlled Affiliates of Plans, the entity or group or its owners or members obtain the ability to select a majority of the members of the Board of Directors of the controlled affiliate or otherwise gain control of the controlled affiliate.

1.3	A controlled affiliate shall be considered noncompliant if an officer or other person who is among the ten most highly-compensated employees of the controlled affiliate shall have a financial arrangement with any entity, other than a Plan or an entity controlled by a Plan, which permits the entity to influence that person in the discharge of his duties.

1.4	A controlled affiliate shall be considered noncompliant if the controlled affiliate enters into an arrangement for the management of all or a portion of its operations where the consideration to be paid for such services

Standard 6(J): Control by Unlicensed Entities Prohibited, continued
exceeds 35% of the controlled affiliate’s administrative expenditures for the fiscal year with respect to which such services are rendered. Consideration includes payment from any source to the controlled affiliate or its Affiliates and Associates (as defined in Rule 12b-2 under the Securities Exchange Act of 1934), other than a Plan or an entity controlled by a Plan, but shall exclude amounts paid for claims processing and other clerical functions if no other management services are provided by the same entity or its Affiliates or Associates.
1.5	BCBSA may require a controlled affiliate to make full disclosure to it of any proposed or completed transaction as BCBSA deems necessary to ascertain compliance with this Standard, including purchase, lease, employment, consulting or other financial arrangements between third parties and the controlled affiliate or its officers, directors or members.

1.6	An unlicensed party seeking to obtain control over a controlled affiliate or to acquire a substantial portion of its assets, in cases where the Plan’s license is also terminating, is invited to apply to become a licensee pursuant to the rules outlined in Guidelines to Standard 11 of the Membership Standards.
2.	Guidelines Subject to Mediation/Arbitration
2.1	None
3.	Guidelines Subject to Sanctions
3.1	None

Standard 7 — Other Standards for Risk-Assuming Workers’ Compensation Controlled Affiliates
Standards 7(A) — (E) that follow apply to Controlled Affiliates that underwrite the indemnity portion of workers’ compensation insurance.

Standard 7(A): Financial Responsibility
The Standard is:
A controlled affiliate shall be operated in a manner that provides reasonable financial assurance that it can fulfill all of its contractual obligations to its customers.
Determination of Compliance:
1.	Compliance for workers’ compensation Controlled Affiliates that HAVE sufficient operating experience to obtain a public rating is based upon:
1.1	Through December 31, 2003, a controlled affiliate shall receive an independent rating from either Standard & Poor’s Insurance Rating Services or A.M. Best Company of its financial strength on an annual basis. As of January 1, 2004, a controlled affiliate shall receive an independent rating from either Standard & Poor’s Insurance Rating Services, A.M. Best Company or Fitch, Inc. of its financial strength on an annual basis. The controlled affiliate must maintain either a:
1.1.a	Claims-Paying Ability Rating of BBB- or higher from Standard & Poor’s; or

1.1.b	Best’s Rating of B+ or higher from A.M. Best; or

1.1.c	Insurer financial strength rating of BBB- or higher from Fitch, Inc.
(Note: The controlled affiliate must obtain a rating separate from that obtained by the Sponsoring Licensed Plan(s). In addition, the controlled affiliate must notify BCBSA within 30 days of notification by the external rating agency of a change in, or notification of the agency’s intent to change, the rating status and provide a copy of all rating reports.)
1.2	A controlled affiliate must maintain a minimum statutory Total Adjusted Capital exclusive of surplus notes equal to or exceeding 500% of the year-end Adjusted Authorized Control Level (as defined by BCBSA) of NAIC Risk-Based Capital for Property and Casualty Insurers; and

1.3	Accounting records maintained on an accrual basis subject to an annual audit resulting in a financial statement opinion that does not express doubts as to the licensee’s ability to continue as a going concern. The annual audit is to be performed by an independent CPA firm acceptable to PPFSC. Each licensee is required to submit an individual annual certified audit report; and

Standard 7(A): Financial Responsibility, continued
1.4	Each controlled affiliate is required to submit evidence of adequate accounting for loss reserves and loss adjustment expense reserves, as annually opined by a member of the American Academy of Actuaries.
At a minimum, this evidence will include a loss reserve opinion certifying the liability in the annual statement and the actuarial report.
2.	Compliance for workers’ compensation Controlled Affiliates that CANNOT obtain a public rating due to insufficient operating experience is based upon:
2.1	A controlled affiliate must maintain a minimum statutory Total Adjusted Capital exclusive of surplus notes equal to or exceeding 600% of the year-end Adjusted Authorized Control Level (as defined by BCBSA) of NAIC Risk-Based Capital for Property and Casualty Insurers; and

2.2	A controlled affiliate must maintain a minimum capital and surplus of 50% of annual net written premium; and

2.3	Accounting records maintained on an accrual basis subject to an annual audit resulting in a financial statement opinion that does not express doubts as to the licensee’s ability to continue as a going concern. The annual audit is to be performed by an independent CPA firm acceptable to PPFSC. Each licensee is required to submit an individual annual certified audit report; and

2.4	Each controlled affiliate is required to submit evidence of adequate accounting for loss reserves and loss adjustment expense reserves, as annually opined by an INDEPENDENT, qualified member of the American Academy of Actuaries acceptable to the PPFSC. At a minimum, this evidence will include a loss reserve opinion certifying the liability in the annual statement and the actuarial report.
Noncompliance with Standard 7(A) will result in the termination of the License pursuant to paragraph 7(C) of the License Agreement.

Standard 7(B): Reports and Records
The Standard is:
A controlled affiliate shall furnish, on a timely and accurate basis, reports and records relating to compliance with these Standards and the License Agreements between BCBSA and the controlled affiliate. Such reports and records are the following:
A.	BCBSA Controlled Affiliate Licensure Information Request; and

B.	Biennial trade name and service mark usage materials, including disclosure material; and

C.	Annual Certified Audit Report, Annual Statement as filed with the State Insurance Department (with all attachments), Annual NAIC’s Risk-Based Capital Worksheets for Property and Casualty Insurers, and Annual Financial Forecast; and

D.	Quarterly Financial Report, Quarterly Estimated Risk-Based Capital for Property and Casualty Insurers, Insurance Department Examination Report; Quarterly Enrollment Report; and

E.	Notification of all changes and proposed changes to independent ratings within 30 days of receipt and submission of a copy of all rating reports;** and

F.	Changes in the ownership and governance of the controlled affiliate, including changes in its charter***, articles of incorporation***, or bylaws***, changes in a controlled affiliate’s Board composition, Plan control, state license status, operating area, the controlled affiliate’s Principal Officers or direct delivery of medical care.**

*	Forward within 30 days of receipt by the controlled affiliate of the final report accompanied by a formal comment thereon from the controlled affiliate’s CEO, if appropriate, to:
Managing Director, Brand Protection & Financial Services
Blue Cross and Blue Shield Association
225 North Michigan Avenue
Chicago, IL 60601

**	Submit within 30 days of change to address indicated above.

***	Include a red-lined version that clearly identifies the changes

Standard 7(B): Reports and Records, continued
Determination of Compliance:
1.	Compliance is based on:
1.1	The timely submission of accurate and complete reports as required by the BCBSA Board of Directors (see Attachment VI), to include indication of compliance with the License Agreements, as interpreted in the Brand Book; and

1.2	Mandatory reporting of any untoward events associated with the controlled affiliate, such as malpractice suits or other legal, financial events that would materially affect controlled affiliate operations and/or performance; and

1.3	The controlled affiliate and sponsoring Licensed Plan(s):
1.3.a	agreeing upon request by BCBSA to an examination; and

1.3.b	providing access to requested staff and/or documentation.

1.4	Compliance is also based on a controlled affiliate being in compliance with the regulations pertaining to service mark use promulgated pursuant to paragraph 3 of the License Agreements (see Brand Book).
2.	Noncompliance is a result of the following:
2.1	Reporting — substantial incompleteness and/or inaccuracy and/or lateness and/or nonsubmission of required reports as described in Attachment VI: or
2.1.a	Incomplete/Inaccurate Reporting: A report will be considered incomplete/inaccurate if the data submitted do not conform to published instructions.

2.1.b	Late Reporting: A report will be considered late if it is not received by BCBSA after the published deadline or after an agreed upon extension.

Standard 7(B): Reports and Records, continued
2.1.c	Non-submission: A report will be considered not submitted if data are not presented to BCBSA within 30 days after the published deadline or after an agreed upon extension. A report will also be considered not submitted if accuracy concerns or missing data leading to the misrepresentation of performance and inability to publish data, are not resolved within 30 days after the published deadline or an agreed upon extension.
2.2	Examination — failure to comply with any one of the examination issues; or

2.3	Untoward events — failure to report timely and accurately events materially affecting the controlled affiliate; and

2.4	BCBSA management, after contact with Plan management, concludes that compliance is not likely to be reached, given existing controlled affiliate/Plan efforts.
Noncompliance with Standard 7(B) will result in the termination of the License pursuant to paragraph 7(C) of the License Agreement.

Standard 7(C): Loss Prevention
The Standard is:
A controlled affiliate shall apply loss prevention protocol to both new and existing business.
Determination of Compliance:
1.	A controlled affiliate shall ensure that all prospective clients’ employee safety and other loss control programs are reviewed during the underwriting process; and
2.	A controlled affiliate shall annually review all clients’ employee safety and other loss control programs (e.g., regulatory compliance, identification of workplace hazards, management commitment and effectiveness) and advise clients on appropriate enhancements.
Noncompliance with Standard 7(C) will result in the termination of the License pursuant to paragraph 7(C) of the License Agreement.

Standard 7(D): Claims Administration
The Standard is:
A controlled affiliate shall maintain an effective claims administration process that includes all the necessary functions to assure prompt and proper resolution of medical and indemnity claims.
Determination of Compliance:
1.	A controlled affiliate shall receive a satisfactory audit on an annual basis conducted by a reinsurer, outside entity or state; and
2.	A controlled affiliate shall have a reporting capability that is available 24-hours-a-day, seven days a week, which should include the use of a 1-800 telephone reporting system, fax reporting, or electronic submission; and
3.	A controlled affiliate shall ensure that all appropriate claims are referred simultaneously to the claims adjuster and the Medical Manager within 24 hours of initial notification; and
4.	A controlled affiliate shall ensure that appropriate compensability decisions are made within five business days from initial notification for 95 percent of claims; and
5.	A controlled affiliate shall ensure that all lost time benefit checks are accurately calculated and issued to injured employees within five business days (unless state requirements differ) after the expiration of a statutory waiting period. Subsequent checks shall be paid on a timely basis as they become due; and
6.	A controlled affiliate shall ensure that 95 percent of all properly documented medical bills are paid within 14 days of receipt; and
7.	A controlled affiliate shall ensure that all cases are recognized for subrogation and/or second injury fund recovery potential.
Noncompliance with Standard 7(D) will result in the termination of the License pursuant to paragraph 7(C) of the License Agreement.

Standard 7(E): Disability and Provider Management
The Standard is:
A controlled affiliate shall arrange for the provision of appropriate and necessary medical and rehabilitative services to facilitate early intervention by medical professionals and timely and appropriate return to work.
Determination of Compliance:
1.	A controlled affiliate shall receive a satisfactory audit on an annual basis conducted by a reinsurer, outside entity or state; and

2.	A controlled affiliate shall establish an occupational managed care network, unless prohibited by state law; and

3.	A controlled affiliate shall ensure that all network physicians are board eligible or certified in their practicing specialty (unless state law or regulations prohibit compliance and the controlled affiliate provides evidence of such state law or regulation); and

4.	A controlled affiliate shall ensure that a Medical Manager establishes and documents a treatment plan, on assigned claims, within three business days from initial notification, with a projected return-to-work date; and

5.	A controlled affiliate shall ensure that 85 percent of medical payments are made to network providers, unless state requirements limit the ability to direct treatment.
Noncompliance with Standard 7 (E) will result in the termination of the License pursuant to paragraph 7(C) of the License Agreement.

Standard 8: Cooperation with Controlled Affiliate License Performance Response Process Protocol
The Standard is:
A controlled affiliate and its sponsoring Plan(s) shall cooperate with BCBSA’s Board of Directors and its Plan Performance and Financial Standards Committee in the Administration of the Controlled Affiliate Licensee Performance Response Process Protocol (ALPRPP) and in addressing controlled controlled affiliate compliance problems identified thereunder.
Determination of Compliance:
1.	A controlled affiliate and its Sponsoring Plan(s) shall provide BCBSA’s Board of Directors and the Plan Performance and Financial Standards Committee with such data, action plans and on-site visits as required under ALPRPP; and
2.	A controlled affiliate and its Sponsoring Plan(s) shall promptly and effectively address performance problems identified under the ALPRPP as determined in the reasonable judgment of BCBSA’s Board of Directors and its Plan Performance and Financial Standards Committee.
Noncompliance with Standard 8 will result in termination of the License pursuant to paragraph 7(C) of the License Agreement.

Standard 9(A): Participation in National Programs by Smaller Controlled Affiliates that were former Primary Licensees
The Standard is:
A smaller controlled affiliate that formerly was a Primary Licensee shall effectively and efficiently participate in certain national programs from time to time as may be adopted by Member Plans for the purposes of providing ease of claims processing for customers receiving benefits outside of the controlled affiliate’s service area and be subject to certain relevant financial and reporting requirements.
A.	National program requirements include:
•	BlueCard Program;

•	Inter-Plan Teleprocessing System (ITS);

•	Transfer Program;

•	Electronic Claims Routing Process, effective until October 16, 2003; and

•	National Account Programs, effective January 1, 2002.
B.	Financial Requirements include:
•	Standard 6(D): Financial Performance Requirements and Standard 6(H): Financial Responsibility; or

•	A financial guarantee covering the Controlled Affiliate’s BlueCard Program obligations in a form, and from a guarantor, acceptable to BCBSA.
C.	Reporting requirements include:
•	Semi-annual Health Risk-Based Capital (HRBC) Report as defined by the NAIC.
Determination of Compliance:
1.	Guidelines Subject to Immediate Termination.
1.1	BlueCard Program and ITS — A controlled affiliate shall fully participate in ITS and the BlueCard Programs through compliance with all BlueCard Program Policies and Provisions and all applicable Inter-Plan Programs Policies and Provisions, unless an exemption has been granted by the Inter-Plan Programs Committee (IPPC) in accordance with those Policies and Provisions.

Standard 9(A): Participation in National Programs by Smaller Controlled Affiliates that were former Primary Licensees, continued
1.1.a	Compliance determined by periodic reviews or audits and by reviews initiated by evidence of problems.

1.1.b	Mediation/Arbitration shall be commenced only upon a finding by IPPC that such action is warranted and a referral of the matter from IPPC to the PPFSC and the BCBSA Board of Directors for their action.
1.2	Electronic Claims Routing Process until the mandated date for implementation of the HIPAA standard transaction — A controlled affiliate shall fully participate in the Electronic Claims Routing Process through compliance with all Electronic Claims Routing Process Policies and Provisions and all applicable Inter-Plan Programs Policies and Provisions.
1.2.a	Compliance determined by periodic reviews or audits and by reviews initiated by evidence of problems.

1.2.b	Mediation/Arbitration shall be commenced only upon a finding by IPPC that such action is warranted and a referral of the matter from IPPC to the PPFSC and the BCBSA Board of Directors for their action.
1.3	National Account Programs — Effective January 1, 2002, a controlled affiliate shall fully participate in the National Account Programs through compliance with all National Account Program Policies and Provisions and all applicable Inter-Plan Programs Policies and Provisions.
1.3.a	Compliance determined by periodic reviews or audits and by reviews initiated by evidence of problems.

1.3.b	Mediation/Arbitration shall be commenced only upon a finding by IPPC that such action is warranted and a referral of the matter from IPPC to PPFSC and the BCBSA Board of Directors for their action.
1.4	If applicable, a controlled affiliate shall adhere to the “Determination of Compliance” sections listed in Standards 6(D) and 6(H).

1.5	If applicable, the controlled affiliate shall submit a financial guarantee covering the controlled affiliate’s BlueCard Program obligations in a form, and from a guarantor, acceptable to BCBSA.

Standard 9(A): Participation in National Programs by Smaller Controlled Affiliates that were former Primary Licensees, continued
1.6	A controlled affiliate shall submit the Semi-annual Health Risk-Based Capital as indicated in Attachment IV.
Noncompliance will result in termination pursuant to paragraph 7(C) of the Controlled Affiliate License Agreement.
2.	Guidelines Subject to Mediation/Arbitration
2.1	None
3.	Guidelines Subject to Sanctions
3.1	Transfer Program — a controlled affiliate shall be in compliance with the policies and procedures of the program and shall correct any items of noncompliance. Compliance determined by annual controlled affiliate certification of having appropriately followed program procedures to identify and transfer non-resident direct pay and Medicare Supplemental subscribers, by quarterly volume reporting, and by reviews initiated by evidence of problems.
Sanctions:
A controlled affiliate’s Board shall be notified if the controlled affiliate’s performance is not in compliance with the above in the BCBSA license compliance letter.

Standard 9(B): Participation in National Programs by Smaller Controlled Affiliates
The Standard is:
A smaller controlled affiliate that voluntarily elects to participate in national programs in accordance with BlueCard and other relevant Policies and Provisions shall effectively and efficiently participate in national programs from time to time as may be adopted by Member Plans for the purposes of providing ease of claims processing for customers receiving benefits outside of the controlled affiliate’s service area and be subject to certain relevant financial and reporting requirements.
A.	National program requirements include:
•	BlueCard Program;

•	Inter-Plan Teleprocessing System (ITS);

•	Electronic Claims Routing Process, effective until October 16, 2003; and

•	National Account Programs, effective January 1, 2002
B.	Financial Requirements include:
•	Standard 6(D): Financial Performance Requirements and Standards 6(H): Financial Responsibility; or

•	A financial guarantee covering the controlled affiliate’s BlueCard Program obligations in a form, and from a guarantor, acceptable to BCBSA.

Standard 9(B): Participation in National Programs by Smaller Controlled Affiliates, continued
Determination of Compliance:
1.	Guidelines Subject to Immediate Termination.
1.1	BlueCard Program and ITS — A controlled affiliate shall fully participate in ITS and the BlueCard Programs through compliance with all BlueCard Program Policies and Provisions and all applicable Inter-Plan Programs Policies and Provisions, unless an exemption has been granted by the Inter-Plan Programs Committee (IPPC) in accordance with those Policies and Provisions.
1.1.a	Compliance determined by periodic reviews or audits and by reviews initiated by evidence of problems.

1.1.b	Meditation/Arbitration shall be commenced only upon a finding by IPPC that such action is warranted and a referral of the matter from IPPC to the PPFSC and the BCBSA Board of Directors for their action.
1.2	Electronic Claims Routing Process until October 16, 2003 — A controlled affiliate shall fully participate in the Electronic Claims Routing Process through compliance with all Electronic Claims Routing Process Policies and Provisions and all applicable Inter-Plan Programs Policies and Provisions.
1.2.a	Compliance determined by periodic reviews or audits and by reviews initiated by evidence of problems.

1.2.b	Mediation/Arbitration shall be commenced only upon a finding by IPPC that such action is warranted and a referral of the matter from IPPC to the PPFSC and the BCBSA Board of Directors for their action.
1.3	National Account Programs — Effective January 1, 2002, a controlled affiliate shall fully participate in the National Account Programs through compliance with all National Account Program Policies and Provisions and all applicable Inter-Plan Programs Policies and Provisions.
1.3.a	Compliance determined by periodic reviews or audits and by reviews initiated by evidence of problems.

1.3.b	Mediation/Arbitration shall be commenced only upon a finding by IPPC that such action is warranted and a referral of the matter from IPPC to PPFSC and the BCBSA Board of Directors for their action.

Standard 9(B): Participation in National Programs by Smaller Controlled Affiliates, continued
1.4	If applicable, a controlled affiliate shall adhere to the “Determination of Compliance” sections listed in Standards 6(D) and 6(H).

1.5	If applicable, the controlled affiliate shall submit a financial guarantee covering the controlled affiliate’s BlueCard Program obligations in a form, and from a guarantor, acceptable to BCBSA.
Noncompliance will result in termination pursuant to paragraph 7(C) of the Controlled Affiliate License Agreement.
2.	Guidelines Subject to Mediation/Arbitration
2.1	None
3.	Guidelines Subject to Sanctions
3.1	None

Standard 10 — Other Standards for Controlled Affiliates Whose Primary Business is Government Non-Risk
Standards 10(A) — (C) that follow apply to Controlled Affiliates whose primary business is government non-risk.

Standard 10(A) — Organization and Governance
The Standard is:
A controlled affiliate shall be organized and operated in such a manner that it is
A.	wholly owned by a licensed Plan or Plans and

B.	the sponsoring licensed Plan or Plans have the legal ability to prevent any change in the articles of incorporation, bylaws or other establishing or governing documents of the controlled affiliate with which it does not concur.
Determination of Compliance:
1.	Guidelines Subject to Immediate Termination
1.1	Sponsoring-Licensed Plan(s) wholly owns the controlled affiliate; and

1.2	Sponsoring-Licensed Plan(s) have the legal ability to replace the controlled affiliate’s Board of Directors and prevent any change in the articles of incorporation, bylaws or other establishing or governing documents of the controlled affiliate with which it does not concur.
2.	Guidelines Subject to Mediation/Arbitration
2.1	None
3.	Guidelines Subject to Sanctions
3.1	None

Standard 10(B) — Financial Responsibility
The Standard is:
A controlled affiliate shall be operated in a manner that provides reasonable financial assurance that it can fulfill all of its contractual obligations to its customers.
1.	Compliance is based on:
1.1	Accounting records maintained on an accrual basis. A controlled affiliate shall file an annual certified independent audit report with BCBSA.
1.1.a	The certified independent audit is required by the State Insurance Department, the independent financial statement opinion included in the controlled affiliate’s annual audit report shall not express doubts as to the licensee’s ability to continue as a going concern. The annual audit is to be performed by an independent CPA firm acceptable to PPFSC; and
1.2	The controlled affiliate and Sponsoring Plan(s), to the full extent of their assets, indemnifying BCBSA against any claims asserted against it resulting from the contractual and financial obligations of the controlled affiliate, and all costs and professional fees associated therewith. In situations where the Sponsoring Plan(s) and controlled affiliate prefer, the Sponsoring Plan(s) and controlled affiliate may, upon the agreement of BCBSA, provide alternative protections.

1.3	If the controlled affiliate is not a risk assuming entity, the affiliate shall have a SAP or equivalent net worth of at least 8.33% of annual net operating expenses. Compliance with this requirement may also be met if the state regulatory authority, in lieu of a capital infusion, has accepted a written financial guarantee which contractually obligates the sponsoring Plan(s) for the financial commitments of the controlled affiliate in an amount that is at least 8.33% of the controlled affiliate’s annual net operating expenses, reduced by the SAP or equivalent net worth of the controlled affiliate and:
1.3.a	The controlled affiliate has SAP or equivalent net worth of at least the minimum statutory reserve level of the state in which the controlled affiliate is domiciled, or if there is no minimum statutory reserve requirement, $3.0 million; and

1.3.b	The Plan(s)’ SAP reserve as a percent of Capital Benchmark is at least 120%.
1.4	If the controlled affiliate is a risk assuming entity, the controlled affiliate shall have a SAP or equivalent net worth that is the higher of:

Standard 10(B) — Financial Responsibility, continued
1.4.a	An amount exceeding the “Plan regulatory action level” as defined in the NAIC’s Risk-Based Capital for Life and/or Insurers Model Act (i.e., exceeding 200% of Base Adjusted Capital or 250% of Base Adjusted Capital with a negative trend); or

1.4.b	The minimum statutory reserve requirement of the state in which the controlled affiliate is domiciled.
Noncompliance with Guideline 1 will result in the termination of the License pursuant to paragraph 7(C) of the License Agreement.

Standard 10(C): Reports and Records
The Standard is:
A controlled affiliate shall furnish, on a timely and accurate basis, reports and records relating to compliance with these Standards and the License Agreements between BCBSA and the affiliate. Such reports and records are the following:
A.	BCBSA Affiliate Licensure Information Request; and

B.	Biennial trade name and service mark usage materials, including disclosure material; and

C.	Annual Certified Audit Report, Annual Statement (if required) as filed with the State Insurance Department (with all attachments), Annual NAIC Risk-Based Capital Worksheets (if required) as filed with the State Insurance Department (with all attachments), and Insurance Department Examination Report (if applicable)*; and

D.	Changes in the ownership and governance of the controlled affiliate, including changes in its charter**, articles of incorporation**, or bylaws**, changes in the controlled affiliate’s Board composition, Plan control, state license status, operating area, the controlled affiliate’s Principal Officers or direct delivery of medical care.**
Determination of Compliance:
1.	Compliance is based on:

*	Forward within 30 days of receipt by the controlled affiliate of the final report accompanied by a formal comment thereon from the affiliate’s CEO, if applicable, to:
Managing Director
Brand Protection and Financial Services
Blue Cross and Blue Shield Association
225 N. Michigan Avenue
Chicago, IL 60601
**	Submit within 30 days of change to address indicated above and include a red-lined version that clearly identifies the changes.

Standard 10(C): Reports and Records, continued
1.1	The timely submission of accurate and complete reports as required by BCBSA Board of Directors (see Attachment VIII), to include indication of compliance with the License Agreements, as interpreted in the Brand Book; and

1.2	Mandatory reporting of any untoward events associated with the affiliate, such as malpractice suits or other legal, financial events that would materially affect affiliate operations and/or performance; and

1.3	The affiliate and sponsoring Licensed Plan(s):
1.3.a	agreeing upon request by BCBSA to an examination; and

1.3.b	providing access to requested staff and/or documentation.
2.	Compliance is also based on an affiliate being in compliance with the regulations pertaining to service mark use promulgated pursuant to paragraph 3 of the License Agreements (see Brand Book).

3.	Noncompliance is a result of the following:
3.1	Reporting — substantial incompleteness and/or inaccuracy and/or lateness and/or nonsubmission of required reports as described in Attachment VIII; or
3.1.a	Incomplete/Inaccurate Reporting: A report will be considered incomplete/inaccurate if the data submitted do not conform to published instructions.

3.1.b	Late Reporting: A report will be considered late if it is not received by BCBSA after the published deadline or after an agreed upon extension.

3.1.c	Non-submission: A report will be considered not submitted if data are not presented to BCBSA within 30 days after the published deadline or after an agreed upon extension. A report will also be considered not submitted if accuracy concerns or missing data leading to the misrepresentation of performance and inability to publish data, are not resolved within 30 days after the published deadline or an agreed upon extension.
3.2	Examination — failure to comply with any one of the examination issues; or

3.3	Untoward events — failure to report timely and accurately events materially affecting the affiliate; and

Standard 10(C): Reports and Records, continued
3.4	BCBSA management, after contact with Plan management, concludes that compliance is not likely to be reached, given existing affiliate/Plan efforts.
Noncompliance will result in the termination of the License pursuant to paragraph 7(C) of the License Agreement.

Standard 11: Participation in Electronic Claims Routing Process
The Standard is:
A smaller controlled affiliate for which this standard applies pursuant to the Preamble section of Exhibit A of the Controlled Affiliate License Agreement shall effectively and efficiently participate in certain national programs from time to time as may be adopted by Member Plans for the purposes of providing ease of claims processing for customers receiving benefits outside of the controlled affiliate’s service area.
National program requirements include:
A.	Electronic Claims Routing Process effective upon October 16, 2003; and

B.	Inter-Plan Medicare Advantage Program.
Determination of Compliance:
1.	Guidelines Subject to Immediate Termination
1.1	None
2.	Guidelines Subject to Mediation/Arbitration
2.1	Electronic Claims Routing Process effective upon October 16, 2003 — A controlled affiliate shall fully participate in the Electronic Claims Routing Process through compliance with all Electronic Claims Routing Process Policies and Provisions and all applicable Inter-Plan Programs Policies and Provisions.
2.1.a	Compliance determined by periodic reviews or audits and by reviews initiated by evidence of problems.

2.1.b	Mediation/Arbitration shall be commenced only upon a finding by the Inter-Plan Programs Committee (IPPC) that such action is warranted and a referral of the matter from IPPC to the PPFSC and the BCBSA Board of Directors for their action.
2.2	Inter-Plan Medicare Advantage Program — A Controlled Affiliate shall fully participate in the Inter-Plan Medicare Advantage Program through compliance with all Inter-Plan Medicare Advantage Program Policies and Provisions.
2.2.a	Compliance determined by periodic review or audits and by reviews initiated by evidence of problems.

Standard 11: Participation in Electronic Claims Routing Process
2.2.b	Mediation/Arbitration shall be commenced only upon a finding by IPPC that such action is warranted and a referral of the matter from IPPC to PPFSC and the BCBSA Board of Directors for their action.
3.	Guidelines Subject to Sanctions
3.1	None

Standard 12: Participation in Master Business Associate Agreement by Smaller Controlled Affiliate Licensees
The Standard is:
Effective April 14, 2003, all smaller controlled affiliates shall comply with the terms of the Business Associate Agreement for Blue Cross and Blue Shield Licensees to the extent they perform the functions of a business associate or subcontractor to a business associate, as defined by the Business Associate Agreement.
Determination of Compliance:
1.	Guidelines Subject to Mediation/Arbitration
1.1	Business Associate Agreement for Blue Cross and Blue Shield Licensees — A controlled affiliate shall fully comply with the terms and conditions of the Business Associate Agreement for Blue Cross and Blue Shield Licensees (Attachment IX).
1.1.a	Compliance determined by certification of adherence to the terms and conditions of the Business Associate Agreement for Blue Cross and Blue Shield Licensees.

1.1.b	The Association shall commence Mediation/Arbitration or intervene in a Mediation/Arbitration proceeding among Plans and/or controlled affiliate licensees upon a finding by the Plan Performance and Financial Standards Committee that such action is warranted and a referral of the matter from PPFSC to the BCBSA Board of Directors for its action.

Attachment I
Required Reports and Reporting Performance Measures

Required Reports and Reporting Performance Measures
•	Controlled Affiliates comprising less than fifteen percent (15%) of total member enrollment of Plan and its licensed Controlled Affiliates (as reported on the BCBSA Quarterly Enrollment Report excluding rider and freestanding coverage and treating an entity seeking licensure as licensed), and not underwriting the indemnity portion of workers’ compensation insurance, are required to submit the following reports.
•	Quarterly Financial Report.

•	Annual Financial Forecast.

•	Quarterly Enrollment Report.

•	Annual “Health Risk-Based Capital (HRBC) Report” as defined by the NAIC.

•	BCBSA Controlled Affiliate Licensure Information Request

•	Annual Certified Audit Report (if applicable — see Standard 2)

•	Annual Statement as filed with State Insurance Department, if appropriate

•	Biennial trade name and service mark usage materials, including disclosure material

•	Insurance Department Examination Report*

•	The sponsoring Plan(s) or controlled affiliate shall within 30 days of the decision notify BCBSA of any changes to the governance and status of the controlled affiliate. Included are changes in:
•	bylaws**

•	articles of incorporation**

•	principal officers

•	board composition

•	Plan control

•	risk acceptance

•	direct delivery of medical care

•	member growth exceeding fifteen percent (15%) of parent’s and other licensed Controlled Affiliates’ enrollment

•	state license status

•	operating area

Attachment I
Required Reports and Reporting Performance Measures

*	Forward within 30 days of receipt by the controlled affiliate of the final report accompanied by a formal comment thereon from the controlled affiliate’s CEO, if appropriate, to:
Managing Director, Brand Protection & Financial Services
Blue Cross and Blue Shield Association
225 North Michigan Avenue
Chicago, IL 60601
**	Include a red-lined version that clearly identifies the changes
Reporting Performance Measures:
•	Incomplete/Inaccurate Reporting: A report will be considered incomplete/inaccurate if the data submitted do not conform to published instructions.

•	Late Reporting: A report will be considered late if it is received by BCBSA after the published deadline or after an agreed upon extension.

•	Non-submission: A report will be considered not submitted if data are not presented to BCBSA within 30 days after the published deadline or after a reasonable agreed upon extension. A report will also be considered not submitted if accuracy concerns or missing data, leading to the misrepresentation of performance and inability to publish data, are not resolved within 30 days after the published deadline or an agreed-upon extension.

Attachment II
Clarification of Requirements for Controlled Affiliates’ Annual Actuarial Certification

The requirements applicable to the annual actuarial certification depend on the HRBC ratio of the affiliate, and possibly also on the HRBC ratio of its sponsoring Primary Licensee, as of the valuation date, i.e., the requirements for the 12/31/200X certification depend on the 12/31/200X HRBC ratio(s).
Requirements for: Controlled Affiliates Whose Year-end (12/31) HRBC Ratio is Above 375%; Larger Controlled Affiliates That Qualify for Enterprise Monitoring, and; Smaller Controlled Affiliates Whose Primary Licensee’s Year-end (12/31) HRBC Ratio is Above 375%
1.	If the affiliate is required to submit an annual statutory actuarial certification to its domiciliary regulatory authority, then that certification can be used to satisfy the requirement, so long as it contains an explicit statement to the effect that it is intended to be relied upon by the Blue Cross Blue Shield Association.
2.	If the affiliate is not required to submit an annual statutory actuarial certification to its domiciliary regulatory authority, then it must submit a certification that complies with the requirements delineated below that apply to an affiliate having an HRBC ratio below 375%, but with one key exception: here the certification may be issued by any qualified actuary (as defined below), which might include an employee of the affiliate or another company in its corporate family.
3.	The annual certification is to be submitted to the Blue Cross Blue Shield Association by May 1 together with a copy of the (NAIC) Annual Statement.

Attachment II
Clarification of Requirements for Controlled Affiliates’ Annual Actuarial Certification

Requirements for: Larger Controlled Affiliates Whose Year-end (12/31) HRBC Ratio is at or Below 375% and That Do Not Qualify for Enterprise Monitoring, and; Smaller Controlled Affiliates Whose Year-end (12/31) MCO-RBC Ratio is at or Below 375% and Whose Primary Licensee’s HRBC Ratio is at or Below 375%
1.	The certification must be issued by a qualified, independent, actuary.
a)	“Qualified” means that the actuary is a member in good standing of the American Academy of Actuaries and meets its Specific Qualification Standard for the Actuarial Certification in the NAIC Health Annual Statement.

b)	An actuary’s degree of “independence” from the entity about which he/she is opining is left up to his/her professional judgement, except that the following are not considered independent:
i)	any current employee, or retiree, of that entity or any of its affiliates;

ii)	any consulting actuary acting in an interim staff capacity with that entity or any of its affiliates.
2.	The annual certification must substantially comply with the standards prescribed in the Actuarial Certification section of the NAIC Annual Statement Instructions applicable to HMDI companies. For the 12/31/2000 certification, the 1999 HMDI Instructions shall govern; subsequently, the 200X Health Instructions shall set the standards applicable to the 12/31/200X certification.
3.	The certification should contain an explicit statement that it was prepared for, and may be relied upon by, the Blue Cross Blue Shield Association.
4.	The certification is to be submitted to the Blue Cross Blue Shield Association by May 1.

Attachment III
Guaranty Association Alternatives & Evaluation Criteria

Each controlled affiliate (licensee) is required to:
1.	Participate in the guaranty fund in each state in which it operates; or
2.	Establish another method approved by BCBSA which assures the payment of claim liabilities and continuation of coverage in the event of a licensee’s insolvency.
The following outlines several alternative mechanisms that the PPFSC has found to be acceptable and the evaluation criteria the PPFSC will use to evaluate a licensee’s proposed alternative mechanism. Please note that this list is not exhaustive, licensees are welcome to propose other mechanisms they believe will fulfill the requirement and that meet the evaluation criteria. The PPFSC, however, does not contemplate recommending that a licensee be excused from compliance with this requirement based on the licensee’s capital and/or liquidity position.
Payment of Claim Liabilities — Alternative Mechanisms
The following potential alternatives to participation in a state guaranty association that ensure payment of claim liabilities have been identified. More than one mechanism can be used to achieve compliance with the requirement.
•	Hold Harmless Agreement — Providers, by contract or statute, are prohibited from pursuing subscribers for payment of outstanding claims in the event the licensee becomes insolvent. Provisions must be made by the licensee to fund claim payments due to providers and subscribers not covered by the hold harmless provisions.
•	Voluntary inter-licensee arrangements — insurance or reinsurance agreements among a consortium of licensees that have sufficient financial resources to meet the commitments of the consortium and maintain compliance with the applicable license agreements. Must be acceptable to state regulators.
•	Reinsurance or a financial pledge — insurance or reinsurance agreements or pledge of financial resources from a third party that has sufficient financial resources to meet the commitments. Must be acceptable to state regulators.

Attachment III
Guaranty Association Alternatives & Evaluation Criteria

•	Subscriber Protection Account — establishment of a custodial account consisting of cash and/or high-grade marketable securities in amount to cover insurance obligations of licensee. Based on the SAFE-T Account concept developed by State Farm, the licensee would, with the agreement of the insurance department, continue to admit the securities as assets of the corporation and would have the ability to trade the securities as long as the value of the custodial account was equal to the predetermined requirement. Also necessary is a written agreement with the appropriate regulators indicating that the custodial account would be used in the case of insolvency to fund the licensee’s claim liabilities. Only when all claims have been paid, could the account’s assets be used for other liquidation expenses.
Payment of Claim Liabilities — Evaluation Criteria
To determine if an alternative mechanism (or mechanisms) is acceptable, PPFSC will use the following criteria to evaluate the proposal.
1.	The proposal must guarantee all of the licensee’s insured business (branded and unbranded) in all jurisdictions in which it is licensed to do business. The mechanism does not need to include FEP subscribers.

2.	The mechanisms are acceptable to all applicable regulators.

3.	The amount of required coverage is at least equal to the:
•	Unpaid claim liability of the fully underwritten book of business; and

•	2% of net subscription revenue of ASC/Cost Plus/AFA products; and

•	the related loss adjustment reserve for the above two classifications.
4.	The amount of proposed coverage must be annually certified by an actuary that it is a “good and sufficient provision” for the stated obligation. If the controlled affiliate is included in the Plan Performance Response Process, the certification must be made by an independent, qualified actuary.

5.	Provisions must be made for the sufficiency of the coverage to be reviewed, and, if necessary, adjusted at least annually. If the controlled affiliate is included in the Plan Performance Response Process, the review and necessary adjustments will be required on a more frequent basis.

Attachment III
Guaranty Association Alternatives & Evaluation Criteria

Continuation of Coverage — Alternative Mechanisms
The following potential alternatives to participation in a state guaranty association that ensure continuation of coverage have been identified. More than one mechanism can be used to achieve compliance with the requirement.
•	Voluntary inter-licensee arrangements — agreements among two or more licensees that have sufficient financial resources to meet the commitments to continue coverage and maintain compliance with the applicable license agreements. Must be acceptable to state regulators.
•	Reinsurance — insurance or reinsurance agreements from a third party that has sufficient financial resources to meet the commitments. Must be acceptable to state regulators.
Continuation of Coverage — Evaluation Criteria
To determine if an alternative mechanism (or mechanisms) is acceptable, PPFSC will use the following criteria to evaluate the proposal.
•	Length of time coverage continuation is available — coverage continues from the date of a BCBSA Member Plan vote to terminate license(s) or resignation, for a period at least as long as the continuation of coverage period provided by the guaranty fund statute in the controlled affiliate’s state.
•	Who is offered continuation of coverage — all insured subscribers, excluding FEP subscribers.
•	What level of benefits must be offered — at least as high as would be offered if the controlled affiliate participated in its state guaranty fund.

Attachment IV
Required Performance Reports and Certifications Schedule

		PERIOD	DUE DATE

A.	BCBSA Controlled Affiliate Licensure Information Request (Triennial Review)	Triennial (4)	(1)

B. Certifications:
	Procedures having been adopted to enforce code of conduct policies for employees, officers and Directors (See Standard 6A)	Triennial (4)	(1)

	By a qualified actuary of adequate accounting for unpaid claim liability reserve (See Standard 6H)	Annual	5/1(3)

	Distribution of BCBSA License Compliance Letter and attachments to controlled affiliate Board members (See Standard 6A)	Triennial (4)	(1)

C.	Service Mark use and disclosure information (See Standards 4 and 7)	Biennial	(1)

D.	Changes in Governance and Status	Ongoing	(2)

E.	Quarterly Financial Report

-	All financial statements and required schedules, except the reconciliation of GAAP net worth to SAP net worth	1st Qtr 2nd Qtr 3rd Qtr 4th Qtr	5/5 8/4 11/4 2/28

-	Starting first quarter, 2004 and quarterly thereafter, a reconciliation of GAAP net worth to SAP net worth (only applicable to a risk-assuming licensee that files its Quarterly Financial Report on a GAAP basis)	1st Qtr 2nd Qtr 3rd Qtr 4th Qtr	5/15 8/15 11/15 2/28

F.	Semi-annual “ Health Risk-Based Capital (HRBC) Report” as defined by the NAIC.	Annual filings	3/15

		Mid-year filings	8/15

(continued on next page)

Attachment IV
Required Performance Reports and Certifications Schedule

		PERIOD	DUE DATE
G.	Annual Financial Forecast	Annual	2/28

H.	Annual Certified Audit Report (See Standard 6(H))	Annual (5)	5/1 (3)

I.	Insurance Department Examination Report	Within 30 days of controlled affiliate receipt of final report

J.	Annual Statement filed with State Insurance Department	Annual	5/1 (3)

K.	Quarterly Enrollment Report

	Expanded Medicare and Expat reporting introduced	1st Qtr, 2006	4/30

	Expanded National Accounts and Ancillary Products reporting introduced	2nd Qtr, 2006	7/31

		3rd Qtr, 2006	10/31
		4th Qtr, 2006	1/31
		1st Qtr, 2007	4/30
		2nd Qtr, 2007	7/31

	Expanded Consumer Driven Health Plan reporting introduced	3rd Qtr, 2007	10/31
		4th Qtr, 2007	1/31

L.	A controlled affiliate subject to Standard 6(D) is required to 1) provide an unconditional and irrevocable letter of credit or other guarantee of payment satisfactory to BCBSA, 2) waive rights under certain national account programs, and 3) waive rights to challenge the federal super-priority status held by the controlled affiliate for certain federal programs	Quarterly as of 12/31/93	N/A

Notes:
(1)	Due date included with information request; typically first week in August.

(2)	Due within 30 days of the decision to change.

(3)	Extension up to June 1 only with prior agreement of BCBSA.

(4)	Controlled Affiliates may be required to respond to a BCBSA Controlled Affiliate Licensure Information Request on an annual basis as required under Standard 6A.

(5)	If applicable, see Standard 6(H).

Attachment V
Sanction Protocols — Reports and Records
The following protocols have been established for late, inaccurate and/or non-reporting for required reports as required under Standard 6(I):
1.	BCBSA will initially work directly with Plans to resolve these situations.

2.	If chronic problem persists, a letter will be sent to the Plan CEO describing the situation.

3.	If no response or resolution, Committee requests meeting with Plan CEO.

4.	If necessary, the Committee and BCBSA Board would still have the option to move the Plan to mediation/arbitration. (The Plan’s Board will be notified in the Triennial Compliance Letter of chronic late, inaccurate and/or non-reporting if Mediation/Arbitration is approved by BCBSA Board of Directors.)

Attachment VI
Required Performance Reports and Certifications Schedule

		PERIOD	DUE DATE

A.	BCBSA Controlled Affiliate Licensure Information Request (Triennial Review)	Triennial (4)	(1)

B.	Opinion of Loss Reserve and Loss Adjusting Expense Reserves and Actuarial Report	Annual	5/1	(2)

C.	Property Casualty Risk-Based Capital Workpapers	Annual	5/1	(2)

D.	Annual Financial Forecast	Annual	2/28

E.	Annual Certified Audit Report	Annual	5/1	(2)

F.	Annual Statement filed with State Insurance Department	Annual	5/1	(2)

G.	Quarterly Financial Report

•	All financial statements and required schedules, except the reconciliation of GAAP net worth to SAP net worth	1st Qtr 2nd Qtr 3rd Qtr 4th Qtr	5/5 8/4 11/4 2/28

•	Starting first quarter, 2004 and quarterly thereafter, a reconciliation of GAAP net worth to SAP net worth (only applicable to a risk-assuming licensee that files its Quarterly Financial Report on a GAAP basis)	1st Qtr 2nd Qtr 3rd Qtr 4th Qtr	5/15 8/15 11/15 2/28

H.	Quarterly Estimate of Risk Based Capital for Property and Casualty Insurers Worksheet	1st Qtr 2nd Qtr 3rd Qtr 4th Qtr	5/15 8/15 11/15 3/15

I.	Insurance Department Examination Reports	Within 30 days of controlled affiliate receipt of final report.

J.	Changes in Independent Rating and All Rating Reports	Ongoing	(3)

K.	Quarterly Enrollment Report

	Expanded Medicare and Expat reporting introduced	1st Qtr, 2006	4/30

	Expanded National Accounts and Ancillary Products reporting introduced	2nd Qtr, 2006	7/31

		3rd Qtr, 2006 4th Qtr, 2006 1st Qtr, 2007 2nd Qtr, 2007	10/31 1/31 4/30 7/31

	Expanded Consumer Driven Health Plan reporting introduced	3rd Qtr, 2007 4th Qtr, 2007	10/31 1/31

L.	Changes in Governance and Status	Ongoing	(3)

(1)	Due date included with information request; typically first week in August.

(2)	Extension up to June 1 only with prior agreement of BCBSA.

(3)	Within 30 days of receipt of notice.

(4)	Controlled Affiliates may be required to respond to a BCBSA Controlled Affiliate Licensure Information Request on an annual basis.
Forward to:
Managing Director, Brand Protection & Financial Services
Blue Cross and Blue Shield Association
225 North Michigan Avenue
Chicago, IL 60601

Attachment VII
To Guidelines To Administer The Controlled Affiliate Standards
Definition of “Local Net Revenue” & “Combined Local Net Revenue,” “National Net Revenue,” “Combined National Net Revenue,” and “Combined National Enrollment” Page 1 of 4
I. Local Revenues
The following definitions are used in determining compliance with Controlled Affiliate Standards 6(G), Guideline 2.1 and Standard 6(J). For the purposes of Standard 6(G), Guideline 2.1 and Standard 6(J), only revenues attributable to health care plans and related services offered within the designated service area are to be included in the calculations. For purposes of the definition of Combined Local Net Revenue applicable to Standard 6(G), Guideline 2.1 only, revenues attributable to health care plans and related services includes revenues attributable to the delivery of hospital services and medical (professional) services and the sale of health care products.
“Local Net Revenue” for Risk Assuming entities is defined as:

The sum of Branded and Unbranded:	•	Revenue for all Health Insurance Premiums for all lines of business as listed in the BCBSA Quarterly Financial Report
	•	Revenue from delivery of hospital services
	•	Revenue from the sale of health care products
	•	Revenue from delivery of medical (professional) services
	•	Administrative Service Contract (ASC) Premium Equivalents
	•	Administrative Service Only (ASO) Premium Equivalents
	•	Ceded health premium under reinsurance agreements
	•	All other health revenue, as listed in the BCBSA Quarterly Financial Report

Less:	•	Revenue for out-of-service-area national account contracts
	•	Revenue for out-of-service-area FEP contracts
	•	Assumed health premium under reinsurance arrangements

Adjusted for:	•	Inter-company eliminations

Attachment VII
To Guidelines To Administer The Controlled Affiliate Standards
Definition of “Local Net Revenue” & “Combined Local Net Revenue,” “National Net Revenue,” “Combined National Net Revenue,” and “Combined National Enrollment” Page 2 of 4
“Local Net Revenue” for Non-Risk Assuming entities is defined as:

The sum of Branded and Unbranded:	•	Administrative Service Only (ASO) premium equivalents

	•	Administrative Service Contract (ASC) Premium Equivalents

	•	All other health revenue, as listed in the BCBSA Quarterly Financial Report

Adjusted for:	•	Inter-company eliminations
“Combined Local Net Revenue” is defined as:
The sum of the Local Net Revenues1 of the entities and products/services included in the applicable computation. For purposes of compliance with Standard 6(G), Guideline 2.1 only, Combined Local Net Revenue includes the foregoing plus the sum of the revenues from hospital services and medical (professional) services and sale of health care products2 of the Controlled Affiliate.

1	Excludes revenue from Medicare, Medicaid, and CHAMPUS fiscal intermediary contracts and from CHAMPUS risk contracts where the Plan demonstrates to the satisfaction of BCBSA that government regulations practically prevent the use of the Marks.

2	The term “hospital services” shall be interpreted broadly and shall include, without limitation, any services or products provided by a hospital. “Hospital” means (A) an institution that is engaged in providing, by or under the supervision of physicians, to inpatients, (i) diagnostic services and therapeutic services for medical diagnosis, treatment, and care of injured, disabled, or sick persons, or (ii) rehabilitation services for the rehabilitation of injured, disabled, or sick persons; or (B) any facility or institution engaged in the delivery of health care services that is located within or adjacent to, or is a controlled affiliate of, an institution described in (A). The term “health care products” shall be interpreted broadly and shall include, without limitation, tangible health-related goods, other than health care services, for which a Plan provides or administers reimbursement on behalf of subscribers, including but not limited to, pharmaceuticals, biologics, and medical equipment or devices. The term “medical (professional) services” shall be interpreted broadly and shall include, without limitation, services provided by a physician or other professional healthcare provider to identify and treat a member’s illness or injury, which are consistent with the symptoms, diagnosis, and treatment of the member’s condition, in accordance with the standards of good medical practice.

Attachment VII
To Guidelines To Administer The Controlled Affiliate Standards
Definition of “Local Net Revenue,” “Combined Local Net Revenue,” “National Net Revenue,” “Combined National Net Revenue,” and “Combined National Enrollment” Page 3 of 4
II. National Revenues and/or National Enrollment
The following definitions are used in determining compliance with Controlled Affiliate Standard 6(G), Guideline 2.2. For purposes of Standard 6(G), Guideline 2.2 only, revenues or member enrollment attributable to health care plans and related services offered within the United States and Puerto Rico are to be included in the calculation. For purposes of the definition of Combined National Net Revenue applicable to Standard 6(G), Guideline 2.2 only, revenues attributable to health care plans and related services includes revenues attributable to the delivery of hospital services and medical (professional) services and the sale of health care products.
“National Net Revenue” for Risk Assuming entities is defined as:

The sum of Branded and Unbranded:	•	Revenue for all Health Insurance Premiums for all lines of business as listed in the BCBSA Quarterly Financial Report

	•	Revenue from delivery of hospital services

	•	Revenue from the sale of health care products

	•	Revenue from delivery of medical (professional) services

	•	Administrative Service Contract (ASC) Premium Equivalents

	•	Administrative Service Only (ASO) Premium Equivalents

	•	Ceded health premium under reinsurance agreements

	•	All other health revenue as listed in the BCBSA Quarterly Financial Report

Less:	•	Assumed health premium under reinsurance arrangements

Adjusted for:	•	Inter-company eliminations
“National Net Revenue” for Non-Risk Assuming entities is defined as:

The sum of Branded and Unbranded:	•	Administrative Service Only (ASO) Premium Equivalents

	•	Administrative Service Contract (ASC) Premium Equivalents

	•	All other health revenue as listed in the BCBSA Quarterly Financial Report

Adjusted for:	•	Inter-company eliminations

ATTACHMENT VII
Definition of “Local Net Revenue,” “Combined Local Net Revenue,” “National Net Revenue,” “Combined National Net Revenue,” and “Combined National Enrollment” Page 4 of 4
“Combined National Net Revenue” is defined as:
The sum of the National Net Revenues1of the entities and products/services included in the applicable computation. For purposes of compliance with Standard 6(G), Guideline 2.2 only, Combined National Net Revenue includes the foregoing plus the sum of the revenues from hospital services and medical (professional) services and sale of health care products2 of the Controlled Affiliate.
“Combined National Enrollment” is defined as:

The sum of Branded and Unbranded:	•	Administrative Service Only (ASO) Members

	•	Administrative Service Contract (ASC) Members

	•	All other health membership as listed in the BCBSA Quarterly Enrollment Report.
For purposes of compliance with Standard 6(G), Guideline 2.2a only, Combined National Enrollment of the Controlled Affiliate excludes membership from Medicare, Medicaid and CHAMPUS fiscal intermediary contracts and from CHAMPUS risk contracts where the Plan demonstrates to the satisfaction of BCBSA that government regulations practically prevent the use of the Marks.

[1]	Excludes revenue from Medicare, Medicaid and CHAMPUS fiscal intermediary contracts and from CHAMPUS risk contracts where the Plan demonstrates to the satisfaction of BCBSA that government regulations practically prevent the use of the Marks.

[2]	The term “Hospital Services” shall be interpreted broadly and shall include, without limitation, any services or products provided by a hospital. “Hospital” means (A) an institution that is engaged in providing, by or under the supervision of physicians, to inpatients, (i) diagnostic services and therapeutic services for medical diagnosis, treatment, and care of injured, disabled, or sick persons, or (ii) rehabilitation services for the rehabilitation of injured, disabled, or sick persons; or (B) any facility or institution engaged in the delivery of health care services that is located within or adjacent to, or is an Affiliate*** of, an institution described in (A). The term “health care products” shall be interpreted broadly and shall include, without limitation, tangible health-related goods, other than health care services, for which a Plan provides or administers reimbursement on behalf of subscribers, including but not limited to, pharmaceuticals, biologics, and medical equipment or devices. The term “medical (professional) services” shall be interpreted broadly and shall include, without limitation, services provided by a physician or other professional healthcare provider to identify and treat a member’s illness or injury, which are consistent with the symptoms, diagnosis, and treatment of the member’s condition, in accordance with the standards of good medical practice.

Attachment VIII
Required Performance Reports and Certifications Schedule For
Controlled Affiliates Whose Primary Business is Government Non-Risk

	PERIOD	DUE DATE
A. BCBSA Affiliate Licensure Information Request	Triennial (4)	(1)

B. Risk-Based Capital Workpapers, if applicable	Annual	5/1 (2)

C. Annual Certified Audit Report	Annual	5/1 (2)

D. Annual Statement filed with State Insurance Department, if applicable	Annual	5/1 (2)

E. Insurance Department Examination Reports, if applicable	As Applicable	Within 30 days
of Controlled
Affiliate receipt
of final report

F. Changes in Governance and Status	Ongoing	(3)

(1)	Due date included with information request; typically first week in August.

(2)	Extension up to June 1 only with prior agreement of BCBSA.

(3)	Within 30 days of receipt of notice; include red-lined version.

(4)	Controlled Affiliates may be required to respond to a BCBSA Controlled Affiliate Licensure Information Request on an annual basis.
Forward to:
Managing Director
Brand Protection and Financial Services
Blue Cross and Blue Shield Association
225 N. Michigan Avenue
Chicago, IL 60601

Attachment IX
Business Associate Agreement For Blue Cross and Blue Shield Licensees
BUSINESS ASSOCIATE AGREEMENT
FOR BLUE CROSS AND BLUE SHIELD LICENSEES
This agreement (“Agreement”) is effective as of April 14, 2003, and amended as of April 20, 2005.
The parties to this Agreement (individually, a “Party,” and collectively, the “Parties”) are the Blue Cross and Blue Shield Association (“BCBSA”) and each of its independent licensees that is a party to a Blue Cross and/or Blue Shield License Agreement (“Licensees”). Licensees are authorized to use the names and service marks of BCBSA in a designated service area (“Service Area”). The Parties enter into this Agreement in order to comply with the requirements of Subtitle F of Title II of the Health Insurance Portability and Accountability Act of 1996 and its implementing regulations (45 F. R. Parts 160-164) (the “HIPAA Rules”) and applicable state statutes and/or regulations implementing Title V of the Gramm-Leach-Bliley Act (15 U.S.C. § 6801 et seq.) (“GLB Regulations”). Capitalized terms not defined herein have the meaning set forth in the HIPAA Rules and the GLB Regulations.
The Parties obtain, create, and exchange Protected Health Information and Nonpublic Personal Financial Information for a variety of purposes pursuant to a variety of agreements. This Agreement controls the Use and Disclosure of all Protected Health Information and Nonpublic Personal Financial Information in a Party’s possession or control as a result of the Party acting as a Business Associate of a Covered Entity or agent or subcontractor (“Subcontractor”) of a Business Associate pursuant to the agreements listed in Schedule A (the “Scheduled Agreements”). Scheduled Agreements include the program policies adopted by the BCBSA Board of Directors pursuant to the BCBSA License Agreement.
This Agreement is designed to address each Party’s obligations under the Administrative Simplification provisions of HIPAA, the HIPAA Rules, and GLB Regulations in a number of roles that a Party may play pursuant to the Scheduled Agreements. A Licensee may act as the Business Associate of another Licensee, including as a Health Care Clearinghouse. A Licensee may act as Subcontractor of another Party that acts as a Business Associate for another Covered Entity, such as a self-insured Group Health Plan. BCBSA may act as a Business Associate of a Licensee or as a Subcontractor of a Licensee that acts as a Business Associate for another Covered Entity, such as a self-insured Group Health Plan.
A Party to this Agreement may Use or Disclose Protected Health Information it creates or receives when acting as a Business Associate of a Covered Entity or a Subcontractor of a Business Associate pursuant to a Scheduled Agreement only as permitted by this Agreement and not prohibited by the Scheduled Agreement.

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Business Associate Agreement For Blue Cross and Blue Shield Licensees

A.	Privacy and Security of Protected Health Information.
1. Permitted Uses and Disclosures. When a Party acts as Business Associate or Subcontractor to another Party, the Party will not Use or Disclose Protected Health Information it creates or receives pursuant to a Scheduled Agreement except as allowed or required by the Scheduled Agreement. A Party acting in such capacity is further limited to those Uses and Disclosures of Protected Health Information Required By Law and as follows:
a) Party as Business Associate. To the extent permitted by the Scheduled Agreement, a Party acting as Business Associate to another Party may Use or Disclose the minimum necessary Protected Health Information for the Payment activities and Health Care Operations of the other Party and for the Health Care Operations of any Organized Health Care Arrangement in which the other Party is a participant. To the extent permitted by the Scheduled Agreement, a Party acting as Business Associate of another Party may Disclose (i) to a Health Care Provider, the Protected Health Information requested by such Health Care Provider for the Treatment activities of such Health Care Provider, (ii) to a Health Care Provider or to another Covered Entity, the minimum necessary Protected Health Information for the Payment activities of such Health Care Provider or Covered Entity, and (iii) to another Covered Entity, the Protected Health Information of Individuals with whom both the recipient and the other Party have or had a relationship, provided that (x) the Protected Health Information Disclosed pertains to that relationship and (y) the Disclosure is for Health Care Operations of the recipient that are allowed by 45 C.F.R. § 164.506(c)(4). Unless prohibited by the Scheduled Agreement, a Party acting as Business Associate of another Party may Use or Disclose the minimum necessary (as applicable) Protected Health Information for other reasons permitted by the HIPAA Rules, including for purposes described in Section A.2 of this Agreement. If the Covered Entity that Party serves as Business Associate is a Health Care Provider, Party may Use or Disclose Protected Health Information for that Health Care Provider’s Treatment activities if the Scheduled Agreement permits such Uses and Disclosures.
b) Party as Subcontractor. To the extent permitted by the Scheduled Agreement, a Party acting as Subcontractor to another Party acting as Business Associate of a Covered Entity may Use or Disclose the minimum necessary Protected Health Information for the Payment activities and Health Care Operations of that Covered Entity and for the Health Care Operations of any Organized Health Care Arrangement in which that Covered Entity is a participant. To the extent permitted by the

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Business Associate Agreement For Blue Cross and Blue Shield Licensees

Scheduled Agreement, a Party acting as Subcontractor of another Party acting as Business Associate of a Covered Entity may Disclose (i) to a Health Care Provider, the Protected Health Information requested by such Health Care Provider for the Treatment activities of such Health Care Provider, (ii) to a Health Care Provider or to another Covered Entity, the minimum necessary Protected Health Information for the Payment activities of such Health Care Provider or Covered Entity, and (iii) to another Covered Entity, the Protected Health Information of Individuals with whom both the recipient and the Covered Entity that the Business Associate, for which the Party acts as Subcontractor, serves have or had a relationship, provided that (x) the Protected Health Information Disclosed pertains to that relationship and (y) the Disclosure is for Health Care Operations of the recipient that are allowed by 45 C.F.R. § 164.506(c)(4). Unless prohibited by the Scheduled Agreement, a Party acting as Subcontractor to another Party acting as Business Associate of Covered Entity may Use and Disclose the minimum necessary (as applicable) Protected Health Information for other reasons permitted by the HIPAA Rules including for purposes described in Section A.2 of this Agreement. If the Covered Entity that contracts with the Business Associate that Party serves is a Health Care Provider, Party may Use or Disclose Protected Health Information for that Health Care Provider’s Treatment activities if the Scheduled Agreement permits such Uses and Disclosures.
2. Other Permitted Uses and Disclosures.
a) Party’s Operations. A Party acting as Business Associate or Subcontractor to another Party may Use the minimum amount of Protected Health Information it creates or receives pursuant to a Scheduled Agreement as necessary for Party’s proper management and administration or to carry out Party’s legal responsibilities, unless that Scheduled Agreement prohibits such Uses. A Party acting as Business Associate or Subcontractor may, unless prohibited by the Scheduled Agreement, Disclose the minimum amount of such Protected Health Information as necessary for Party’s proper management and administration or to carry out Party’s legal responsibilities only if Party obtains reasonable assurance, evidenced in writing, from any person or organization to which Party will Disclose such Protected Health Information that the person or organization will:

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(i) Hold such Protected Health Information in confidence and Use or further Disclose it only for the purpose for which Party Disclosed it to the person or organization or as Required By Law; and
(ii) Notify Party (who will in turn promptly notify the applicable Licensee or other Covered Entity) of any instance of which the person or organization becomes aware in which the confidentiality of such Protected Health Information was breached.
b) Data Aggregation. Party may conduct Data Aggregation services except with respect to the Protected Health Information it receives pursuant to a Scheduled Agreement that prohibits Data Aggregation.
c) Disclosure to Subcontractors and Agents. Party may Disclose Protected Health Information to agents and subcontractors to perform functions or activities on its behalf except for such Disclosures prohibited by a Scheduled Agreement. Prior to such Disclosure, Party will comply with Section A.5 of this Agreement.
3. Information Safeguards. Party will develop, implement, maintain and use appropriate administrative, technical and physical safeguards, in compliance with Social Security Act § 1173(d) (42 U.S.C. § 1320d-2(d)), 45 C.F.R. Part 164, Subpart C, 45 C.F. R. § 164.530(c), and any other applicable implementing regulations issued by the U.S. Department of Health and Human Services (“HHS”). Party will use these safeguards to preserve the integrity, confidentiality, and availability of and to prevent non-permitted Use or Disclosure of Protected Health Information created or received pursuant to a Scheduled Agreement. Party will document these safeguards.
4. Security Incident Reporting. When acting pursuant to a Scheduled Agreement, Party will provide notice, in accordance with Schedule B, of any Security Incident of which Party becomes aware. Party will treat any such notices it receives from any other Party as confidential and not disclose such information except as necessary to comply with applicable legal or contractual obligations.
5. Subcontractors. Party will require any of its Subcontractors, to which Party is permitted by this Agreement and the respective Scheduled Agreement to Disclose any of the Protected Health Information that Party creates or receives pursuant to a Scheduled Agreement, to provide reasonable assurance, evidenced in writing, that Subcontractor will comply with the same privacy and security obligations as Party with respect to such Protected Health Information.

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Business Associate Agreement For Blue Cross and Blue Shield Licensees

B. Protected Health Information Access, Amendment and Disclosure Accounting.
1. Access. With respect to Protected Health Information a Party creates or receives pursuant to a Scheduled Agreement, that Party will act so that other Parties and the Covered Entities that they serve may meet their access obligations under 45 C.F. R. § 164.524 and applicable Business Associate contracts.
2. Amendment. With respect to Protected Health Information a Party creates or receives pursuant to a Scheduled Agreement, that Party will act so that other Parties and the Covered Entities that they serve may meet their amendment obligations under 45 C.F. R. § 164.526 and applicable Business Associate contracts.
3. Disclosure Accounting. With respect to Protected Health Information a Party creates or receives pursuant to a Scheduled Agreement, that Party will act so that other Parties and the Covered Entities they serve may meet their Disclosure accounting obligations under 45 C.F. R. § 164.528 and applicable Business Associate contracts.
4. Inspection of Books and Records. Party must make available for inspection its internal practices, books, and records, relating to its Use and Disclosure of the Protected Health Information it creates or receives pursuant to a Scheduled Agreement only as described in this paragraph, or as otherwise Required By Law or the Scheduled Agreement. Party must allow HHS to make such inspection to determine compliance with 45 C.F. R. Parts 160-164 or this Agreement and the appropriate Scheduled Agreement. Party must allow such inspection by a Party to a Scheduled Agreement that is responding to an issue involving 45 C.F. R. Part 164 pursuant to the Scheduled Agreement when the issue is raised in an investigation by HHS or a complaint from a person under 45 C.F.R. § 160.306 or 45 C.F.R. § 164.530(d), but such inspection will be only as reasonably necessary to respond to the investigation or complaint.
C. Breach of Obligations.
1. Reporting. When acting pursuant to a Scheduled Agreement, Party will provide notice to the Covered Entity or Business Associate that Party serves of any Use or Disclosure of Protected Health Information of which Party becomes aware that violates this Agreement or the Scheduled Agreement by which Party received the Protected Health Information. Party will provide such notice to the appropriate entity’s Legal Department with a copy to the entity’s Privacy Official of record not more than five (5) business days after Party learns of such non-permitted or violating Use or Disclosure.

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Within a reasonable time thereafter, not to exceed forty-five (45) days, Party will provide such other information, including a written report, as the Covered Entity or Business Associate that Party serves may reasonably request.
2. Dispute Resolution. If a Party becomes aware of a pattern of activity or practice of another Party (the “Breaching Party”) that the Party believes constitutes a material breach or violation of the Breaching Party’s obligations under this Agreement, the Party will give written notice to the Breaching Party and to BCBSA of such breach. Breaching Party will cure such breach as soon as possible, but in any event within forty-five (45) days of receiving notice of such breach, unless otherwise agreed by the affected Parties. If the Breaching Party does not cure the breach within ten (10) days, Breaching Party will develop and deliver to affected Parties within twenty (20) days of receipt of the written notice provided in this paragraph a written plan to cure the breach as soon as possible. If the Breaching Party does not cure the breach within a reasonable period, not to exceed forty-five (45) days from the written notice provided in this paragraph, or if the Breaching Party does not timely submit a written plan to cure the breach, another Party may exercise its right to Mediation and Mandatory Dispute Resolution, as provided for under the applicable License Agreement into which BCBSA and each Licensee entered.
D. Termination of Agreement.
1. Right to Terminate a Scheduled Agreement. Except as otherwise provided in this Section D.1, a Party may terminate a Scheduled Agreement and terminate its Business Associate relationship with another Party under that Scheduled Agreement for violation of a material term of this Agreement. The Parties hereto acknowledge and agree that, due to the interrelationship of all Parties as Business Associates and Subcontractors of each other, a right of termination by one Licensee of another Licensee’s participation in Scheduled Agreements involving more than three Parties, including the national programs of BCBSA, for violation of this Agreement is not feasible. Accordingly, with respect to such Scheduled Agreements, the Parties agree that upon a Party’s failure to cure a material breach of this Agreement within a reasonable time, not to exceed forty-five (45) days, if any other Party reasonably believes it is required to report the breach to HHS, the other Party may do so.

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Business Associate Agreement For Blue Cross and Blue Shield Licensees

2. Termination of this Agreement. This Agreement shall terminate with respect to a Party when:
a) The Party ceases to be a party to every Scheduled Agreement to which it has been a party; and
b) All of the Protected Health Information the Party receives or creates in any form or medium under Party’s custody or control on behalf of another Covered Entity pursuant to a Scheduled Agreement is returned or destroyed.
3. Termination of this Agreement with Respect to a Scheduled Agreement. Except as provided in Section D.1 of this Agreement, this Agreement will not terminate with respect to Protected Health Information Party creates or receives pursuant to a Scheduled Agreement until all of the Protected Health Information is destroyed or returned to the Licensee that Party serves.
4. Obligations upon Termination of a Scheduled Agreement. Upon termination of a Scheduled Agreement under Section D.1 of this Agreement, Party will if feasible return to each Licensee or destroy all Protected Health Information created or received for or from such Licensee, in whatever form or medium, under Party’s custody or control, covered by the terminated Scheduled Agreement. Party will return or destroy the Protected Health Information in accordance with the applicable Scheduled Agreement. If the Scheduled Agreement does not address such return or destruction, Party will return or destroy the Protected Health Information at the option of the Licensee on whose behalf Party created or received the Protected Health Information. Party will identify any Protected Health Information that Party created or received for or from a Licensee that cannot feasibly be returned to such Licensee or destroyed, and will limit its further Use or Disclosure of that Protected Health Information to those purposes that make return or destruction of that Protected Health Information infeasible.
5. Continuing and Security Privacy Obligation. Party’s obligation to protect the privacy and security of the Protected Health Information it creates or receives pursuant to a Scheduled Agreement will be continuous and survive termination, cancellation, expiration or other conclusion of this Agreement and the Scheduled Agreements.

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Business Associate Agreement For Blue Cross and Blue Shield Licensees

E. Indemnification.
1. General. This paragraph sets forth certain principles concerning indemnification for costs and expenses resulting from the activities of one Party to this Agreement when acting as a Business Associate or Subcontractor of another Party. The goal of this section is to set forth a balanced approach to apportionment of responsibility for Claims and indemnification, recognizing the spirit of cooperation among the Parties to this Agreement and the complexity of relationships that result from the variety of activities and wide range of agreements identified in Schedule A.
In lieu of invoking this indemnification section, Indemnitee may pursue contribution or other theories of recovery against Indemnitor. If invoked, this indemnification section shall provide Indemnitee’s sole and exclusive monetary remedy.
2. Basic Principles. A Party (“Indemnitor”) will indemnify and hold harmless any other Party or such Party’s affiliates, subsidiaries, officers, directors, employees, or agents (“Indemnitee”) from and against any claim, cause of action, liability, damage, cost or expense, including attorneys’ fees and court or proceeding costs, substantially arising out of or in connection with any non-permitted or violating Use or Disclosure of Protected Health Information or other breach of this Agreement by Indemnitor or any subcontractor, agent, person or entity under Indemnitor’s control (“Claim”).
Where such Claim results from activities of both Indemnitor and Indemnitee, or where responsibility is unclear between Indemnitor and Indemnitee, or in which there is negligence on the part of Indemnitee, then the Parties shall work together cooperatively to allocate responsibility for such activities, and the results of this cooperative negotiation shall govern in lieu of this section. In the event of an inability to reach agreement on these provisions, then the dispute resolution provisions of this Agreement shall govern. This provision supercedes any conflicting indemnification provision of any Scheduled Agreement with respect to Claims.
Notwithstanding the foregoing, the Parties recognize that Indemnitee may agree to a restriction on the Use or Disclosure of Protected Health Information, including, but not limited to agreements pursuant to 45 C.F.R. § 164.522(a), without either consulting with, or obtaining the approval of, Indemnitor. Indemnitor is not responsible for indemnifying and holding harmless Indemnitee from any Claim arising from a non-permitted or violating Use or Disclosure of Protected Health Information or other breach of this Agreement due to failure of

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Business Associate Agreement For Blue Cross and Blue Shield Licensees

Indemnitor or any subcontractor, agent, person or entity under Indemnitor’s control to comply with a restriction to which Indemnitee agreed without agreement of Indemnitor. This exception does not apply to restrictions or limitations of which Indemnitor received notice that the HIPAA Rules require Indemnitee to accept, including but not limited to the requirements of 45 C.F.R. 164.522(b).
3. Notice of Claim. When Indemnitee receives notice of a threatened or actual Claim for which Indemnitee elects to invoke the provisions of this section, Indemnitee shall promptly notify Indemnitor of such Claim, and in no event later than thirty (30) days from Indemnitee’s receipt of notice of such Claim. The Parties recognize that Indemnitee’s failure to meet the notice requirements of this paragraph may prejudice Indemnitor. In the event that Indemnitee fails to meet the notice requirements of this paragraph, then, upon final resolution of the Claim, Indemnitor may reduce its obligation to Indemnitee by an amount Indemnitor establishes that reflects the actual harm caused by Indemnitee’s failure.
4. Cooperation. In any situation in which Indemnitee seeks indemnification under this Section E, both Indemnitor and Indemnitee agree to cooperate in full with the other Party in all aspects of the defense and resolution of the Claim. The Parties acknowledge that a failure to cooperate by Indemnitee may prejudice Indemnitor. In the event that Indemnitee does not reasonably cooperate, then, upon final resolution of the Claim, Indemnitor may reduce its obligation to Indemnitee by an amount Indemnitor establishes that reflects the actual harm caused by Indemnitee’s lack of reasonable cooperation.
5. Right to Tender or Undertake Defense. When Indemnitee provides notice to Indemnitor as provided in Section 3, above, Indemnitor will have the option either to undertake the defense of Indemnitee in such Claim or to allow Indemnitee to defend such Claim itself. If Indemnitor chooses to allow Indemnitee to defend the action itself, Indemnitor must promptly notify Indemnitee, in no event later than thirty (30) days from receiving notice of the Claim from Indemnitee.
a) Undertaking of Defense by Indemnitor. In situations where Indemnitor elects to undertake the defense of Indemnitee, Indemnitor will provide qualified attorneys, consultants and other appropriate professionals to represent Indemnitee’s interests at Indemnitor’s expense. If Indemnitor assumes the defense or settlement of a Claim, Indemnitee shall have the right to participate in the defense thereof and to employ counsel (not reasonably objected to by Indemnitor), which shall be at Indemnitee’s own expense, separate from the counsel employed by Indemnitor, it being understood that Indemnitor shall control such defense or settlement.

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Business Associate Agreement For Blue Cross and Blue Shield Licensees

b) Undertaking of Defense by Indemnitee. In the event Indemnitor fails to assume the defense or settlement of a Claim within twenty (20) days after receipt of the notice for which Indemnitee is entitled to be indemnified, Indemnitee shall bear sole responsibility for choosing the attorneys, consultants and other appropriate professionals to represent its interests. Indemnitor will pay the reasonable fees and expenses of such defense, including for appropriate attorneys, consultants and other professionals selected by Indemnitee to represent its interests Indemnitee will cooperate with Indemnitor and provide full and accurate information about the progress and resolution of the Claim. Indemnitee shall promptly forward any settlement proposal to Indemnitor, and the decision as to whether to settle such proceeding shall be made cooperatively.
c) Resolution of Claims. Indemnitor shall notify Indemnitee of any proposed resolutions of such Claims. Indemnitor shall not settle, compromise, or discharge Claims of which it has undertaken defense or settlement without the prior written consent of Indemnitee unless such settlement is limited to the payment of monetary damages and includes a full release of Indemnitee. If Indemnitee does not consent to a reasonable resolution proposed by Indemnitor, then Indemnitee shall continue any defense of such Claims from that point forward, at its own expense. Indemnitee shall not admit any liability with respect to, or settle, compromise or discharge such Claims without Indemnitor’s prior written consent, which consent shall not be unreasonably withheld. The obligations of Indemnitor for damages resulting from such Claims shall not exceed the amount of and costs incurred prior to any such proposed settlement.
6. Disputes. In the event there is a dispute between or among Parties with respect to a Party’s or Parties’ obligation(s) under this Section E relative to a specific event or transaction, any Party(ies) to the dispute may exercise its or their right to Mandatory Mediation and Dispute Resolution (“MMDR”), as provided for under the applicable License Agreement, as its or their sole means of enforcement of such obligations.
7. Delivery of Notices. For purposes of this Section E, notices will be deemed given when properly addressed to the Party’s legal department, with a copy to the privacy official of record, upon the date of receipt if hand-delivered, or four (4) business days after deposit in the U.S. mail if mailed by registered or certified mail, postage prepaid, or one (1) business day after deposit with a national overnight courier for next business day delivery, or upon the date of electronic confirmation of receipt of a facsimile transmission.

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Business Associate Agreement For Blue Cross and Blue Shield Licensees

F. Compliance with Standard Transactions.
1. Compliance Date. Each Party represents that it will timely apply for an extension under the Administrative Simplification Compliance Act (Public Law 107-105). Accordingly, this Section F will become effective on October 16, 2003 or at such later date for compliance by Health Plans set forth in 45 C.F. R. § 162.900 as may be amended.
2. Requirement of Compliance. When Party conducts in whole or part Standard Transactions pursuant to a Scheduled Agreement, Party will comply, and will require any Subcontractor involved with the conduct of such Standard Transactions to comply, with each applicable requirement of 45 C.F. R. Parts 160 and 162, as may be amended.
3. Trading Partner Provisions. The Parties agree that the specifications and procedures for transmitting data among them in order to facilitate the activities described in the Scheduled Agreements either will be contained in the Scheduled Agreements or adopted through the BCBSA governance process, including the policies, provisions, and processing standards applicable to BCBSA’s national programs. For purposes of each Scheduled Agreement, the Parties hereto further agree to keep Code Sets open to processing for at least the current billing period and any appeal period. Party will not enter into, nor permit its Subcontractors to enter into, any Trading Partner Agreement in connection with the conduct of Standard Transactions for or on behalf of any Party to this Agreement that:
a) Changes the definition, Data Condition, or usage of a Data Element or Segment in a Standard Transaction;
b) Adds any Data Elements or Segments to the Maximum Defined Data Set;
c) Uses any code or Data Element that is marked “not used” in the Standard Transaction’s Implementation Specifications or is not in the Standard Transaction’s Implementation Specifications; or
d) Changes the meaning or intent of the Standard Transaction’s Implementation Specifications.

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Business Associate Agreement For Blue Cross and Blue Shield Licensees

G. Gramm-Leach-Bliley Compliance. With respect to Nonpublic Personal Financial Information obtained when acting as a Business Associate of a Covered Entity or a Subcontractor of a Business Associate or a joint marketer of another financial institution pursuant to a Scheduled Agreement, each Licensee will comply with any applicable GLB Regulations of a state in Licensee’s Service Area. With respect to such information, Party will comply with requirements of other state GLB Regulations that, in Party’s judgment, are applicable to Party’s Use or Disclosure of such information for those state GLB Regulations of which Party is informed by the Licensee it serves.
H. General Provisions.
1. Amendment to Agreement. Upon the compliance date of any final regulation or amendment to final regulations promulgated by HHS with respect to the HIPAA Rules, this Agreement will automatically amend such that the obligations it imposes on Party remain in compliance with those regulations. The Board of Directors of BCBSA may amend this Agreement at any regular meeting by a majority vote of the Board members.
2. Conflicts. The terms and conditions of this Agreement will override and control any conflicting term or condition of any other agreement, including the Scheduled Agreements, that may be in place between or among Parties.
3. State Privacy Law Requirements. With respect to Protected Health Information a Party acting as a Business Associate or Subcontractor creates or receives pursuant to a Scheduled Agreement, Party will comply with requirements of other state privacy laws that, in Party’s judgment, are more stringent than 45 C.F.R. Parts 160-164 and are applicable to Party’s Use or Disclosure of such information for those state laws of which Party is informed by the Licensee it serves.
4. No Third-Party Beneficiaries. No third-parties are intended to benefit from this Agreement and no third-party beneficiary rights will be implied from anything contained in this Agreement.
5. Interpretation. Any ambiguity in this Agreement will be resolved in favor of a meaning that permits the applicable Covered Entity to comply with the HIPPA Rules.
6. Notices. Unless otherwise provided herein, notices will be deemed given when properly addressed to the Party’s Privacy Official of record, upon the date of receipt if hand-delivered, or four (4) business days after deposit in the U.S. mail if mailed by registered or certified mail, postage prepaid, or one (1) business day after deposit with a national overnight courier for next business day delivery, or upon the date of electronic confirmation of receipt of a facsimile transmission.

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Business Associate Agreement For Blue Cross and Blue Shield Licensees

SCHEDULE A
The terms of the Business Associate Agreement for Blue Cross and Blue Shield Licensees applies to any existing or future agreement between or among two or more Licensees and/or BCBSA that gives rise to a relationship making one party a Business Associate or Subcontractor of the other, unless the parties to such an existing or future agreement otherwise agree in writing in such existing or future agreement.
For purposes of elaboration and not for purposes of limiting the foregoing, the agreements to which the terms of the Business Associate Agreement for Blue Cross and Blue Shield Licensees apply include, but are not limited to, the following agreements, including all exhibits and amendments thereto:
1.	All Blue Cross License Agreements Between BCBSA and Primary Licensees

2.	All Blue Cross Controlled Affiliate License Agreements Between BCBSA and Controlled Affiliates of Primary Licensees

3.	All Blue Shield License Agreements Between BCBSA and Primary Licensees

4.	All Blue Shield Controlled Affiliate License Agreements Between BCBSA and Controlled Affiliates of Primary Licensees

5.	All ITS License Agreements Between BCBSA and Licensees

6.	All Blue Quality Centers for Transplant Plan Participation Agreements Between BCBSA and Licensees

7.	All Data Center Inter-Plan Operating Agreements Among Licensees for the Medicare Program

8.	Data Processing Inter-Plan Operating Agreements Among Licensees for the Medicare Program

9.	All Away From Home Care Guest Membership Agreements Between BCBSA and Licensees

10.	All Government Business Services Contracts Between BCBSA and Licensees

11.	All Service Benefit Plan (FEP) Participation Agreements Between BCBSA and Licensees

12.	BlueCard Worldwide Contract Between BCBSA and Blue Cross and Blue Shield of South Carolina

13.	All National Account Servicing Agreements Between Blue Cross and Blue Shield of Louisiana and Other Licensees

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Business Associate Agreement For Blue Cross and Blue Shield Licensees

14.	Identification Card Production Agreement Between Blue Cross and Blue Shield of Vermont and Associated Hospital Service of Maine d/b/a Blue Cross and Blue Shield of Maine

15.	The Following Agreements Between Blue Cross and Blue Shield of Kansas City and Other Licensees:
(i)	Cost Reimbursement Agreement with Triple-S, Inc.

(ii)	National Account Servicing Plan Agreement with Blue Cross and Blue Shield of Kansas

(iii)	Custom Arrangements for BlueCard National Accounts with Empire Blue Cross Blue Shield

(iv)	All Alternate Control Licensee Designation Forms and Similar Agreements with Other Licensees

(v)	All Participation Request Agreements and Similar Agreements with Other Licensees for Servicing Dairy Farmers of America, Inc.

(vi)	Participating/Servicing Plan Master Agreement (NASCO) for National Accounts with Blue Cross and Blue Shield of Michigan

(vii)	Servicing/Participating Plan Agreement (NASCO) and National Account HMO Participation Agreement with Community Insurance Company d/b/a Anthem Blue Cross and Blue Shield

(viii)	National Accounts Lead Agreement (NASCO) and Notification of National Account BlueCard Sale with Blue Cross and Blue Shield of Massachusetts

(ix)	Participating Plan Agreement for National Accounts (NASCO) with CareFirst of Maryland, Inc.

(x)	All National Account ITS/BlueCard Custom Arrangements with Other Licensees

(xi)	All Administrative Services Agreements with Other Licensees

(xii)	Network Access and Joint Operating Agreement with Premier Health, Inc. and Blue Cross and Blue Shield of Kansas, Inc.

(xiii)	Participating Payor Transaction Submission Agreement with Administrative Services of Kansas, Inc.
16.	All National Account Servicing Agreements Between Blue Cross & Blue Shield of Wisconsin and Other Licensees

17.	All Alternate Control Licensee Designation Agreements and Similar Agreements Between Blue Cross & Blue Shield of Wisconsin and Other Licensees

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Business Associate Agreement For Blue Cross and Blue Shield Licensees

18.	Information Systems Services Agreement between Blue Cross Blue Shield of South Carolina and Blue Cross & Blue Shield of Wisconsin, dated as of August 23, 1996

19.	All National Account Servicing Agreements Between Horizon Blue Cross and Blue Shield of New Jersey and Other Licensees

20.	Reciprocal Dental Network Agreement Between Blue Cross and Blue Shield of Rhode Island and Blue Cross and Blue Shield of Massachusetts, Inc.

21.	[Intentionally Omitted.]

22.	[Intentionally Omitted.]

23.	[Intentionally Omitted.]

24.	Complementary Insurance Agreement Regarding Data Transfer Between Blue Cross and Blue Shield of Vermont and Anthem Health Plans of New Hampshire, Inc.

25.	Administrative Services Agreement for the New England Managed Care Initiative Between Anthem Health Plans of Maine, Inc., Anthem Health Plans of New Hampshire, Inc., Anthem Health Plans, Inc., Blue Cross and Blue Shield of Massachusetts, Blue Cross and Blue Shield of Vermont, and Blue Cross and Blue Shield of Rhode Island

26.	All National Account Servicing Agreements Between Empire Blue Cross Blue Shield and Other Licensees

27.	Joint Operating Agreement Between the Pennsylvania Blue Shield, Capital Blue Cross dated January 1, 1976; All Addenda and Amendments Thereto (the “JOA”); and All Agreements Between the Parties Relating to Termination of the Joint Business Under the JOA

28.	January 1, 1984 Agreement Between Pennsylvania Blue Shield, Capital Blue Cross and Blue Cross of Northeastern Pennsylvania for the Establishment of the Comp I Center, and All Amendments Thereto

29.	Administrative Services Agreement for Medicare Crossover Data Between Capital Blue Cross and Pennsylvania Blue Shield Dated January 23, 1995

30.	Service Agreement Between Health Benefits Management, Inc., Pennsylvania Blue Shield, Capital Blue Cross and the Shared Services Center, Dated September 15, 1987

31.	Administrative Services Agreement Regarding POS Programs Among Synertech Health Systems Solutions, Inc., Capital Blue Cross and Highmark, Effective January 1, 1997

32.	Agreement Between Highmark and NCAS Pennsylvania (undated)

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Business Associate Agreement For Blue Cross and Blue Shield Licensees

33.	Electronic Coordination of Medicare Benefits Agreement Between Highmark, Inc. d/b/a Veritus Medicare Services and Capital Blue Cross, Dated October 26, 1999, Together With Amendatory Rider Effective April 1, 2002

34.	Electronic Coordination of Medicare Benefits Agreement Between Highmark, Inc. d/b/a HGSAdministrator and Capital Blue Cross dated May 23, 2002

35.	Members Agreement Between Pennsylvania Blue Shield, Capital Blue Cross and The Caring Foundation of Pennsylvania, Dated August 13, 1993

36.	Amendment of Purchase Service Agreement Between Capital Blue Cross and Blue Cross of Western Pennsylvania, Effective October 1, 1985

37.	Agreement for Precertification Program, Between Capital Blue Cross and Health Benefits Management, Inc., d/b/a the Precertification Center, Effective January 1, 1994, Together With Amendatory Rider Effective January 1, 1997

38.	Medicare+Choice Administrative Services Agreement Between Capital Blue Cross and Keystone Health Plan Central Effective as of January 1, 1999

39.	Hospital and Related Health Care Benefits For Keystone Health Plan, Inc. Dated January 1, 1987

40.	Amended Administrative Services Agreement Between Capital Advantage Insurance Company and Trans-General Casualty Insurance Company, Inc., Effective January 1, 1996

41.	Profit Sharing Agreement Between Capital Advantage Insurance Company and Trans-General Casualty Insurance Company, Inc., Effective as of January 1, 1986 and Amended as of January 1, 1998

42.	Agreement Between Trans-General Life Insurance Company and Consolidated Benefits, Inc. Dated as of January 1, 1999

43.	Confidentiality and Indemnification Agreement in Favor of Capital Blue Cross, Pennsylvania Blue Shield and Capital Advantage Insurance Company Executed by the Highmark Life & Casualty Group Inc. and Dated March 3, 2000

44.	Dental Agency Agreement Between United Concordia Companies, Inc., United Concordia Life and Health Insurance Company and United Concordia Dental Plan of Pennsylvania Inc., on the one hand, and Capital Blue Cross, on the other, Dated June 1, 1998

45.	License Agreement for the Shared Automated Major Medical System, Among Capital Blue Cross, Blue Cross of Northeastern Pennsylvania, Blue Cross of Western Pennsylvania, and PBS, Effective July 1, 1983

Attachment IX
Business Associate Agreement For Blue Cross and Blue Shield Licensees

46.	Guaranty Agreement between Capital Blue Cross, Hospital Services Association of Northeastern Pennsylvania (d/b/a “Blue Cross of Northeastern Pennsylvania”), Independence Blue Cross and Highmark, Inc. Dated October 2, 2000

47.	All Custom Blue Card Arrangements Between Blue Cross Blue Shield of Michigan and Other Licensees

48.	All Participating Plan Agreements Between Blue Cross Blue Shield of Michigan and Other Licensees

49.	All National Accounts Servicing/Participating Plan Agreements Between Blue Cross and Blue Shield of Minnesota and Other Licensees

50.	All National Account Servicing Plan Agreements Between Blue Cross and Blue Shield of Arizona, Inc. and Other Licensees

51.	All Agreements Related to Medicare Supplemental Claims Payments and Medicare Crossover Services Between CareFirst Blue Cross Blue Shield and Other Licensees

52.	Co-Branding Agreement Between CareFirst Blue Cross Blue Shield and CareFirst of Maryland, Inc.

53.	All Par Plan Agreements between Independence Blue Cross (and all of its applicable subsidiaries) and Other Licensees

54.	All Control Plan Agreements between Independence Blue Cross (and all of its applicable subsidiaries) and Other Licensees

55.	The Joint Operating Agreement between Pennsylvania Blue Shield and Independence Blue Cross Dated January 1, 1976

56.	The Independence Blue Cross and Pennsylvania Blue Shield System Use Agreement effective January 1, 2000

57.	The Independence Blue Cross and Pennsylvania Blue Shield 1999 Agreement for Electronic Coordination of Medicare Benefits

58.	The Independence Blue Cross and Pennsylvania Blue Shield Consulting Services Agreement Dated May 7, 2002

59.	The Independence Blue Cross and Pennsylvania Blue Shield Major Medical Claims Processing Agreement Dated October 1, 1995

60.	All National Account Servicing Agreements Between Blue Cross and Blue Shield of Alabama and other Licensees

61.	All Participating Plan Agreements Between Blue Cross and Blue Shield of Alabama and Other Licensees

Attachment IX
Business Associate Agreement For Blue Cross and Blue Shield Licensees

62.	All Custom Blue Card Arrangements Between Blue Cross and Blue Shield of Alabama and Other Licensees

63.	All Custom National Account Arrangements Between Blue Cross and Blue Shield of Alabama and Other Licensees

64.	All Control Plan Agreements Between Blue Cross and Blue Shield of Alabama and Other Licensees

65.	All Service Agreements between Blue Cross and Blue Shield of Alabama or its affiliates, and Other Licensees with respect to the Medicare Program

66.	Trading Partner Medicare Part A Service Agreement between Capital Blue Cross and Blue Cross and Blue Shield of Florida, Inc.

67.	All Custom ITS Arrangements Between Wellmark, Inc. (and/or all its applicable subsidiaries) and Other Licensees

68.	Highmark Inter-Plan Network Management Information System License Agreement between Highmark, Inc. and Anthem Insurance Companies, Inc.

69.	All NASCO Par Plan Servicing Agreements Between Blue Cross and Blue Shield of Alabama and Other Licensees

70.	Master Software Maintenance Agreement Between Inter-Data Business Systems and Blue Cross of Minnesota

71.	Cost Reimbursement Agreement Between Blue Cross of Minnesota and Triple-S, Inc.

72.	Master Software Maintenance Agreement for Inter-Data Business Systems (IBS) Between WellChoice, Inc.(and/or all of its applicable subsidiaries) and Participating Licensees

73.	All Alternate Control Licensee Designation Agreements and Similar Agreements Between WellChoice, Inc. (and/or all of its applicable subsidiaries) and Other Licensees

74.	All Participating Plan Agreements for National Accounts Between WellChoice, Inc. (and/or all of its applicable subsidiaries) and Other Licensees

75.	All Par Plan Agreements Between WellChoice, Inc. (and/or all of its applicable subsidiaries) and Other Licensees

76.	All Control Plan Agreements Between WellChoice, Inc. (and/or all of its applicable subsidiaries) and Other Licensees

77.	All Custom Blue Card Arrangements Between WellChoice, Inc. (and/or all of its applicable subsidiaries) and Other Licensees

Attachment IX
Business Associate Agreement For Blue Cross and Blue Shield Licensees

78.	All Agreements Related to Medicare Supplemental Claims Payments and Medicare Crossover Services Between WellChoice, Inc.(and/or all of its applicable subsidiaries) and Other Licensees

79.	All Custom ITS Arrangements Between WellChoice, Inc. (and/or all of its applicable subsidiaries) and Other Licensees

80.	All Custom ITS and Custom BlueCard Arrangements Between Highmark and Other Licensees

81.	All National Account Servicing Agreements Between Highmark and Other Licensees

82.	All Alternate Control Licensee Designation Agreements and Similar Agreements Between Highmark and Other Licensees

83.	All Administrative Service Agreements Between Highmark and Other Licensees

84.	All Information Systems Services Agreements Between Highmark and Other Licensees

85.	All System Use Agreements Between Highmark and Other Licensees

86.	All Joint Operating Agreements Between Highmark and Other Licensees

87.	All Government Business Service Agreements Between Highmark and Other Licensees

88.	All Consulting/Training Services Agreements Between Highmark and Other Licensees

89.	All Inter-Plan Network Management Information System License Agreements Between Highmark and Other Licensees

90.	All Service Agreements Between Highmark and Mountain State Blue Cross Blue Shield

91.	All Electronic Media/Claims Processing Agreements Between Highmark and Other Licensees

92.	The Crossover Service Agreement Between Noridian Mutual Insurance Company and Blue Cross and Blue Shield of Arizona, Inc.

93.	All custom Blue Card Agreements or Participating Agreements Between Blue Cross and Blue Shield of Nebraska and Other Licensees

94.	All Custom Blue Card Arrangements Between HealthNow New York, Inc. d/b/a BlueCross BlueShield of Western New York and BlueShield of Northeastern New York, and Other Licensees

Attachment IX
Business Associate Agreement For Blue Cross and Blue Shield Licensees

95.	All Participating Plan Agreements Between HealthNow New York, Inc. d/b/a BlueCross BlueShield of Western New York and BlueShield of Northeastern New York, and Other Licensees

96.	All Control Plan Agreements Between HealthNow New York, Inc. d/b/a BlueCross BlueShield of Western New York and BlueShield of Northeastern New York, and Other Licensees

97.	All Agreements Related to Medicare Supplemental Claims Payment and Medicare Crossover Services Between HealthNow New York, Inc. d/b/a BlueCross BlueShield of Western New York and BlueShield of Northeastern New York, and Other Licensees

98.	Participating Service Plan Master Agreement (NASCO) for National Accounts Blue Cross and Blue Shield of Michigan and HealthNow New York, Inc.

99.	All Account Specific Agreements Between Blue Cross Blue Shield of Michigan and Other Licensees

100.	All National Account Servicing Agreements Between Blue Cross and Blue Shield of Florida and Other Licensees

101.	Custom ITS Point of Service Agreements Between Blue Cross and Blue Shield of Illinois and Other Licensees

102.	Local Area Processing Point of Service Agreements Between Blue Cross and Blue Shield of Illinois and Other Licensees

103.	Pharmacy Benefits Management Agreement Between The Regence Group, Regence Blue Shield of Idaho, Blue Cross Blue Shield of Michigan and Blue Care Network of Michigan

104.	All Control Plan Agreements Between Blue Cross Blue Shield of Delaware, Inc. and Other Licensees.

105.	All Par Plan Agreements Between Blue Cross Blue Shield of Delaware, Inc. and Other Licensees

106.	All Agreements Related to Medicare Supplement Claims Payment and Medicare Crossover Services Between Blue Cross Blue Shield of Delaware, Inc. and Other Licensees

107.	All National Account ITS/BlueCard Arrangements Between Blue Cross Blue Shield of Delaware, Inc. and Other Licensees

108.	All National Account/ITS Custom BlueCard Arrangements Between Blue Cross Blue Shield of Delaware, Inc. and Other Licensees

Attachment IX
Business Associate Agreement For Blue Cross and Blue Shield Licensees

109.	All Non-Blue Card Arrangements Between Blue Cross Blue Shield of Delaware, Inc. and Other Licensees for the Administration and Servicing of Specific Multi-State Accounts Including, but not limited to, MBNA and Nemours

110.	Participating/Servicing Plan Agreement for National Accounts (NASCO) with CareFirst of Maryland, Inc., Blue Cross and Blue Shield of Michigan and any Other Applicable Licensees

111.	All Agreements for National Account HMO Participation Between Blue Cross Blue Shield of Delaware, Inc., and Other Licensees

112.	All Par Plan Agreements Between WellPoint, Inc. (and all of its applicable subsidiaries) and Other Licensees

113.	All Control Plan Agreements Between WellPoint, Inc. (and all of its applicable subsidiaries) and Other Licensees

114.	All Agreements for National Accounts Between WellPoint, Inc. (and all of its applicable subsidiaries) and Other Licensees

Attachment IX
Business Associate Agreement For Blue Cross and Blue Shield Licensees

Schedule B
Security Incidents
The Security Rule defines a “Security Incident” as an attempted or successful unauthorized access, use, disclosure, modification or destruction of information or interference with system operations in an information system, involving electronic Protected Health Information (“e-PHI”) that is created, received maintained or transmitted by or on behalf of a Party.

Since the Security Rule includes attempted unauthorized access, use, etc., each Party needs to have notice of attempts to bypass electronic security mechanisms. The Parties recognize and agree that the significant number of meaningless attempts to, without authorization, access, use, disclose, modify or destroy e-PHI will make a real-time reporting requirement formidable for all the Parties. Therefore, the Parties agree to the following reporting procedures for Security Incidents that result in unauthorized access, use, disclosure, modification or destruction of information or interference with system operations (“Successful Security Incidents”) and for Security Incidents that do not so result (“Unsuccessful Security Incidents”).

For Unsuccessful Security Incidents, each Party agrees that this Schedule B constitutes notice from all other Parties of such Unsuccessful Security Incidents. By way of example, the Parties consider the following to be illustrative of Unsuccessful Security Incidents when they do not result in unauthorized access, use, disclosure, modification, or destruction of e-PHI or interference with an information system:
1.	Pings on a Party’s firewall,

2.	Port scans,

3.	Attempts to log on to a system or enter a database with an invalid password or username, and

4.	Denial-of-service attacks that do not result in a server being taken off-line.

5.	Malware (e.g., worms, viruses)
For Successful Security Incidents, each Party shall give notice promptly to any Party whose e-PHI was compromised. Notices of Successful Security Incidents shall be deemed given when properly addressed to a Party’s security contact, as listed on Blueweb, upon the date of receipt if hand-delivered or e-mailed, or four (4) business days after deposit in the U.S. mail if mailed by registered or certified mail, postage prepaid, or one (1) business day after deposit with a national overnight courier for next business day delivery, or upon the date of electronic confirmation of receipt of a facsimile transmission.

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